UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Elanco Animal Health Incorporated

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2021	Notice of Annual Meeting of Shareholders and Proxy Statement

ELANCO ANIMAL HEALTH INCORPORATED

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 19, 2021

The 2021 Annual Meeting of Shareholders of ELANCO ANIMAL HEALTH INCORPORATED, an Indiana corporation (the “company” or “Elanco” or “we” or “our”), will be a virtual meeting of shareholders, conducted via live audio webcast at www.virtualshareholdermeeting.com/ELAN2021 on Wednesday, May 19, 2021, at 8:00 a.m., Eastern Time (the “meeting”), to consider and act upon the following matters:

  Items of Business

1.	Election of the four director nominees to serve three-year terms.
2.	Ratification of the appointment of Ernst & Young LLP as the company’s principal independent auditor for 2021.
3.	Non-binding vote on the compensation of named executive officers.
4.	To approve the Amended and Restated 2018 Elanco Stock Plan, including an amendment to increase the number of shares of Elanco common stock authorized for issuance thereunder by 9,000,000.
5.	Transaction of such other business as may properly come before the meeting.

  Voting

Only shareholders of record at the close of business on March 15, 2021 are entitled to notice of, and to vote at, the meeting. At least five days prior to the meeting, a complete list of shareholders will be available for inspection by any shareholder entitled to vote at the meeting, during ordinary business hours, at the office of the Secretary of the company at 2500 Innovation Way, Greenfield, Indiana 46140 or online at www.proxyvote.com. You are cordially invited to participate in the meeting via live audio webcast and vote on the business items described in this proxy statement. Regardless of whether you expect to participate in the meeting online, please vote electronically by telephone or the Internet as described in greater detail in the proxy statement. You may also complete, sign and date the proxy card, if mailed to you, and mail it promptly. Returning the proxy card or voting electronically or telephonically will not affect your right to vote online if you participate in the meeting.

By Order of the Board of Directors

Catherine Powell

Interim General Counsel and Corporate Secretary

March 25, 2021

Even though you may plan to participate in the meeting online, please vote by telephone or the Internet, or execute the proxy card, if mailed to you, and mail it promptly. Telephone and Internet voting information is provided on the notice mailed to you or in this proxy statement. If you participate in the virtual meeting, you may revoke your proxy and vote your shares electronically during the meeting.

PROXY STATEMENT

ELANCO ANIMAL HEALTH INCORPORATED

2500 Innovation Way

Greenfield, Indiana 46140

2021 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Elanco Animal Health Incorporated (the “Board”), an Indiana corporation, to be voted at the 2021 Annual Meeting of Shareholders, which we refer to as the “annual meeting” or the “meeting,” and any adjournment or postponement of the meeting. The meeting will be a virtual meeting, conducted via live audio webcast on Wednesday, May 19, 2021, at 8:00 a.m. Eastern Time, for the purposes contained in the accompanying Notice of Annual Meeting of Shareholders and as set forth in this proxy statement. On April 7, 2021, we made this proxy statement and form of proxy available online and mailed a notice to our shareholders containing instructions on how to access this proxy statement and our 2020 Annual Report.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 19, 2021: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com. (All website addresses given in this document are for informational purposes only and are not intended to be an active link or to incorporate any website information into this document).

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	1

2021 PROXY SUMMARY

This summary highlights information contained in this proxy statement. This summary does not contain all of the information that you should consider, and you should carefully read the entire proxy statement before voting.

ANNUAL MEETING OF SHAREHOLDERS

•	Time and Date: 8:00 a.m., Eastern Time, Wednesday, May 19, 2021

•	Place: Audio webcast at www.virtualshareholdermeeting.com/ELAN2021

•	Record Date: Close of business on March 15, 2021

•	Voting: Shareholders as of the record date are entitled to vote; each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals

VOTING METHODS

Shareholders of record

If you are a shareholder of record, you may vote via the Internet or telephone following the instructions on the notice mailed to you or in this proxy statement. Your vote is important, and due to ongoing delays in the postal system, we are encouraging shareholders submit their proxies electronically, if possible. Alternatively, if you do not have access to a touch-tone telephone or the Internet, please sign, date and return the proxy card by mail.

Street name holders

Shares of our common stock that are held in a brokerage account in the name of the broker are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction form to your broker or vote by telephone or the Internet. Check your voting instruction form for more information.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ATTENDING THE ANNUAL MEETING AND VOTING

Please review the questions and answers about the annual meeting and voting beginning on page 53 to help you vote and be aware of what you need to do to attend the annual meeting virtually.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Matter		Board Recommendation
1.	Election of the four director nominees to serve three-year terms	FOR EACH NOMINEE
2.	Ratification of the appointment of Ernst & Young LLP as the company’s principal independent auditor for 2021	FOR
3.	Non-binding vote on the compensation of named executive officers	FOR
4.	To approve the Amended and Restated 2018 Elanco Stock Plan, including an amendment to increase the number of shares of Elanco common stock authorized for issuance thereunder by 9,000,000	FOR

ELECTION OF DIRECTORS: BOARD NOMINEES

Name	Age	Director Since	Committee Memberships	Principal Occupation
William F. Doyle	58	2020	Finance and Oversight Innovation, Science and Technology	Executive Chairman of Novocure Ltd., Managing Director, WFD Ventures, LLC
Art A. Garcia	60	2019	Audit Finance and Oversight	Former Executive Vice President and CFO, Ryder System, Inc.
Denise Scots-Knight	61	2019	Compensation Innovation, Science and Technology	CEO and Co-Founder, Mereo BioPharma Group plc
Jeffrey N. Simmons	53	2018	Finance and Oversight	President and CEO, Elanco Animal Health Incorporated

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	2

2021 PROXY SUMMARY

DIRECTORS CONTINUING IN OFFICE

Terms expiring in 2022

Name	Age	Director Since	Committee Memberships	Principal Occupation
Kapila K. Anand	67	2018	Audit (Chair) Nominating and Corporate Governance	Retired Partner, KPMG
John P. Bilbrey	64	2019	Finance and Oversight (Chair) Audit	Former CEO and President, The Hershey Co.
Scott D. Ferguson	47	2020	Finance and Oversight	Founder and Managing Partner, Sachem Head Capital Management
Paul Herendeen	65	2020	Finance and Oversight	Executive Vice President and Chief Financial Officer, Bausch Health
Lawrence E. Kurzius	63	2018	Compensation (Chair) Nominating and Corporate Governance	Chair, President, and CEO, McCormick & Company

Terms expiring in 2023

Name	Age	Director Since	Committee Memberships	Principal Occupation
Michael J. Harrington	58	2018	Innovation, Science and Technology	Former Senior Vice President and General Counsel, Eli Lilly & Company
R. David Hoover (Chairman of the Board)	75	2018	Nominating and Corporate Governance (Chair) Compensation	Former CEO, Ball Corp.
Deborah T. Kochevar	64	2019	Innovation, Science and Technology (Chair) Nominating and Corporate Governance	Senior Fellow at Fletcher School of Law and Diplomacy, and Dean Emerita of Cummings School of Veterinary Medicine at Tufts University
Kirk P. McDonald	54	2019	Compensation Innovation, Science and Technology	Chief Executive Officer, GroupM North America

PROPOSAL TO RATIFY THE APPOINTMENT OF PRINCIPAL INDEPENDENT AUDITOR FOR 2021

Although not required, we are asking shareholders to ratify the selection of Ernst & Young LLP as our principal independent auditor for 2021.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	3

2021 PROXY SUMMARY

ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Named Executive Officers

Our Named Executive Officers for this proxy statement are:

•	Jeffrey N. Simmons, President and Chief Executive Officer;

•	Todd S. Young, Executive Vice President and Chief Financial Officer;

•	Aaron Schacht, Executive Vice President, Innovation, Regulatory and Business Development;

•	Sarena Lin (1), Former Executive Vice President, Transformation and Technology; and

•	Michael-Bryant Hicks (2), Former Executive Vice President, General Counsel and Corporate Secretary.

(1)	Sarena Lin resigned from Elanco on January 22, 2021.
(2)	Michael-Bryant Hicks resigned from Elanco on March 2, 2021.

Named Executive Officer Compensation Overview

Elanco’s 2020 executive compensation program is primarily comprised of base salary, annual cash bonus and long-term equity awards.

•	Base salaries for the Named Executive Officers are reviewed and established annually by the Compensation Committee. Salaries are based on each person’s level of contribution, responsibility, expertise, and competitiveness as measured against Elanco peer group data.

•	All of the Named Executive Officers participated in the Elanco Bonus Plan during 2020. The Elanco Bonus Plan for 2020 was designed to reward the achievement of Elanco’s financial goals and innovation objectives for the year. The bonus was based on three areas that are measured relative to internal targets: revenue, adjusted EBITDA, and certain innovation targets set by Elanco (“Elanco innovation progress”).

•	Elanco primarily grants two types of equity incentives to its Named Executive Officers under its long-term incentive plans — Elanco Performance Awards (“Elanco PAs”) and Elanco Restricted Stock Units (“Elanco RSUs”). Elanco PAs are designed to focus leaders on achieving certain determined company financial performance objectives.

•	The overwhelming majority of Mr. Simmons’ pay for 2020 was and continues to be at risk as illustrated by the chart below.

Elanco’s compensation design supports the Company’s overall strategy through awarding performance based on financial and product innovation metrics that drive shareholder value.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	4

2021 PROXY SUMMARY

2020 Highlights

•	Elanco acquired Bayer Animal Health in August. Upon completion of the acquisition, the Compensation Committee selected an updated peer group to better reflect the increased size of the new, combined organization and reset bonus targets accordingly.
•	Elanco maintained pay rates for employees during the global pandemic and made only strategically planned reductions in workforce.
•	After the completion of the Bayer Animal Health acquisition, Elanco’s business performance rebounded, in large part due to responsible cost management and leveraging the new portfolio of products.
•	As a result of the Bayer Animal Health acquisition and other strategic business needs, we increased our Executive Officers from eight to twelve.

We are asking our shareholders to approve the compensation of our Named Executive Officers on an advisory basis. Our Board recommends a FOR vote because we believe our compensation program aligns the interests of our Named Executive Officers with those of our shareholders. We also believe that our compensation program achieves our compensation objective of rewarding management based upon individual and company performance and the creation of shareholder value over the long term. Although shareholder votes on executive compensation are non-binding, the Board and the Compensation Committee consider the results when determining whether any changes should be made to our compensation program and policies.

APPROVAL OF THE AMENDED AND RESTATED 2018 ELANCO STOCK PLAN

We are asking our shareholders to approve the Amended and Restated 2018 Elanco Stock Plan (the “Amended 2018 Plan”), which includes an amendment to increase the number of shares authorized under the current 2018 Elanco Stock Plan by 9,000,000 shares. The Amended 2018 Plan is an important part of Elanco’s overall global compensation program. It allows Elanco to make annual and long-term incentive awards to the company’s current and prospective officers, employees, and directors. The purpose of the Amended 2018 Plan is to give Elanco a competitive advantage in attracting, retaining, and motivating officers, employees, and directors with a stock and incentive plan providing incentives that are directly linked to shareholder value in what is now a larger organization with the recently completed acquisition of Bayer Animal Health.

If approved, the Amended 2018 Plan would make the following material changes:

•	Increase the shares authorized of issuance under the Amended 2018 Plan by 9,000,000 shares; and
•	Modify the share provisions to eliminate share recycling for options as well as full value awards (defined as PAs and RSUs):
o	Any shares withheld to cover exercise price or income tax liability upon exercise will not be eligible for being reissued from the Amended 2018 Plan; and
o	Any shares withheld to cover for income tax liability upon vesting will not be eligible for reissuance from the Amended 2018 Plan.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of the US federal securities laws. Forward-looking statements may be identified by words like “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements in this proxy statement include, but are not limited to, statements regarding individual and company performance objectives and targets. These and other forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this proxy statement can be found in our periodic reports on file with the SEC. The forward-looking statements speak only as of the date of this proxy statement and undue reliance should not be placed on these statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements, unless required by applicable securities laws. This cautionary statement is applicable to all forward-looking statements contained in this document.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	5

GOVERNANCE

Overview of Our Corporate Governance

We are committed to the values of effective corporate governance and high ethical standards. These values are conducive to long-term performance and the Board reevaluates our policies on an ongoing basis to ensure they meet the company’s needs. We believe our key corporate governance and ethics policies enable us to manage our business in accordance with the highest standards of business practice and in the best interests of our shareholders.

The following sections provide information about our governance profile, directors, including their qualifications, director nomination process, and director compensation.

Board Independence	▪ Eleven of our thirteen directors are independent ▪ Our CEO is the only management director
Board Composition

▪ Currently, the Board has fixed the number of directors at thirteen

▪ The Board regularly assesses its performance through Board and committee self-evaluation

▪ The Nominating and Corporate Governance Committee leads the full Board in considering board competencies and refreshment in light of company strategy

Board Committees

▪ We have five Board committees:

o       Audit;

o       Compensation;

o       Nominating and Corporate Governance;

o       Finance and Oversight; and

o       Innovation, Science and Technology

▪ Our Audit; Compensation; and Nominating and Corporate Governance Committees are composed entirely of independent directors

Leadership Structure	▪ The Chairman of our Board is an independent director ▪ The Chairman of our Board presides over all executive sessions of the Board
Risk Oversight	▪ Our full Board is responsible for risk oversight and has designated committees to have particular oversight of certain key risks. Our Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks
Open Communication	▪ We encourage open communication and strong working relationships among the Chairman and other directors ▪ Our directors have access to management and employees
Director Stock Ownership

▪ Directors are expected to hold meaningful equity ownership positions in the company

▪ A significant portion of director compensation is made in the form of company equity

▪ Directors are prohibited from hedging or using Elanco stock as collateral

Accountability to Shareholders

▪ We use plurality voting in director elections

▪ We have a classified Board with annual election of approximately 1/3 of directors

▪ We have not adopted a shareholder rights plan (“poison pill”)

▪ Shareholders can contact our Board or management through our website or by regular mail

Management Succession Planning

▪ The Board actively monitors our succession planning and management development and receives regular updates on employee engagement, diversity and retention matters

▪ At least once per year, the Board reviews senior management succession and development plans

Corporate Sustainability	▪ The Board, through the Audit Committee, monitors our programs and initiatives on political contributions and, through the Nominating and Corporate Governance Committee, oversees our activities and initiatives concerning environmental, social and related governance (“ESG”) matters

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	6

GOVERNANCE

Elanco Board Highlights

•	Significant experience in areas important to our business
o	Current directors have backgrounds in livestock production, veterinary medicine and innovation, integration, finance, accounting, operational improvement, digital transformation, the food industry, and consumer insights.

o	Recently invited investor representative Scott Ferguson, managing partner of Sachem Head Capital Management, to join the Board, further aligning the interests of the Board, management, and Elanco shareholders.
o	Well-equipped to deliver on Elanco’s Healthy Purpose™ 2030 sustainability commitments to improve the health of animals, people, and the planet.

•	Recently Added Expanded Committee Oversight
o	Created Innovation, Science and Technology Committee focused on pipeline innovation and R&D.
o	Initiated establishment of independent Science and Technology Advisory Board which will be composed of leading experts, to support this Committee’s mandate and ensure it receives the best external insights related to R&D activities.
o	Enhanced the scope of the Finance Committee to emphasize operational initiatives, merger and acquisition integration, financial matters and margin expansion and related areas of oversight.

•	Extensive Public Company C-Suite and Board Experience
o	4 current or former CEOs (Messrs. Hoover, Bilbrey and Kurzius and Dr. Scots-Knight)
o	3 current or former CFOs (Messrs. Herendeen, Hoover and Garcia)
o	24 current or former public company directorships

•	Equipped to Oversee Complex Integration, Deliver on Synergies and Achieve Long-term Growth
o	54% of directors have extensive M&A integration experience
o	60% of directors have extensive operational experience, the majority of which have publicly available track records of delivering EBITDA margin expansion.

•	Fresh Perspectives and Diversity are Valued
o	Eight new independent directors added since 2019 (five in 2019, three in 2020)
o	Average director age of 61
o	Average director tenure of 1.7 years
o	50% gender and/or ethnically diverse

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	7

GOVERNANCE

Proxy Item No. 1: Election of Directors

Under our articles of incorporation, the Board is divided into three classes with approximately one-third of the directors standing for election each year. Our Board currently consists of thirteen directors. The directors hold office for staggered terms of three years (and until their successors are elected and qualified, or until their earlier death, resignation or removal). One of the three classes is elected each year to succeed the directors whose terms are expiring.

The directors in the class whose terms expire at the 2021 annual meeting are William F. Doyle, Art A. Garcia, Denise Scots-Knight and Jeffrey N. Simmons. Each of these directors has been nominated by the Board upon the recommendation of the Nominating and Corporate Governance Committee. The term for directors to be elected this year will expire at the annual meeting of shareholders to be held in 2024. Each of the four director nominees listed below has agreed to serve that term.

The Nominating and Corporate Governance Committee considers a number of factors and principles in determining the slate of director nominees for election to the Board, as discussed under “Selection of Nominees for the Board of Directors” and “Cooperation Agreement with Sachem Head Capital Management” below. The Nominating and Corporate Governance Committee and the Board have evaluated each of Mr. Doyle, Mr. Garcia, Dr. Scots-Knight and Mr. Simmons based on the factors and principles we use to select nominees. Based on this evaluation, the Nominating and Corporate Governance Committee and the Board have concluded that it is in the best interests of Elanco and our shareholders for each of these nominees to serve as a director of Elanco.

Our Board has appointed Catherine Powell and Jinee Majors as proxies to vote your shares on your behalf. If any nominee is not able to serve, the Board can either designate a substitute nominee to serve in his or her place as a director or reduce the size of the Board. If the Board nominates another individual, the persons named as proxies may vote for such substitute nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	8

GOVERNANCE

The Board’s Director Nominees

The ages, principal occupations, directorships held, and other information about our nominees and directors are shown below as of March 24, 2021.

William F. Doyle

William F. Doyle is the managing director of WFD Ventures LLC, a private venture capital firm he co-founded, a position he has held since 2002, and from 2014 to 2016, he was also a member of the investment team at Pershing Square Capital Management L.P., a private investment firm. Previously, Mr. Doyle was a member of Johnson & Johnson’s Medical Devices and Consumer Pharmaceutical Group Operating Committee and Vice President, Licensing and Acquisitions. While at Johnson & Johnson, Mr. Doyle was Chairman of the Medical Devices Research and Development Council, Worldwide President of Biosense-Webster, Inc., and a member of the Boards of Cordis Corporation and Johnson & Johnson Development Corporation, Johnson & Johnson’s venture capital subsidiary. Mr. Doyle has also served as a management consultant with McKinsey & Company. Mr. Doyle serves on the Board of Directors and as the Executive Chairman of Novocure Ltd., a commercial stage oncology company, overseeing more than 1300% revenue growth  and transition from $100 million loss to $100 million gain in adjusted EBITDA since the company went public in 2015, and as a director of OptiNose and Minerva Neurosciences, Inc., as well as the Executive Chairman of privately held Blink Health, Ltd. He previously served as a director of Zoetis, Inc.

Skills and Experience

Mr. Doyle’s experience described above, including his extensive previous board leadership, history leading an innovation and growth-oriented company, and extensive strategic, managerial and corporate governance experience, provides him with the qualifications and skills to serve as a director on Elanco’s Board.
Age: 58 Director since: December 2020

Committees: Finance and Oversight Innovation, Science and Technology

Denise Scots-Knight

Denise Scots-Knight, PhD, co-founded and is the Chief Executive Officer and member of the board of Mereo BioPharma Group plc, a specialty biopharmaceutical Company, positions she has held since 2015. Dr. Scots-Knight has more than 25 years of experience in the biopharmaceutical industry, working in research and development management and as a venture capitalist. From 2010 until 2015, Dr. Scots-Knight was the Managing Partner of Phase4 Partners Ltd., a global life science venture capital firm. From 2004 to 2010, Dr. Scots-Knight was head of Nomura Phase4 Ventures, a venture capital affiliate of Nomura International plc, a leading Japanese financial institution. Dr. Scots-Knight has served on the boards of directors of Oncomed Pharmaceuticals, Inc., Idenix Pharmaceuticals, Inc., Nabriva Therapeutics AG, and AlbireO. Additionally, Dr. Scots-Knight has been named one of the 15 leading women in European biotech by Labiotech UG.

Skills and Experience

Dr. Scots-Knight’s experience described above, including her extensive previous board leadership, history leading an innovation and growth-oriented company, and expertise building innovation models and partnerships, provides her with the qualifications and skills to serve as a director on Elanco’s Board.

Age: 61 Director since: 2019

Committees: Compensation Innovation, Science and Technology

Art A. Garcia

Art A. Garcia, CPA, served in various leadership roles at Ryder System, Inc., primarily a North American provider of transportation and supply chain management products and especially known for its fleet of rental trucks (“Ryder”). At Ryder, Mr. Garcia held the positions of Executive Vice President and Chief Financial Officer from 2010 until his retirement in April 2019, Senior Vice President and Controller from 2005 to 2010, and Vice President and Controller from 2002 to 2005. Mr. Garcia oversaw corporate strategy and corporate development and led the reengineering of the company’s finance function to drive increasing efficiencies. Mr. Garcia was a key member of the Ryder executive team that established a new business model and implemented strategies to revitalize growth and improve profitability. Mr. Garcia also managed the financial integration of 12 acquisitions, capturing targeted growth and cost synergy objectives for each. Mr. Garcia currently serves on the board of directors of ABM Industries Incorporated and American Electric Power Company, Inc.

Skills and Experience

Mr. Garcia’s experience described above and his extensive strategic, financial, and technical expertise, as well integration and as a strong focus on growth, provides him with the qualifications and skills to serve as a director on Elanco’s Board.

Age: 60 Director since: 2019

Committees: Audit Finance and Oversight

Jeffrey N. Simmons

Jeffrey N. Simmons is Elanco’s President and Chief Executive Officer, a position he has held since July 2018. Mr. Simmons served as the President of the Elanco Animal Health division of Eli Lilly & Company (“Lilly”) and Senior Vice President of Lilly from 2008 until September 2018, when he navigated the company’s separation from Lilly, culminating with Elanco’s listing on the New York Stock Exchange as an independent public company solely dedicated to animal health. Prior to 2008, Mr. Simmons held various leadership roles for Elanco, including District Sales Manager, International Marketing Manager, Country Director for Brazil, Area Director for Western Europe and Executive Director for U.S. and Global Research & Development. During Mr. Simmons’ tenure, Elanco has significantly increased in size, completed several acquisitions, and become the first independent animal health company to launch ESG commitments and built five new businesses, including a $1 billion pet health business, and a leading aquaculture business. Most recently, he has orchestrated the industry’s largest acquisition to date with the completion of Elanco’s purchase of Bayer's animal health business. Mr. Simmons has also held a number of leadership positions, including serving as a former board member and Chairman of the Compensation Committee for Chiquita Brands. Mr. Simmons has completed terms as President of the Health for Animals, Chairman of the FFA Foundation Board, and as a board member of Gleaners Food Bank of Indiana.

Skills and Experience

Mr. Simmons’ experience described above, including his enterprise risk management knowledge, animal health industry leadership, prior Eli Lilly Foundation Board experience and his business and management experience, provides him with the qualifications and skills to serve as a director on Elanco’s Board.

Age: 53 Director since: 2018

Committees: Finance and Oversight

Recommendation of the Board The Board unanimously recommends a vote FOR ALL Board nominees listed above.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	9

GOVERNANCE

Directors Continuing in Office

Terms Expiring in 2022

Kapila Kapur Anand

Kapila Kapur Anand, CPA, served as an audit partner and later an advisory partner at KPMG LLP, an accounting firm, from 1989 until her retirement in 2016. She held a variety of leadership roles during her tenure at KPMG, including serving as an audit signing partner through the evolution of Sarbanes Oxley legislation, an advisory partner building and integrating new businesses, and an audit committee liaison partner and as a KPMG LLP Board member for the U.S. and Americas. During her career, she served as KPMG’s national partner-in-charge, and architect of KPMG’s inaugural public policy strategy responsible for coordinating the U.S. firm’s response to public policy changes that impacted the firm‘s clients across industries. Additionally, she established the firm’s travel, leisure and hospitality practice and served as its national segment leader. Ms. Anand currently serves as a member of the board of directors of Extended Stay America, Inc. and Omega Healthcare Investors, Inc.

Skills and Experience

Ms. Anand’s experience described above, including her extensive financial, transactional, integration, managerial and corporate governance experience, provides her with the qualifications and skills to serve as a director on Elanco’s Board.

Age: 67 Director since: 2018

Committees: Audit (Chair) Nominating and Corporate Governance

Scott D. Ferguson

Scott D. Ferguson is the founder and managing partner of Sachem Head Capital Management, an investment management firm based in New York, which he started in 2012. Prior to starting Sachem Head, Mr. Ferguson served as the first investment professional at Pershing Square Capital Management. Prior to that, Mr. Ferguson served as a Vice President at American Industrial Partners, a private equity firm, from 1999 to 2001 and as a business analyst at McKinsey & Company from 1996 to 1999. Mr. Ferguson serves on the board of directors of Olin Corporation and is a former director of Autodesk, Inc.

Skills and Experience

Mr. Ferguson’s experience described above and his extensive strategic, financial, entrepreneurial, and technical expertise provides him with the qualifications and skills to serve as a director on Elanco’s Board.

Age: 47 Director since: December 2020

Committees: Finance and Oversight

Lawrence E. Kurzius

Lawrence E. Kurzius has served in various leadership roles at McCormick & Company, a global food company, including director since 2015 and Chairman of the Board of Directors since 2017, Chief Executive Officer since 2016, President since 2015, Chief Operating Officer from 2015 to 2016, Chief Administrative Officer from 2013 to 2015, President, International Businesses from 2008 to 2013, President, Europe, Middle East and Africa from 2007 to 2008, and President, U.S. Consumer Foods from 2005 to 2006.

Skills and Experience

Mr. Kurzius’ experience described above, including his extensive management experience and corporate governance experience, provides him with the qualifications and skills to serve as a director on Elanco’s Board.

Age: 63 Director since: 2018

Committees: Compensation (Chair) Nominating and Corporate Governance

John P. Bilbrey	John P. (JP) Bilbrey served as the CEO and President of The Hershey Company, a multinational consumer food company, from 2011 until his retirement in 2017, and as its Chairman of the Board from 2015 until 2018. Previously, Mr. Bilbrey served in various roles at The Hershey Company, including as the Chief Operating Officer and EVP from 2010 to 2011, the President of North America from 2007 to 2010, and the President of International Commercial group from 2005 to 2007. Prior to joining The Hershey Company, Mr. Bilbrey held leadership positions at Mission Foods, Danone Waters of North America, Inc., Bilbrey Farms and Ranch, and Procter & Gamble Company. Mr. Bilbrey currently serves on the board of directors of Colgate-Palmolive Company, Campbell Soup Company, and Tapestry, Inc. and has previously served on the boards of directors of The Hershey Company and McCormick & Company, Incorporated.

Skills and Experience

Mr. Bilbrey’s experience described above, including the unique combination of livestock production, food industry and consumer insights experience, provides him with the qualifications and skills to serve as a director on Elanco’s Board.

Age: 64 Director since: 2019

Committees: Finance and Oversight (Chair) Audit

Paul Herendeen

Paul Herendeen is the Executive Vice President and Chief Financial Officer of Bausch Health, a health care products company, a position he has held since August 2016. Prior to that, Mr. Herendeen served as Executive Vice President and Chief Financial Officer of Zoetis Inc., an animal health company, from September 2014 to August 2016, as Chief Financial Officer at Warner Chilcott, a specialty pharmaceuticals company, from 2005 to 2013 and from 1998 to 2001, and as Executive Vice President and Chief Financial Officer of MedPointe Pharmaceuticals, a privately held pharmaceutical company. Mr. Herendeen was also a principal investor at Dominion Income Management and Cornerstone Partners, has held various positions with the investment banking group of Oppenheimer & Company, the capital markets group of Continental Bank Corporation, and served as a senior auditor with Arthur Andersen & Company.

Skills and Experience

Mr. Herendeen’s experience described above and his extensive strategic, financial and technical expertise, as well as strong focus on growth, provides him with the qualifications and skills to serve as a director on Elanco’s Board.

Age: 65 Director since: December 2020

Committees: Finance and Oversight

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GOVERNANCE

Terms Expiring in 2023

Michael J. Harrington

Michael J. Harrington served in various legal roles for Eli Lilly & Company, including Senior Vice President and General Counsel from 2013 until his retirement in January 2020, Vice President and Deputy General Counsel of Global Pharmaceutical Operations from 2010 to 2012 and Vice President and General Counsel, Corporate from 2004 to 2010.

Skills and Experience

Mr. Harrington’s roles at Lilly have provided him with extensive business development experience, experience with regulatory agencies around the world, and experience with managing intellectual property matters globally. In addition, Mr. Harrington has global operations and leadership experience as he led one of Lilly’s operating affiliates in New Zealand and has had other leadership roles in the Asia Pacific region. In addition, Mr. Harrington has led Lilly’s information security program, and has experience with negotiating transitional services agreements. Mr. Harrington’s experience described above, including his knowledge of Elanco and the animal health industry, provides him with the qualifications and skills to serve as a director on Elanco’s Board.

Age: 58 Director since: 2018

Committees: Innovation, Science and Technology

Deborah T. Kochevar

Deborah T. Kochevar, D.V.M., Ph.D., DACVCP, is a Senior Fellow at Fletcher School of Law and Diplomacy, and Dean Emerita of Cummings School of Veterinary Medicine at Tufts University, roles she has held since 2019. Dr. Kochevar served as the Provost and Senior Vice President ad interim at Tufts University from 2018 to 2019. She served as the Dean of the Cummings School of Veterinary Medicine at Tufts University from 2006 through 2018. Previously, Dr. Kochevar was a long-time faculty member and administrator at the College of Veterinary Medicine and Biomedical Sciences, Texas A&M University, where she held the Wiley Chair of Veterinary Medical Education. Dr. Kochevar is a past-president of the Association of American Veterinary Medical Colleges and American College of Veterinary Clinical Pharmacology. Dr. Kochevar is active in the American Veterinary Medical Association, having chaired its Council on Education and the Educational Commission for Foreign Veterinary Graduates. Dr. Kochevar currently serves on the board of directors of Charles River Laboratories International, Inc. and United Veterinary Care.

Skills and Experience

Dr. Kochevar’s experience described above, including her deep animal health expertise and One Health approach, adds to Elanco’s focus on delivering best-in-class innovation across the portfolio, and provides her with the qualifications and skills to serve as a director on Elanco’s Board.

Age: 64 Director since: 2019

Committees: Innovation, Science and Technology (Chair) Nominating and Corporate Governance

R. David Hoover

R. David Hoover has served as the Chairman of the Board since May 2018. Mr. Hoover has been retired since 2013. Prior to that Mr. Hoover served in various roles at Ball Corporation, a company supplying innovative, sustainable packaging solutions, aerospace operations, and other technologies and services, including as Chairman from 2002 to 2013, Chief Executive Officer from 2010 to 2011, President and Chief Executive Officer from 2001 to 2010, Chief Operating Officer from 2000 to 2001, and Chief Financial Officer from 1998 to 2000. Mr. Hoover currently serves on the board of directors of Children’s Hospital Colorado and has previously served on the board of directors of Ball Corporation, Edgewell Personal Care Company, and Eli Lilly & Company.

Skills and Experience

Mr. Hoover’s experience described above, including his extensive management experience as Chief Executive Officer and Chief Financial Officer at Ball Corporation and corporate governance experience through his service on other public boards, including nine years he previously served as a director for Lilly, provides him with the qualifications and skills to serve as a director on Elanco’s Board.

Age: 75 Director since: 2018

Committees: Nominating and Corporate Governance (Chair) Compensation

Kirk P. McDonald

Kirk P. McDonald is the Chief Executive Officer of GroupM North America, a media investment company, a position he has held since August 2020. Previously, Mr. McDonald served as the Chief Business Officer of Xandr, AT&T’s advertising company from September 2019 to August 2020, and from November 2017 to September 2019, he served as Xandr’s Chief Marketing Officer. Prior to Xandr, from 2011 to 2017, Mr. McDonald served as the President of PubMatic, a company developing and implementing online advertising software and strategies. Before joining PubMatic, he was President of Digital at Time Inc., from 2009 to 2011, and the Chief Advertising Officer of the Fortune|Money Group. He has also served as the SVP of Sales, Marketing and Client Services for DRIVEpm and Atlas, both units of Microsoft’s advertising business, as well as in various roles at CNET, Ziff Davis and Condé Nast. Mr. McDonald serves on several professional and not-for-profit boards. He was a former advisor on the LUMA Partners board and is currently the Co-Chairman of MOUSE, a non-profit focused on inspiring the next generation of technology leaders from underserved communities.

Skills and Experience

Mr. McDonald’s experience described above, including his proficiency driving sales, digital transformation, marketing capabilities and know-how in using cutting-edge technology to connect with today’s customers, provides him with the qualifications and skills to serve as a director on Elanco’s Board.

Age: 54 Director since: 2019

Committees: Compensation Innovation, Science and Technology

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GOVERNANCE

Individual Board Skills Matrix

	PubCo / C-suite	Financial / M&A	M&A Integration[1]	Operations / Margin Enhancement	Innovation	Health-care / Animal Health	Institutional Investor
R. David Hoover (Chairman)	✓	✓	✓	✓		✓
Kapila K. Anand		✓	✓
John P. Bilbrey	✓	✓		✓		✓
William F. Doyle	✓	✓	✓	✓	✓	✓	✓
Scott D. Ferguson		✓					✓
Art A. Garcia	✓	✓	✓	✓
Michael J. Harrington	✓		✓			✓
Paul Herendeen	✓	✓		✓		✓
Deborah T. Kochevar					✓	✓
Lawrence E. Kurzius	✓	✓	✓	✓
Kirk P. McDonald					✓
Denise Scots-Knight	✓	✓		✓	✓	✓	✓
Jeffrey N. Simmons	✓		✓			✓

[1]	Led significant acquisition and successfully integrated acquired business

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GOVERNANCE

Committees of the Board of Directors

Our Board is responsible for establishing broad corporate policies, evaluating, and guiding our strategic direction and overseeing the overall management of the company. In addition to considering various matters that require its approval, our Board provides advice and counsel to, and ultimately monitors the performance of, our senior executives. Our Board has five standing committees: Audit; Compensation; Finance and Oversight; Innovation, Science and Technology; and Nominating and Corporate Governance. Each committee has a written charter. The composition of each the committees is as follows:

	Audit Committee	Compensation Committee	Finance and Oversight Committee	Innovation, Science and Technology Committee	Nominating and Corporate Governance Committee
Kapila K. Anand
John P. Bilbrey
William F. Doyle
Scott D. Ferguson
Art A. Garcia
Michael J. Harrington
Paul Herendeen
R. David Hoover
Deborah T. Kochevar
Lawrence E. Kurzius
Kirk P. McDonald
Denise Scots-Knight
Jeffrey N. Simmons

Chairperson	Member

In 2020, our Board established the Innovation, Science and Technology Committee to focus on pipeline innovation and research and development optimization. Additionally, the Board enhanced the scope of its Finance Committee to emphasize operational initiatives, merger and acquisition integration, financial matters and margin expansion and related areas of oversight. Consistent with its revised mandate, the committee was retitled the Finance and Oversight Committee.

Our Board met eight times in 2020. Each director attended at least 75% of the total number of meetings of the Board and the Board committees of which he or she was a member in 2020. In addition, the non-executive members of the Board meet in executive session at least after every regularly scheduled quarterly Board meeting, and the Board’s Chairman presides over these executive sessions.

While we do not have a formal policy requiring members of the Board to attend the annual meeting of shareholders, we encourage all directors to attend. Each member of the Board was in attendance at our 2020 annual meeting of shareholders.

The following table lists the members, primary functions, and number of meetings held with respect to each committee:

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GOVERNANCE

Members	Primary Functions	Meetings in 2020

Audit Committee*

Kapila K. Anand (Chair)

John P. Bilbrey

Art Garcia

*      Each member of the Audit Committee has been determined by the Board, in its judgment, to be financially literate, and Ms. Anand was determined by the Board to be an audit committee financial expert, as defined under applicable SEC rules.

Assist the Board in its oversight of:

•      the integrity of Elanco’s financial statements and any other financial information which is provided to its shareholders and others;

•      the independent auditor’s qualifications and independence;

•      the systems of internal controls and disclosure controls which its management has established;

•      the performance of internal and independent audit functions;

•      Elanco’s compliance with legal and regulatory requirements;

•      the political, social, and legal trends and issues, and compliance and quality matters that may have an impact on the business operations, financial performance or public image of the company;

•      the company’s compliance with corporate policies and practices that relate to public policy; and

•      information security and data privacy matters as it relates to financial reporting and internal controls.

Eleven
Compensation Committee Lawrence E. Kurzius (Chair) R. David Hoover Kirk P. McDonald Denise Scots-Knight

Assist the Board in overseeing Elanco’s management compensation policies and practices, including

•      determining and approving the compensation of Elanco’s executive officers; and

•      overseeing Elanco’s compensation plans, including by reviewing and approving incentive compensation and equity compensation policies and programs.

Eight
Finance and Oversight Committee (Finance Committee until December 2020) J.P. Bilbrey (Chair) Jeffrey N. Simmons Scott D. Ferguson William F. Doyle Art Garcia Paul Herendeen

Assist the Board in oversight of:

•      selected financial policies, plans, and transactions, including mergers and acquisitions (including the effective integration of acquired businesses), divestitures, and strategic partnerships, and capital, foreign exchange and debt transactions;

•      matters of balance sheet management, capital structure, leverage and financial strategy; and

•      Elanco’s progress towards achieving margin, growth and operational goals.

Four
Innovation, Science and Technology Committee Deborah T. Kochevar (Chair) Denise Scots-Knight Kirk P. McDonald Michael J. Harrington William F. Doyle

Assist the Board in oversight of:

•      Elanco’s strategy, activities, results and investment in research, development, external innovation/business development and innovation initiatives; and

•      strategic, tactical and policy matters related to science and technology and any changes to the development and regulatory landscape.

None in 2020 because the commitee was formed in December
Nominating and Corporate Governance Committee R. David Hoover (Chair) Deborah T. Kochevar Kapila K. Anand Lawrence E. Kurzius

Assist the Board in:

•      recommending qualifications required for membership on the Board and its committees;

•      identifying and recommending candidates for membership on the Board and its committees;

•      developing and recommending criteria and policies relating to the services of directors; and

Four

• overseeing matters of corporate governance, including review of activities and practices regarding environmental, social and related governance matters.

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GOVERNANCE

Compensation Committee

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for executive officers and oversees the company’s stock plans and other management incentive and benefit programs. Management has the primary responsibility for the company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (CD&A) below. The Compensation Committee recommended to the Board that the CD&A be included in this proxy statement for filing with the SEC.

Lawrence E. Kurzius (Chair)
R. David Hoover
Kirk P. McDonald
Denise Scots-Knight

Compensation Committee Interlocks and Insider Participation

Elanco does not have any interlocking relationships between any members of its Compensation Committee or any of its executive officers that would require disclosure under the applicable rules promulgated under the federal securities laws.

Risk Assessment

As part of the company’s overall enterprise risk management program, the Compensation Committee is responsible for evaluating the company’s incentive compensation policies and practices. The Compensation Committee’s independent compensation consultant, Willis Towers Watson (“WTW”), performed an assessment of Elanco’s 2020 Corporate Bonus Plan and the Long-Term Incentive Awards that were granted under Elanco’s Stock Incentive Plan in 2020. WTW used certain evaluation criteria for these incentive awards to determine whether or not these incentive plans were reasonably likely to incentivize risk-taking among those who participate in them, including, among others, the following:

•	The metrics used to determine payout under the incentive plans;
•	Whether or not the metrics used to determine payout under the incentive plans were balanced;
•	The maximum incentive pay multiple;
•	The funding thresholds under the incentive plans;
•	The performance period for each plan;
•	The level of management that may exercise discretion as to the ultimate payout under the incentive plans;
•	Any risk factors under the incentive plans; and
•	Any deferrals, holdbacks or clawback mechanisms under the incentive plans.

WTW reviewed its assessment of these incentive plans with the Compensation Committee. Based on its evaluation, the Compensation Committee has determined, in its reasonable judgment, that such programs and practices are not reasonably likely to incentivize risk-taking among those who participate in such plans.

Director Independence

The Board annually determines, taking into consideration the recommendations of the Nominating and Corporate Governance Committee, and discloses the independence of directors. No director is considered independent unless the Board has determined, based on all relevant facts and circumstances, that he or she has no material relationship with the company, either directly or indirectly as a partner, significant shareholder or officer of an organization that has a material relationship with the company. The Board has adopted the categorical independence standards for directors established in the NYSE listing standards.

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GOVERNANCE

On the recommendation of the Nominating and Corporate Governance Committee, the Board determined that each of Ms. Anand, Mr. Bilbrey, Mr. Doyle, Mr. Ferguson, Mr. Garcia, Mr. Herendeen, Mr. Hoover, Dr. Kochevar, Mr. Kurzius, Mr. McDonald and Dr. Scots-Knight is independent. The Board determined that none of the non-employee directors, other than Mr. Harrington, has had during the last three years (i) any of the relationships identified in the company’s categorical independence standards or (ii) any other material relationship with the company that would compromise his or her independence.

The Board also determined that each of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee also meet our independence standards.

Leadership Structure of the Board of Directors

The Board currently has a strong, independent, non-executive chairman to further strengthen the company’s governance structure. R. David Hoover has served as the Chairman of our Board since May 2018. The Chairman of our Board presides over all meetings of our Board, including its executive sessions, and performs such other duties as may be designated in our bylaws or by the Board. The Board believes this structure provides an effective leadership model for the company to assure effective independent oversight at this time.

However, no single leadership model is right for all companies or at all times. Depending on the circumstances, other leadership models, such as combining the roles of the CEO and chairman of the Board, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

Governance Documents

Corporate Governance Guidelines and Committee Charters

Elanco has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE, that serve as a flexible framework within which the Board and its committees operate. These guidelines cover a number of areas, including the role of the Board, Board composition, director independence, director selection, qualification and election, director compensation, executive sessions, key Board responsibilities, CEO evaluation, succession planning, risk management, Board leadership and operations, conflicts of interest, annual Board assessments, Board committees, director orientation and continuing education, Board agendas, materials, information and presentations, director access to management and independent advisers, and Board communication with shareholders and others. A copy of Elanco’s corporate governance guidelines as well as the charter for each committee of the Board is available on Elanco’s website at elanco.com/about-us/ under “Governance.”

Code of Ethics

Elanco has adopted a code of conduct and code of ethical conduct for financial management that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is available on Elanco’s website at elanco.com/about-us/ under “Governance.” Any amendments to or waivers from Elanco’s code of ethical conduct for financial management will be disclosed on its website within the time period required by applicable law following the date of such amendment or waiver.

Corporate Sustainability

Elanco’s approach to sustainability and environmental, social and governance (“ESG”) commitments is called Elanco Healthy Purpose™. This is a framework of commitments and actions focused on advancing the well-being of animals, people, and the planet, enabling us to realize our vision of ‘Food and companionship enriching life’. Elanco Healthy Purpose addresses societal challenges and underscores our role in improving the health and wellbeing of the world’s farm animals and pets.

In 2020, we announced our first sustainability commitments – Healthy Purpose Pledges. The decade-long commitments support the United Nations Sustainable Development Goals, address societal challenges and underscore Elanco’s role in improving the health of animals, which also improves the health of people and the planet. The three Healthy Purpose Pledges are expected to drive sustainable change by 2030:

•	Protein Pledge: Create more resilient food systems by enabling 57 million more people to access their annual nutritious protein needs.

•	Planet Pledge: Remove 21 million tons of emissions from customers’ farms while reducing the company’s own impact on the planet.
•	Pet Pledge: Improve the world’s wellbeing by helping at least 100 million healthy pets help people.

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GOVERNANCE

Our Board provides general oversight of ESG matters. The charter of the Nominating and Corporate Governance Committee requires the committee to annually review our activities and practices regarding ESG matters that are significant to Elanco, including our material initiatives and policies related to these matters and progress with respect to our Healthy Purpose-related sustainability and broader ESG commitments. Our activities and practices regarding ESG matters were reviewed during a committee meeting in 2020.

Diversity, Equity and Inclusion

Diversity, equity and inclusion ("DEI") is extremely important to us. Elanco has a broad view on diversity, including gender, race, ethnicity, sexual orientation, religion, nationality, skill set, educational background, disability/ability, among other aspects. Our employees’ unique experiences and backgrounds allow us to meet challenges effectively and perform efficiently at a global level.

Elanco’s DEI efforts began historically as an employee-driven effort, formally initiating with formation in 2015 of what was then known as the D&I Council and then leading to development of eight Employee Resource Groups over the last five years. The Council has now established a global DEI strategic action plan to include greater specificity on DEI governance, establishment of metrics including aspirational goals, and an annual multi-cultural summit. We are committed to a review of processes, programs and practices to drive alignment with our DEI vision and strategy.

In 2020, Elanco made a public declaration of action and investment further supporting DEI efforts, including a role dedicated to DEI beginning in the fourth quarter of 2020. We have developed a strategy to support and enhance our existing efforts, better understand employee insights, develop new capabilities and broaden our impact beyond the internal organization, while continuing to drive accountability for Elanco leaders. Our annual report on Form 10-K provides additional information relating to our human capital resources, including with respect to our DEI practices and initiatives.

Moving forward, Elanco will be committed to developing initiatives to understand better DEI opportunities across our workforce. We will strive to evolve our DEI vision with involvement of our leaders and employees at the core of our efforts.

Cybersecurity

Elanco prioritizes trust and confidence of our customers and workforce. We have a dedicated Chief Information Security Officer who is responsible for training and leading an information security team to prevent, identify, and appropriately address cyber security threats. The team focuses on developing and implementing strategies and processes to protect the confidentiality, integrity, availability of Elanco’s assets. To deliver appropriate protections, the team leverages and aligns with various frameworks and good practices that include NIST Cyber Security Framework, ISO 27000 family of Standards, ITIL Processes, and other good practice control methods. The Board and the Audit Committee receives reports from the Chief Information Security Officer on, among other things, assessments of risks and threats to Elanco’s security systems and processes to maintain and strengthen information security systems.

Selection of Nominees for the Board of Directors

The Board is responsible for selecting candidates for board membership and for establishing the general criteria to be used in identifying potential candidates. The Nominating and Corporate Governance Committee leads the director succession planning process. The Nominating and Corporate Governance Committee makes recommendations to the Board for nominations, identifies and screens potential new candidates, including by reviewing recommendations from other Board members, management and shareholders, and assesses the ongoing contributions of incumbent directors whose terms are expiring with input from all other Board members. The Nominating and Corporate Governance Committee may also retain search firms to assist in identifying and screening candidates.

The Nominating and Corporate Governance Committee employs the same process for evaluating all candidates, including those submitted by shareholders. The Nominating and Corporate Governance Committee initially evaluates a candidate based on publicly available information and any additional information supplied by the party recommending the candidate. If the candidate appears to satisfy the selection criteria and the Nominating and Corporate Governance Committee’s initial evaluation is favorable, the Nominating and Corporate Governance Committee, assisted by management and/or a search firm, gathers additional data on the candidate’s qualifications, availability, probable level of interest, and any potential conflicts of interest. If the Nominating and Corporate Governance Committee’s subsequent evaluation continues to be favorable, the candidate is contacted by the Chairman of the Board and one or more of the independent directors for direct discussions to determine the mutual level of interest in pursuing the candidacy. If these discussions are favorable, the Nominating and Corporate Governance Committee makes a final recommendation to the Board to nominate the candidate for election by the shareholders (or to select the candidate to fill a vacancy, as applicable).

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GOVERNANCE

The Nominating and Corporate Governance Committee performs periodic assessments of the overall composition and skills of the board in order to ensure that the Board and management are actively engaged in succession planning for directors, and that our Board reflects the appropriate viewpoints, diversity, and expertise necessary to support our complex and evolving business. The Nominating and Corporate Governance Committee, with input from all Board members, also considers the contributions of the individual directors at least every three years when considering whether to nominate the director to a new three-year term. The results of these assessments inform the Board’s recommendations on nominations for directors at the annual meeting each year and help provide us with insight on the types of experiences, skills, and other characteristics we should be seeking for future director candidates. Pursuant to our corporate governance guidelines, the Board selects director candidates who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. We believe that the Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender, and ethnicity.

Since our last annual meeting in 2020, three directors have been appointed to our Board: William F. Doyle; Scott D. Ferguson; and Paul Herendeen. Messrs. Ferguson and Herendeen were suggested as potential board nominees by our shareholder Sachem Head Capital Management LP (“Sachem Head”) and were appointed to our Board in accordance with the Cooperation Agreement we have with Sachem Head, which is described herein. See “Transactions with Related Persons - Transactions with Sachem Head Capital Management LP” for additional information relating to this agreement. Mr. Doyle was identified as a potential director nominee in our internal discussions with respect to the Board membership.

Cooperation Agreement with Sachem Head Capital Management

On December 13, 2020, we entered into a Cooperation Agreement with Sachem Head with respect to various matters involving nominees to our Board, voting obligations, and related corporate governance matters. See “Transactions with Related Persons - Transactions with Sachem Head Capital Management LP” for additional information relating to this agreement.

Director Compensation

Elanco Non-Employee Director Compensation Program

Directors who are employed by Elanco or any of its affiliates are not eligible to receive compensation for their service on the Board. Currently, all members of the Board, other than those employed by Elanco, receive an annual retainer of $70,000 in cash and an annual equity award granted under the Elanco Directors’ Deferral Plan in the number of shares of our common stock having a grant date value equal to $180,000, both pro-rated based upon the amount of time in the year the director served. The Board’s chairman also receives an annual retainer of $100,000 in cash, the chairman of the Audit Committee also receives an annual retainer of $18,000 in cash, and the chairman of the Compensation Committee, Finance and Oversight Committee, Innovation, Science and Technology Committee and Nominating and Corporate Governance Committee each also receive an annual retainer of $16,000 in cash. The annual equity awards granted to directors are subject to mandatory deferral under the Elanco Directors’ Deferral Plan and the cash compensation is subject to elective deferral under such plan, as described below.

Elanco’s directors may be reimbursed for reasonable out-of-pocket travel expenses incurred in connection with attendance at Board and committee meetings and other Board-related activities. The Compensation Committee reviews director compensation from time to time and makes recommendations to the Board with regard to appropriate changes.

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GOVERNANCE

2020 Director Compensation

Directors who were not also employees of Elanco received the following compensation for their service in 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation Payments ($)	Total ($)
Kapila Anand	$88,000(2)	$180,022	$0	$268,022
John P. Bilbrey	$86,000(3)	$180,022	$0	$266,022
William F. Doyle (4)	$0	$0	$0	$0
Scott D. Ferguson (4)	$0	$0	$0	$0
Art A. Garcia	$70,000	$180,022	$0	$250,022
Michael Harrington	$70,000	$180,022	$0	$250,022
Paul Herendeen (4)	$0	$0	$0	$0
R. David Hoover	$186,000(5)	$180,022	$0	$366,022
Deborah T. Kochevar	$70,000	$180,022	$0	$250,022
Lawrence Kurzius	$86,000(6)	$180,022	$0	$266,022
Kirk P. McDonald	$70,000	$180,022	$0	$250,022
Denise Scots-Knight	$70,000	$180,022	$0	$250,022

(1)	This column shows the grant date fair value for each director’s stock awards in 2020 computed in accordance with FASB ASC Topic 718, based upon the closing price of our common stock on the grant date, and the assumptions in Note 14: Stock-Based Compensation to the consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Securities and Exchange Commission on March 1, 2021.

On November 30, 2020, each non-employee director received an award of stock valued at $180,022 (5,885 shares), which awards are mandatorily deferred under the Elanco Directors’ Deferral Plan and will not be issued until the second January following the director’s departure from service.

(2)	Includes the retainer for service as the chairman of the Audit Committee.

(3)	Includes the retainer for service as the chairman of the Finance Committee.

(4)	Messrs. Doyle, Ferguson and Herendeen joined the Board of Directors on December 14, 2020, and accepted no compensation for 2020. Their compensation payments will commence in 2021.

(5)	Includes the retainer for service as the chairman of the Nominating and Corporate Governance Committee and chairman of the Board.

(6)	Includes the retainer for service as the chairman of the Compensation Committee.

Elanco Directors’ Deferral Plan

Under the Elanco Directors’ Deferral Plan, non-employee directors’ equity compensation (but no more than the lesser of 30,000 shares or the number of shares equal in value to $800,000 (as of the applicable valuation date) less the directors’ cash compensation for the applicable plan year) are credited annually in a deferred stock account (as described below). The Elanco Directors’ Deferral Plan also allows non-employee directors to defer receipt of all or part of their cash compensation until after their service on our Board has ended. Each director can choose to invest their deferred cash compensation in one or both of the following two accounts:

Deferred Stock Account. This account allows the director, in effect, to invest his or her deferred cash compensation in company stock. Funds in this account are credited as hypothetical shares of company stock based on the closing stock price on pre-set dates. The number of shares credited in respect of deferred cash compensation is calculated by the amount deferred divided by the closing stock price on pre-set dates. In addition, the annual stock compensation awards described above is also credited to this account. Deferred stock accounts are also credited for dividends as if the credited shares were actual shares, with such credited dividends credited in additional shares.

Deferred Compensation Account. Funds in this account earn interest each year at a rate of 120 percent of the applicable federal long-term rate, compounded monthly, as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

Amounts under both accounts are paid in a lump sum in January of the second plan year following the plan year in which the director separates from service or in annual installments over between two and ten years beginning at the same time the lump sum payment would be made. Amounts credited to the director’s deferred stock account would generally be paid in shares of company stock and amounts credited to the director’s deferred compensation account would be paid in cash.

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GOVERNANCE

Stock Ownership Guidelines

Pursuant to our corporate governance guidelines, directors should hold meaningful equity ownership positions in the company. Accordingly, a significant portion of director compensation is made in the form of company equity. The Board will consider from time to time equity ownership requirements for non-employee directors. While there is not currently a set threshold of ownership required, Directors are required to hold all shares under the terms of the Directors’ Deferral Plan until after their service on the Board has ended.

Hedging/Pledging Policy

Elanco’s Board adopted a hedging and pledging policy under which our non-employee directors and employees are not permitted to hedge their economic exposures to Elanco stock through short sales or derivative transactions. Non-employee directors and all members of senior management are prohibited from pledging any Elanco stock (i.e., using Elanco stock as collateral for a loan or trading shares on margin).

The Board’s Role in Enterprise Risk Management

The Board, together with its committees, oversees the processes by which the company conducts its business to ensure the company operates in a manner that complies with laws and regulations and reflects the highest standards of integrity.

The company also has an enterprise risk management program overseen by our chief ethics and compliance officer, who is supported by our internal auditor. Enterprise risks are identified and prioritized by management through both top-down and bottom-up processes. The top priorities are overseen by a Board committee or the full Board. Company management is charged with managing risk through robust internal processes and controls. The enterprise risk management program as a whole is reviewed annually at a full Board meeting, and enterprise risks are also addressed in periodic business function reviews and at the annual Board and senior management strategy session.

COVID-19 Risk Management

In early 2020, a new strain of coronavirus (COVID-19) has spread to many countries in the world and the outbreak has been declared a pandemic by the World Health Organization. The U.S. Secretary of Health and Human Services has also declared a public health emergency in the U.S. in response to the outbreak. Considerable uncertainty still surrounds the COVID-19 virus and its potential effects, and the extent of and effectiveness of responses taken on international, national and local levels.

The Board and management are continually evaluating risks to the business, our employees and stakeholders and have taken numerous steps, and will continue to take further actions, in our approach to addressing the COVID-19 pandemic. We have successfully implemented our business continuity plans, and our management team is in place to respond to changes in our environment quickly and effectively. We have not closed our manufacturing plants or R&D facilities. Additionally, the supply of raw materials and the distribution of finished products remain operational with no known or foreseeable constraints. As a result of the COVID-19 pandemic, we instructed employees at many of our facilities across the globe to work from home on a temporary basis and have implemented travel restrictions.

Communicating with the Board

You may send written communications to one or more members of the Board, addressed to:

Board of Directors

Elanco Animal Health Incorporated

c/o Corporate Secretary

2500 Innovation Way

Greenfield, Indiana 46140

Shareholder Engagement

We are engaged in active discussions with our shareholders to facilitate investor understanding around a broad range of subjects. Discussion topics include strategy initiatives, business performance, corporate governance, risk and compensation practices, and other ESG metrics. In 2020, as in prior years, our management and investor relations team regularly addressed questions during earnings calls, one-on-one and group meetings, phone calls, roadshows, our annual investor day, and industry and investor conferences. We have incorporated investor and analyst feedback by enhancing our presentation of financial and operational information, including greater visibility into our product pipeline.

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GOVERNANCE

Transactions with Related Persons

Transactions with Sachem Head Capital Management LP

On December 13, 2020, Elanco entered into a Cooperation Agreement with Sachem Head, a shareholder holding more than 5% of Elanco’s common stock. Pursuant to the Cooperation Agreement, Elanco appointed Messrs. Doyle, Ferguson and Herendeen to the Board of Directors and to the committees on which they are currently serving as indicated in this proxy statement, and the parties further agreed to the following:

•	Elanco agreed to include Mr. Ferguson and Mr. Herendeen on the slate of nominees recommended by the Board in our proxy statement and proxy card relating to the 2022 annual meeting of shareholders, subject to certain conditions being met, and support each in a manner no less rigorous and favorable than the manner in which we support our other nominees, in the aggregate;

•	Sachem Head agreed that, in the event it and its affiliates’ aggregate economic exposure is less than 4.5% of the shares of our common stock outstanding (as calculated pursuant to the Cooperation Agreement), then it will cause Mr. Ferguson to resign immediately and Mr. Herendeen to resign effective as of immediately prior to the next annual meeting;

•	Sachem Head is subject to certain standstill restrictions until the later of (a) the date that is five calendar days after the date on which neither Mr. Ferguson nor any Sachem Head insider or affiliate continues to serve on our Board and (b) the date that is forty-five days before the closing of the non-proxy access shareholder director nomination window for our 2023 annual meeting of shareholders;

•	Sachem Head also agreed that, during the standstill period, Sachem Head will vote its shares of our common stock in favor of all directors nominated by the Board, in favor of any advisory vote on executive compensation, against any directors that are not nominated by the Board and against any proposals to remove any director; and

•	subject to certain exceptions, if Mr. Ferguson or Mr. Herendeen ceases to serve as a member of our Board before his term expires, Sachem Head is entitled to recommend another individual to be appointed to the Board and, subject to certain conditions, the Board shall appoint such individual to the same class of the Board on which Mr. Ferguson or Mr. Herendeen, as applicable, served.

Concurrent with the execution of the Cooperation Agreement, Elanco and Sachem Head entered into a confidentiality agreement, pursuant to which, among other things, Sachem Head and Mr. Ferguson agreed to certain confidentiality obligations regarding information they may receive.

Transactions with Bayer AG

In connection with the closing of our acquisition of the Bayer Animal Health business, we granted to Bayer registration rights with respect to our shares of common stock issued to Bayer as partial consideration in the acquisition. On November 30, 2020, we entered into an underwriting agreement with Bayer World Investments B.V., an indirect, wholly owned subsidiary of Bayer AG and BofA Securities, Inc., Goldman Sachs & Co. LLC, and Credit Suisse Securities (USA) LLC as representatives of the several underwriters named in the underwriting agreement, relating to the sale by Bayer of 54,500,000 shares of our common stock at a public offering price of $30.25 per share. In connection with the offering, Bayer granted the underwriters an option to purchase up to an additional 8,175,000 shares of our Common Stock. The offering closed on December 3, 2020. Elanco did not sell any shares in the offering and did not receive any proceeds from the sale of the shares of common stock by Bayer in the offering. The underwriting agreement contains customary representations, warranties and covenants of Elanco and Bayer and also provides for customary indemnification by each of Elanco, Bayer and the underwriters against certain liabilities.

Policy Concerning Related Person Transactions

Elanco’s Board has adopted a written policy, which is referred to as the “related person transaction policy,” for the review of any transaction, arrangement or relationship in which Elanco is a participant, if the amount involved exceeds $120,000 and one of Elanco’s executive officers, directors, director nominees or beneficial holders of more than 5% of Elanco’s total equity (or their immediate family members), each of whom is referred to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which is referred to as a “related person transaction,” the related person must report the proposed related person transaction to Elanco’s Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee. In approving or rejecting such proposed transactions, the Audit Committee considers all relevant facts and circumstances. The Audit Committee will approve only those transactions that, in light of known circumstances, are deemed to be in Elanco’s best interests. In the event that any member of the Audit Committee is not a disinterested person with respect to the related person transaction under review, that member will be excluded from the review and approval or rejection of such related person transaction; provided, however, that such Audit Committee member may be counted in determining the presence of a quorum at the meeting of the Audit Committee at which such transaction is considered. If Elanco becomes aware of an existing related person transaction that has not been approved under the policy, the matter will be referred to the Audit Committee. The Audit Committee will evaluate all options available, including ratification, revision or termination of such transaction. In the event that management determines that it is impractical or undesirable to wait until a meeting of the Audit Committee to consummate a related person transaction, the chairman of the Audit Committee may approve such transaction in accordance with the related person transaction policy. Any such approval must be reported to the Audit Committee at its next regularly scheduled meeting.

A copy of Elanco’s related person transaction policy is available on Elanco’s website at elanco.com/about-us/ under “Governance.”

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GOVERNANCE

Executive Officers

The following table sets forth the names, ages, as of March 25, 2021, titles and biographical information relating to Elanco’s executive officers.

Name and Position	Age	Biographical Information

Jeffrey N. Simmons President and Chief Executive Officer	53	Jeffrey N. Simmons has served as our president and Chief Executive Officer since July 2018. For additional biographical information, see page 9.

Todd S. Young Executive Vice President and Chief Financial Officer, Corporate Governance and Strategy	49	Todd S. Young has served as Elanco’s Executive Vice President and Chief Financial Officer since November 2018. Prior to joining Elanco, Mr. Young was the Executive Vice President and Chief Financial Officer at ACADIA Pharmaceuticals, a biopharmaceutical company, since 2016. Prior to his time at ACADIA, Mr. Young served as Senior Vice President and Treasurer leading the creation of a capital structure for Baxalta, a biopharmaceutical company, up until its acquisition by Shire in June 2016. Prior to Baxalta, Mr. Young worked for over 14 years at Baxter International Inc., a health care company, in multiple leadership roles, including Corporate Vice President and Treasurer, Vice President, International Finance, and Vice President, Global Financial Planning and Analysis.

James M. Meer Vice President, Chief Accounting Officer	51	James M. Meer has served as Elanco’s Chief Accounting Officer since September 2018. Prior to joining Elanco, Mr. Meer served as the Chief Financial Officer of Healthx, Inc., a healthcare technology company beginning June 2017. Prior to joining Healthx, Mr. Meer served as Senior Vice President of Finance at Appirio, an information technology consulting company, from 2014 to 2017, and as Vice President and Corporate Controller at Salesforce (previously ExactTarget), a cloud-based software company, from 2011 to 2014. Prior to 2011, Mr. Meer held various financial, accounting and strategy positions at 3M (previously Aearo Technologies Inc.), Hill-Rom, Hillenbrand Industries and Ernst & Young LLP.

Ramiro M. Cabral Executive Vice President, Elanco International	49	Ramiro M. Cabral has served as Elanco’s Executive Vice President, Elanco International since January 2019. Mr. Cabral served as Executive Vice President, Elanco International and Global Customer Value from July 2018 to December 2018, and as Vice President and Chief Marketing Officer of the Elanco Animal Health division of Lilly from 2017 until June 2018. Mr. Cabral joined Lilly in 1998 and held various leadership positions for Elanco, including Vice President and Head of Operations for Elanco EMEA from 2013 to 2017, during the acquisitions and integrations of Janssen, Lohmann and Novartis Animal Health divisions. Mr. Cabral’s other roles include Senior Director, U.S. Beef Business Unit from 2011 to 2012, General Manager of Elanco Canada from 2008 to 2010, and Global Marketing Manager from 2005 to 2007.

Dirk Ehle Executive Vice President and President, Elanco Europe	51	Dirk Ehle serves as Executive Vice President and President Elanco Europe since August 2020. Previously, Mr. Ehle served at Bayer AG, a multinational life sciences company for 19 years in a variety of leadership roles. Most recently, from 2012 to 2020, he served as the head of the Bayer Animal health business. Prior to that, he was the Senior Bayer Representative for Central Eastern Europe.

David S. Kinard Executive Vice President, Human Resources, Corporate Affairs and Administration	54	David S. Kinard has served as Elanco’s Executive Vice President, Human Resources Corporate Affairs and Administration since August 2020. Mr. Kinard served as Elanco’s Executive Vice President, Human Resources from January 2019 to July 2020, Executive Vice President, Human Resources and Corporate Affairs from July 2018 to December 2018, and as Vice President of Human Resources and Global Learning and Development for the Elanco Animal Health division of Lilly from May 2018 to July 2018. Prior to May 2018, Mr. Kinard served in various leadership roles for Lilly, including Vice President of Human Resources for a variety of Lilly businesses, including Lilly International in 2017, Bio-Medicines and Emerging Markets from 2015 to 2017, Lilly Diabetes and Global Employee Relations/HR Operations from 2011 to 2015, and Lilly USA 2007-2011. Mr. Kinard spent the first 14 years of his career in organizational effectiveness and talent management roles at Lilly and AlliedSignal.

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GOVERNANCE

Joyce J. Lee Executive Vice President and President, U.S. Pet Health and Commercial Operations.	48	Joyce J. Lee serves as Elanco’s Executive Vice President and President, U.S. Pet Health and Commercial Operations. Prior to Elanco, Joyce was President of North America for Bayer Animal Health from 2016 to 2020. Ms. Lee joined Bayer Animal Health from Zoetis, Inc., an animal health company, where she served as Executive Vice President and area President of Latin America and Canada from 2013 to 2015, and helped Zoetis manage its IPO and spin off from Pfizer in 2013. Prior to the spin off, Ms. Lee led cross-functional, globally matrixed and multicultural teams in more than 30 countries as an executive for Pfizer’s animal health division and for a human-health firm acquired by Pfizer.

Racquel Harris Mason Executive Vice President and Chief Marketing Officer, Elanco Animal Health.	51	Racquel Harris Mason serves as Executive Vice President and Chief Marketing Officer for Elanco Animal Health since April 2020. Previously, Ms. Mason served for 14 years at The Coca-Cola Company, a beverage company, including as Senior Vice President for the McDonald’s Division from 2018 to 2020, Vice President, Sprite and Sparkling Flavors & Multicultural Marketing from 2016 to 2018, and Vice President, Coca-Cola and Coke Zero brands from 2014 to 2016. Earlier in her career, Ms. Mason also held positions of increasing responsibility in brand management with Abbott Laboratories, Johnson & Johnson, and Procter & Gamble.

Aaron L. Schacht Executive Vice President, Innovation, Regulatory and Business Development	53	Aaron L. Schacht has served as Elanco’s Executive Vice President, Innovation, Regulatory and Business Development since July 2018. Mr. Schacht served as the Vice President of global research and development of the Elanco Animal Health division of Lilly from 2015 to September 2018. Prior to 2015, Mr. Schacht served in various leadership roles for Lilly, including Global Brand Development Leader of Pain in Lilly BioMedicines in 2014, Senior Advisor of Strategy & Business Development for Lilly BioMedicines from 2012 to 2014, and Executive Director of Global External R&D at Lilly from 2008 to 2012.

José Manuel Correia de Simas Executive Vice President, U.S. Farm Animal Business	53	José Manuel Correia de Simas, PhD has served as an Executive Vice President, U.S. Farm Animal Business since April 2020. Previously, Dr. Simas served as President of Trouw Nutrition USA, an animal nutrition company, from 2018 to 2020. Dr. Simas originally joined Elanco in 2000 as product manager for the company’s Rumensin product. Throughout his career, Dr. Simas has served in key roles within Elanco’s business, including senior director of Latin America and Global Aquaculture from 2017 to 2018, senior director of Knowledge Solutions and Global B2B Accounts in 2016, senior director for Market Access, Regulatory and Knowledge Solutions in 2015, as well as senior director U.S. Beef Business, and area director for Central, Eastern Europe, North Africa, and Middle East, among others.

David A. Urbanek Executive Vice President, Manufacturing and Quality	54	David A. Urbanek has served as Elanco’s Executive Vice President, Manufacturing and Quality since July 2018. Mr. Urbanek served as Vice President of Manufacturing at the Elanco Animal Health division of Lilly from November 2017 to September 2018. Prior to that, Mr. Urbanek served in various leadership roles for Lilly’s Manufacturing division, including Senior Director of Emerging Markets Manufacturing from 2013 to 2017, Senior Director of Global Diabetes Manufacturing from 2011 to 2013, and Senior Director of External Drug Products Operations from 2009 to 2011.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This compensation discussion and analysis (“CD&A”) provides detailed information regarding the 2020 compensation for Elanco’s Chief Executive Officer, Chief Financial Officer and three most highly compensated executive officers in 2020 who are named below (collectively, the “Named Executive Officers”):

Name	Title
Jeffrey N. Simmons	President, Chief Executive Officer and Director
Todd S. Young	Executive Vice President and Chief Financial Officer
Aaron L. Schacht	Executive Vice President, Innovation, Regulatory and Business Development
Sarena Lin (1)	Former Executive Vice President, Transformation and Technology
Michael-Bryant Hicks (2)	Former Executive Vice President, General Counsel and Corporate Secretary

This CD&A discusses the compensation programs applicable to the Named Executive Officers and their compensation thereunder in 2020, including a description of Elanco’s compensation philosophy, the elements of each compensation program, the factors that the Compensation Committee considered in setting compensation, and how the company’s financial results affected payouts under the 2020 short-term and long-term incentive plans for each of the Named Executive Officers.

(1) Sarena Lin resigned from Elanco on January 22, 2021.

(2) Michael-Bryant Hicks resigned from Elanco on March 2, 2021.

CD&A Executive Summary

Our market-competitive executive compensation program attracts and retains executives who perform at a high level and contribute to the success of the company. It also provides strong financial incentives for the NEOs to increase shareholder value. To accomplish this, the company pays its NEOs a base salary in cash; a bonus in cash in the event the metrics of the Elanco Bonus Plan are met; equity in the form of service-based awards and performance-based awards; and other employment benefits. All of these are more fully described in this CD&A and in the narrative and tables included herein.

Company Performance in the Year Ended December 31, 2020

Elanco gathered momentum moving through 2020, ending the year on a strong note. Fourth quarter revenue surpassed our guidance, with U.S. Pet Health, U.S. Farm Animal, and China swine outperforming our expectations. Adjusted EPS in the fourth quarter came in at the high-end of the guidance range with our productivity agenda intact, partly offsetting what were largely one-time and targeted investments in our future growth and our people.

For the full year 2020, total revenue was $3,273.3 million, or an increase of 7% over the previous year, including the addition of $591.9 million of Bayer Animal Health product revenue. Gross margin decreased 300 basis points to 49.1% of revenue primarily due to amortization of inventory fair value adjustments recorded from the acquisition of Bayer Animal Health, unfavorable product mix, and deleverage of fixed manufacturing costs across the lower legacy Elanco revenue base, more than offsetting the benefit from inclusion of the acquired gross profit, price improvement for legacy Elanco, and continued improvements in manufacturing productivity. Adjusted gross margin2 decreased 10 basis points to 52.0% of revenue, driven by unfavorable product mix and deleverage of fixed manufacturing costs across the lower legacy Elanco revenue base, more than offsetting the benefit from inclusion of the acquired gross profit from Bayer Animal Health, price improvement for legacy Elanco products, and continued improvements in manufacturing productivity. Legacy Elanco's manufacturing organization captured $115 million in cost savings and avoidance in 2020. Since 2018, the team has delivered $250 million in cost savings and avoidance, and most recently contributing to the fourth quarter gross margin performance.

[2]	Please see Appendix A to this Proxy Statement for a reconciliation of non-GAAP information to GAAP information.

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EXECUTIVE COMPENSATION

Full year 2020 reported net loss and loss per share were $560.1 million and $1.27, respectively. Net income and earnings per share, on a non-GAAP basis,3 were $206.7 million and $0.47 per share, respectively. Adjusted EBITDA4 was $528.5 million for the full year 2020, which represents 16.1% of total revenue compared with 21.6% for the full year 2019. For more information, please review the company’s Annual Report on Form 10-K for fiscal year 2020 and this proxy statement.

Actions in 2020 to Contribute to Future Revenue and Earnings Growth

We believe Elanco is entering 2021 with good momentum. We are advancing our Innovation, Portfolio, and Productivity (IPP) strategy in driving shareholder value and continue to have confidence in our underlying fundamentals and market positioning.

•	Innovation is progressing as outlined at our December Investor Day, and our eight launches planned for 2021 are on track. We are advancing key development programs that we expect to deliver a consistent 2 to 3 percentage point contribution to average annual growth, representing a reliable driver of our long-term growth algorithm.

•	The 14 legacy Elanco products launched or acquired since 2015 grew 5% in 2020, excluding divestitures and despite COVID related pressures. Many of these recent innovations have transitioned into our focus brands which will drive our sales growth in 2021 and the years to come. We are a strategic global leader with a robust, diverse, durable portfolio with more access to the world's animals than at any point in Elanco’s history. Our balance across brands, species, channels, and geographies will allow us to maximize value and deliver on our sales growth expectations.

•	We are rapidly executing on the necessary actions to drive synergies from the Bayer Animal Health acquisition, taking important steps toward being an agile, fit-for-purpose animal health leader. In total, we expect $160 to $175 million of cumulative synergies to be achieved in 2021, progressing to the anticipated $300 million outlined by the end of 2023.

Shareholder Engagement and Consideration of Prior Year’s Say on Pay Vote

We are committed to engagement with our shareholders on executive compensation and corporate governance matters and review all shareholder input and feedback.

At the 2020 annual meeting, the vote on "Say on Pay" regarding Named Executive Officer compensation garnered shareholder support of 95% of the votes cast. The Compensation Committee reviewed shareholder and other stakeholder feedback along with the results of each of these votes and incorporated it when making compensation decisions.

Our Philosophy on Compensation

Our compensation programs are designed to help achieve the goals of attracting, engaging, and retaining highly talented individuals who are committed to our core values of integrity, excellence and respect for people, while balancing the long-term interests of our shareholders and customers.

Our compensation and benefits programs are based on the following objectives:

●	Attract, retain, motivate, and reward top talent. Programs have clear line-of-sight to financial and operational goals that support the business strategy of innovation and profitable growth.

●	Pay for performance. Programs provide the opportunity to earn above median compensation if superior results are achieved and below median compensation if below target results are achieved.

●	Create sustained long-term stakeholder value. Programs emphasize sustainable performance, such that our executives’ interests are aligned with those of our stakeholders.

We will achieve these objectives by:

●	Providing a compensation program that includes base salaries, and short-term and long-term incentive plans that are generally provided to other Elanco employees or similarly situated executives in our competitive talent market.

[3]	Please see Appendix A to this Proxy Statement for a reconciliation of non-GAAP information to GAAP information.
[4]	Please see Appendix A to this Proxy Statement for a reconciliation of non-GAAP information to GAAP information.

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EXECUTIVE COMPENSATION

●	Generally targeting compensation levels, in aggregate, at the median (50th percentile) of the competitive market, which is comprised of similarly sized companies within the life sciences industry, with consideration of other industries, as appropriate.
● In certain situations, where there is scarcity of talent for a critical role and we need to offer a more competitive compensation package to attract such scarce talent, we may exceed the targeted median positioning of the market. In comparison to our peer group, however, the Total Direct Compensation (“TDC”) of our named executive officers in 2020 ranged from 67% to 91% of the median TDC paid to the executives in our peer group.
●	Delivering senior executive pay with a greater emphasis on equity and lower weighting on cash to promote an ownership mentality and ensure stakeholder alignment.
●	Promoting a team mentality through the alignment of pay with company results while enabling leadership to differentiate pay throughout the year to recognize performance.
●	Requiring that senior executives maintain a meaningful stock ownership interest to align their financial interests with those of our stakeholders.
●	Limiting perquisites and other non-performance-based elements of the compensation program.
●	Ensuring the compensation program does not incentivize excessive risk-taking.
●	Considering stakeholder feedback through annual say-on-pay results and other sources when designing Elanco’s compensation and benefit programs.
●	Designing the program with consideration of the industry in which Elanco operates and the impact of market conditions.

Participants in Executive Compensation Design and Decision-Making Process

Role of the Compensation Committee

The Compensation Committee determines our compensation philosophy, program design and is the decision-making body on all matters relating to the compensation paid to our Named Executive Officers. The Compensation Committee has the sole authority to retain and terminate a compensation consultant to assist with its responsibilities as well as the sole authority to approve the compensation consultant’s fees, which the company pays. For more information about the Compensation Committee, its members and its duties as set forth in its charter, please refer to the section entitled “Election of Directors - Committees of the Board of Directors” beginning on page 13 of this proxy statement.

Role of the Compensation Consultant

The Compensation Committee directly engages a compensation consultant, WTW, to advise it on competitive pay practices, determine our peers for compensation purposes, provide market data and assist us in the analysis of that data. WTW is independent of the company and does not perform any services for the company or any of its executive officers or other employees.

Role of the CEO

Our Compensation Committee works with our executive management, including our CEO, to oversee our executive compensation program. Our CEO plays a key role in the process as it relates to executive officers other than himself. For the Named Executive Officers other than himself, our CEO:

•	recommends adjustments to annual base salaries and target amounts under the Elanco Bonus Plan;

•	recommends equity incentive awards under our long-term incentive plans;

•	prepares an evaluation of each executive officer; and

•	prepares an analysis of performance objective achievements and recommends annual bonus amounts.

With respect to our CEO, the Compensation Committee determines and approves (subject to ratification by the independent members of the Board) each element of the CEO’s compensation.

Compensation Processes and Analysis

Process for Setting Compensation

The Compensation Committee considered individual performance assessments, compensation recommendations from senior leadership, Elanco’s company performance, Elanco’s peer group data, input from its compensation consultant and its own judgment when determining compensation for Elanco’s executive officers. When determining the compensation for employees who were not executive officers of Elanco, Elanco’s senior management considered similar factors consistent with Elanco’s philosophy, focusing on individual performance assessments, compensation recommendations from senior leadership, Elanco’s performance, and their own judgment.

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EXECUTIVE COMPENSATION

•	Assessment of individual performance. The applicable Named Executive Officer’s individual performance assessment was based on achievement of objectives established at the start of each year, including the demonstration of Elanco’s values and leadership behaviors.

•	Assessment of company performance. Elanco company performance was considered in two ways:

•	Overall performance in the prior year based on a variety of metrics, which was a factor in establishing target compensation.

•	Specific performance goals were established at the beginning of the performance period, which if met, will determine payouts under cash and equity incentive programs.

•	Peer group analysis. Elanco used data from its peer group to benchmark compensation decisions, but did not use this data as the sole basis for its compensation targets.

•	Input from an independent compensation consultant concerning executive pay. The Compensation Committee received the advice of its independent compensation consultant, Willis Towers Watson, when setting the compensation for Elanco’s executive officers.

Elanco Peer Group and Benchmarking

Elanco’s peer group for 2020 was comprised of companies that were direct competitors of Elanco, operated in a similar business model and employed people with the unique skills required to operate an established biopharmaceutical company. The Compensation Committee selected a peer group whose median revenues were broadly similar to that of Elanco’s, with none being larger than 3.2 times Elanco’s revenue. Based on the advice of Willis Towers Watson, the following group of 19 companies were identified as Elanco’s peers for 2020:

Agilent Technologies, Inc.	Hologic, Inc.	Perrigo Company plc
Alexion Pharmaceuticals, Inc.	IDEXX Laboratories, Inc.	STERIS plc
BioMarin Pharmaceutical	Incyte Corporation	United Therapeutics
Bio-Rad Laboratories	Jazz Pharmaceuticals plc	Varian Medical Systems, Inc.
DENTSPLY SIRONA Inc.	Mettler-Toledo International	West Pharmaceutical Services
Edwards Lifesciences Corporation	PerkinElmer	Zoetis Inc.
Endo International plc

Elanco’s peer group for setting 2021 compensation was revised in August 2020 due to the Bayer Animal Health acquisition to better reflect companies that were direct competitors of Elanco, operated in a similar business model and employed people with the unique skills required to operate an established biopharmaceutical company. The Compensation Committee selected a peer group whose median revenues were broadly similar to that of Elanco’s, with none being larger in size than 2.4 times Elanco’s. Executive compensation was not adjusted upon the finalization of the Bayer Animal Health acquisition. Based on the advice of Willis Towers Watson, the following group of 18 companies were identified as Elanco’s peers for 2021:

Agilent Technologies, Inc.	Edwards Lifesciences Corporation	Perrigo Company plc
Alexion Pharmaceuticals, Inc.	Endo International plc	Regeneron Pharmaceuticals, Inc.
Baxter International Inc.	Hologic, Inc.	STERIS plc
Boston Scientific Corporation	IDEXX Laboratories, Inc.	Varian Medical Systems, Inc.
Charles River Laboratories International, Inc.	Incyte Corporation	Zimmer Biomet Holdings, Inc.
DENTSPLY SIRONA Inc.	Jazz Pharmaceuticals plc	Zoetis Inc.

The Compensation Committee periodically reviews Elanco’s peer group and adds or removes companies in the peer group when appropriate to ensure the companies in the peer group are similar in size to the company and appropriately reflect the company and how it conducts its business.

To determine the elements of Elanco’s compensation programs for its Named Executive Officers, the Board approved compensation derived from the following benchmarks, among others:

•	When comparable positions are disclosed, proxy statement data for the above peer group as disclosed in each company’s prior year Compensation Discussion and Analysis and executive compensation tables; and

•	Willis Towers Watson survey data for similarly sized companies in the life sciences industry.

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EXECUTIVE COMPENSATION

Components of Executive Compensation

Elanco’s 2020 executive compensation program, in which certain key employees participate, including the Named Executive Officers, was primarily comprised of base salary, annual cash bonus and long-term equity awards.

•	2020 annual cash bonus program included:

•	Elanco’s Corporate Bonus Plan (the “Elanco Bonus Plan”), under which bonuses are calculated based on Elanco’s performance as compared to Elanco’s internal targets for revenue and earnings before interest, taxes, depreciation, and amortization (“EBITDA”), and Elanco’s innovation progress.

•	2020 equity incentive program included:

•	Elanco PAs, which are Elanco equity awards with a performance component measuring Elanco’s reported two-year Net Income.

•	Elanco RSUs, which are Elanco time-vesting equity awards issued to certain executive officers and key employees of Elanco, including our Named Executive Officers.

Elanco employees, which included the Named Executive Officers, also received a company benefits package, described below under “Other Elanco Compensation Practices and Information — Employee Benefits.”

1.	Base Salary

Base salaries for Elanco employees, including for the Named Executive Officers, are reviewed and established annually by Elanco and may be adjusted upon promotion, following a change in job responsibilities or to maintain market competitiveness. Salaries are based on each person’s level of contribution, responsibility, expertise, and competitiveness with respect to Elanco peer group data.

Base salary increases for 2020 were established based upon our corporate budget for salary increases, which were set considering our performance over the prior year, expected performance for the following year and general external trends. In setting salaries, Elanco seeks to retain, motivate and reward successful performers, while maintaining affordability within the company’s business plan.

During 2020, the base salaries of certain of the Named Executive Officers were adjusted as described in the table below. As such, the table below reflects the actual annual salary earned by the Named Executive Officers in 2019 and 2020. See also the Summary Compensation Table in the section entitled “Executive Compensation Tables” below.

Name	2019 Annual Base Salary	2020 Annual Base Salary
Mr. Simmons	$1,000,000	$1,025,000
Mr. Young	$550,000	$568,000
Mr. Schacht	$434,167(1)	$597,000
Ms. Lin	$530,000	$550,000
Mr. Hicks	- (2)	$519,000

(1)	Effective March 1, 2019, Mr. Schacht’s salary was adjusted from $355,000 to $450,000.
(2)	Mr. Hicks was not a named executive officer in 2019.

2.	Annual Cash Bonus

The Named Executive Officers participated in the Elanco Bonus Plan during 2020. The Elanco Bonus Plan for 2020 was designed to reward the achievement of Elanco’s financial goals and innovation objectives for the year. The bonus was based on three areas that are measured relative to internal targets: revenue, adjusted EBITDA, and certain innovation targets set by Elanco (“Elanco innovation progress”).

Elanco’s performance goals under the Elanco Bonus Plan and individual bonus targets are set at the beginning of each year. Actual payout can range from 0% to 200% of an individual’s bonus target. The Elanco Bonus Plan for 2020 allowed for adjustments to Elanco’s 2020 fiscal performance based on unforeseen events, which adjustments needed to be recommended by management for consideration and approval by the Compensation Committee.

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EXECUTIVE COMPENSATION

In late 2019, the Compensation Committee of the Board of Directors approved a recommendation from management to reset bonus plan targets in August 2020 due to the acquisition of the Bayer Animal Health business. This strategic decision was approved to be implemented upon the completion of the acquisition, since the resulting combined company would increase revenue, leading to likely overperformance on Elanco-only targets. Management neither sought nor received any relief specific to the impact of COVID-19 on our business during 2020 for either half of the bonus plan.

Performance targets and the assessment of the relative weighting for each objective is based upon annual operating plans with a threshold, target and maximum set for each objective (with straight line interpolation for achievement between relevant levels). The 2020 weightings were as follows:

Elanco Bonus Plan

Elanco Goals	Weighting
Elanco revenue performance	30%
Elanco adjusted EBITDA performance	40%
Elanco innovation progress	30%

Based on this weighting, the Elanco Bonus Plan multiple is calculated as follows:

(0.30 × revenue multiple) + (0.40 × adjusted EBITDA multiple) + (0.30 × innovation progress multiple) = Elanco Bonus Plan multiple

The annual Elanco Bonus Plan payout for each individual is calculated as follows:

Elanco Bonus Plan multiple × individual bonus target × base salary = payout

Bonus targets for 2019 and 2020 are shown in the table below as a percentage of the Named Executive Officer’s actual base salary earnings.

Name	2019 Bonus Target	2020 Bonus Target
Mr. Simmons	120%	120%
Mr. Young	70%	70%
Mr. Schacht	60%	65%
Ms. Lin	60%	60%
Mr. Hicks	- (1)	65%

(1)	Mr. Hicks was not a named executive officer in 2019.

The 2020 results described below reflect Elanco’s 2020 performance with respect to the Elanco Bonus Plan targets and are not presented on the same basis as, and are not directly comparable to, our combined financial results presented in our financial statements included in our Annual Report on Form 10-K.

Performance targets for the Elanco Bonus Plan were based on Elanco’s 2020 operating plan. Elanco’s performance compared to the 2020 targets for revenue, adjusted EBITDA, and Elanco innovation progress, as well as the resulting bonus multiple, is set forth below.

As mentioned above, in August 2020 the Compensation Committee reset the Bonus Targets for 2020, in order to compensate for the likely over-performance that would have resulted had the original, full year 2020 targets been maintained. The prior, full year target was halved to create a revised first half target, and new targets were set for the second half. While the performance periods were split into first half (January – June) and second half (July – August), the weighting on the periods was set at 7/12 for first half, to align with the 7 months of the year pre-acquisition, and 5/12 for second half, to align with the 5 months of the year post-acquisition. Adjustments were made to the second half 2020 results to rationalize what ended up being stronger than mid-year projections anticipated. COVID-19 pandemic was expected to have a severe impact on our second half 2020 revenue and earnings, but instead the business showed resiliency. The resiliency of our business was particularly present with a stronger and faster COVID recovery in our U.S. Farm Animal business as well as a sustained U.S. Pet Health Retail business that was strengthened due to COVID-related purchasing behavior and overall increased attention to pets. Another adjustment was to reduce investment income related to Tarsus Bio-Pharma (an investment where in exchange, in part, for equity in Tarsus Bio-Pharma we granted licenses for the development and marketing of lotilaner for applications in humans) where the returns on this investment exceeded expectations that were not part of our core business.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	29

EXECUTIVE COMPENSATION

	2020 First Half Elanco Target	2020 First Half Elanco Results/Multiple	2020 Second Half Elanco Target	2020 Second Half Elanco Results/Multiple	Resulting Multiple
Revenue	$1.54B	$1.244B/0%	$1.914B	1.940B/111%	0.14
EBITDA	$363M	$205M/0%	$161M	$239M/193.08%	0.32
Innovation Progress	100%	118%	100%	145%	0.39
Resulting Full Year 2020 Bonus Multiple					0.85

Elanco’s 2020 first half innovation progress target was 3.0 on a scale of 1.0 to 5.0. Elanco’s innovation progress multiple was comprised of the following factors: (i) achievement of certain product approvals and submissions; (ii) increase of pipeline value; (iii) launch equivalents; and (iv) a qualitative assessment of overall performance by Aaron Schacht, Elanco’s Executive Vice President, Innovation, Regulatory and Business Development. Based on the weighted outcomes of these factors, Elanco achieved a 3.70 score, which correlates to a 1.18 innovation progress multiple for use in the calculation of the first half of the 2020 Elanco Bonus Plan.

Elanco’s 2020 second half innovation progress target was 3.0 on a scale of 1.0 to 5.0. Elanco’s innovation progress multiple was comprised of the following factors: (i) achievement of certain product approvals and submissions, (ii) increase of pipeline value, (iii) launch equivalents, and (iv) a qualitative assessment of overall performance by Aaron Schacht, Elanco’s Executive Vice President, Innovation, Regulatory and Business Development. Based on the weighted outcomes of these factors, Elanco achieved a 3.90 score, which correlates to a 1.45 innovation progress multiple for use in the calculation of the second half of the 2020 Elanco Bonus Plan.

When combined, Elanco’s revenue, adjusted EBITDA, and innovation multiples yielded a 2020 Elanco Bonus Plan multiple of:

First Half (0.30 × 0) + (0.40 × 0) + (0.30 × 1.18) = 0.35 bonus multiple

Second Half (0.30 × 1.11) + (0.40 × 1.9308) + (0.30 × 1.45) = 1.54 bonus multiple

(7/12 * 0.35) + (5/12 *1.54) = 0.85 full year bonus multiple

The 2020 bonuses paid to the Named Executive Officers under the 2020 Elanco Bonus Plan are as follows:

Name	2020 Bonus ($)
Mr. Simmons	$1,045,500
Mr. Young	$337,960
Mr. Schacht	$329,843
Ms. Lin	$280,500
Mr. Hicks	$286,748

3.	Equity Incentives Under Elanco’s 2020 Long-Term Incentive Plan

Elanco primarily grants two types of equity incentives to executives and certain other employees under its long-term incentive plans — Elanco Performance Awards (Elanco PAs) and Elanco Restricted Stock Units (Elanco RSUs). Elanco PAs are designed to focus leaders on achieving certain determined company financial performance objectives. Equity issued under our long-term incentive plans are issued pursuant to the terms of the 2018 Elanco Stock Plan (the “Elanco Stock Plan”). The Compensation Committee has the discretion to adjust downward (but not upward) any equity award payout, including executive officers’ payout from the amount yielded by the applicable formula.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	30

EXECUTIVE COMPENSATION

Performance Awards (Elanco PAs)

All of our Named Executive Officers received Elanco PAs under Elanco’s 2020 Long-Term Incentive Plan that vest over a two-year performance period. In February 2020 the Compensation Committee established two one-year Net Income targets for the 2020-2021 performance period, based on Elanco’s business plan at that time. As mentioned above, in August 2020 the Compensation Committee reset the Long-Term Incentive for 2020, in order to compensate for the likely over-performance that would have resulted had the original full year 2020 targets been maintained. While the 2020 performance periods were split into first half (January – June) and second half (July – August), the weighting on the periods was set at 7/12 for first half, to align with the 7 months of the year pre-acquisition, and 5/12 for second half, to align with the 5 months of the year post-acquisition. The 2021 performance period, of a full year, was approved in December 2020, upon finalization of the 2021 business plan.

The Net Income target is subject to adjustments which may include impacts of divestitures, acquisitions, non-GAAP adjustments, or other adjustments approved by the Compensation Committee over the two-year performance period. These awards do not accumulate dividends. The Compensation Committee believes that Net Income is an effective measure of long-term earnings, including management of expenses, interest incurred on outstanding debt and gross margin expansion.

Payouts for the 2020-2021 Elanco PAs range from 0% to 200% of the target, based on the achievement of the Net Income targets, which we believe to be rigorous and challenging. The specific Net Income metrics and the range of awards related to the achievement of such metrics are reflective of Elanco’s confidential business plan, the disclosure of which would cause Elanco competitive harm.

Performance-Based Equity Incentives Under Elanco’s 2019 Long-Term Incentive Plan

All of our Named Executive Officers received Elanco PAs under Elanco’s 2019 Long-Term Incentive Plan that vest over a two-year performance period. In November 2018, the Compensation Committee established two one-year EBIT targets for the 2019-2020 performance period, based on Elanco’s business plan at that time. The EBIT target is subject to adjustments which may include impacts of divestitures, acquisitions, non-GAAP adjustments, or other adjustments approved by the Compensation Committee over the two-year performance period. These awards do not accumulate dividends.

Payouts for the 2019-2020 Elanco PAs range from 0% to 200% of the target, based on the achievement of the EBIT targets, which we believe to be rigorous and challenging. The specific EBIT metrics and the range of awards related to the achievement of such metrics are reflective of Elanco’s confidential business plan, the disclosure of which would cause Elanco competitive harm.

2019 Performance Period

The Elanco EBIT target for this performance period set by the Compensation Committee was $590 million, of which $589.5 million was attained. The Compensation Committee approved a period multiple of 0.9937 for the 2019 Performance Period on February 14, 2020.

2020 Performance Period

For the same reasons as set forth above regarding the adjustments to the Bonus Targets for 2020, the EBIT Targets for the 2020 Performance Period were also adjusted.

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EXECUTIVE COMPENSATION

2020 First Half EBIT Target	2020 First Half EBIT Results/ Multiple	2020 Second Half EBIT Target	2020 Second Half EBIT Results/ Multiple	Resulting Full Year 2020 Multiple
$327M	$148M/0%	$86M	$156.4M/185.23%	0.8827

For the Named Executive Officers who participated in these awards, the number of Elanco shares earned under the performance-based awards is set forth in the table below. Details on the vesting schedule of these awards appear below, in the section “Outstanding Equity Awards at December 31, 2020.”

Name	Target Shares	Shares Paid Out
Mr. Simmons	101,849	89,902
Mr. Young	29,451	25,996
Mr. Schacht	15,953	14,082
Ms. Lin	18,407	16,248
Mr. Hicks	24,542	21,663

Restricted Stock Unit Awards (Elanco RSUs)

All of our Named Executive Officers received Elanco RSUs under Elanco’s 2020 Long-Term Incentive Plan. These awards vest over a three-year period, with 33% of the award vesting on the first anniversary of the grant date, 33% of the award vesting on the second anniversary of the grant date, and 34% of the award vesting on the third anniversary of the grant date.

Elanco Equity Program — Target Grant Values

For the 2020 equity awards Elanco set the total target value for Messrs. Simmons, Young, Schacht, and Hicks, and Ms. Lin based on internal pay equity, Elanco performance, individual performance and Elanco peer group data. Total target values for the 2020 equity grants to the applicable Named Executive Officers were as follows:

Name	2020 Annual Grant Equity Grant
Mr. Simmons	$6,860,000
Mr. Young	$1,649,000
Mr. Schacht	$1,373,000
Ms. Lin	$1,000,000
Mr. Hicks	$1,000,000

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EXECUTIVE COMPENSATION

Other Elanco Compensation Practices and Information

Elanco Employee Benefits

Elanco offers core employee benefits coverage to:

•	provide the Elanco workforce with a reasonable level of financial support in the event of illness or injury;

•	provide post-retirement income; and

•	enhance productivity and job satisfaction through benefit programs that focus on overall well-being.

The benefits that were available to the Named Executive Officers during their employment with Elanco were generally the same as those available to all U.S. Elanco employees and included medical and dental insurance, disability insurance and life insurance. In addition, The Elanco Employee 401(k) plan (the “Elanco 401(k) Plan” or the “Plan”) provides U.S. Elanco employees a competitive level of retirement income reflecting employees’ careers with Elanco.

The Elanco 401(k) Plan and Other Retirement Benefits

Elanco provides retirement income to eligible employees, which includes the Named Executive Officers, through the Elanco 401(k) Plan, a defined contribution plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Participants may elect to contribute a portion of their base salary to the plan, and Elanco provides matching contributions on employees’ contributions up to 6% of base salary up to IRS limits. In addition, Elanco provides a non-elective contribution in the amount of 3% of base salary earnings, pending active employment on December 31 of each year. The employee contributions, Elanco contributions and earnings thereon are paid out in accordance with elections made by the participant under the terms and conditions of the Plan.

The Elanco Deferred Compensation Plan

Elanco’s executive officers may defer receipt of all or part of their cash bonus under The Elanco Deferred Compensation Plan, which allows participants to save for retirement in a tax-effective way at minimal cost to Elanco. Under this unfunded plan, amounts deferred by the participant are credited at an interest rate of 120% of the applicable federal long-term rate, as described in more detail following the “Nonqualified Deferred Compensation in 2020” table.

Stock Ownership and Holding Guidelines

Elanco’s Board has adopted stock ownership guidelines for Elanco’s executive officers. These stock ownership guidelines require the Chief Executive Officer to hold the number of shares of Elanco common stock equal to six times (6x) his or her base salary, and other executive officers to hold the number of shares of Elanco common stock equal to three times (3x) their base salaries. The Named Executive Offers were compliant with the stock ownership guidelines with respect to the annual equity awards granted to them, which requires the retention of 50% of all equity awards granted until their stock ownership requirements are satisfied, as they each build toward their respective ownership requirements.

Hedging/Pledging Policy

Elanco’s Board adopted a hedging and pledging policy under which our non-employee directors and employees are not permitted to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or otherwise engage in transactions that hedge or offset any decrease in the market value of a company’s equity securities granted to the employee or director as compensation or held directly or indirectly by the employee or director.

Executive Compensation Recovery Policy

All Elanco incentive awards generally are subject to forfeiture upon termination of employment prior to the end of the performance or vesting period or for disciplinary reasons. In addition, the Compensation Committee has adopted an executive compensation recovery policy that gives the Compensation Committee broad discretion to claw back Elanco incentive payouts from any member of Elanco senior management, which includes our Named Executive Officers, whose misconduct results in a material violation of law or company policy that causes significant harm to Elanco or who fails in his or her supervisory responsibility to prevent such misconduct by others. The Elanco recovery policy covers any Elanco incentive compensation awarded or paid to an employee at a time when he or she is a member of Elanco senior management. Subsequent changes in status, including retirement or termination of employment, do not affect Elanco’s rights to recover compensation under the policy. Recoveries under the Elanco plan can extend back as far as three years.

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EXECUTIVE COMPENSATION

Executive Compensation Tables

All amounts included in the tables below represent compensation paid to or earned by the applicable Named Executive Officers in 2020 or the year indicated in the applicable table.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total Compensation ($)
Jeffrey Simmons President and Chief Executive Officer	2020 2019 2018	$1,025,000 $1,000,000 $775,185	$0 $0 $0	$6,860,048 $13,534,347 $2,530,654	$0 $0 $1,119,445	$1,045,500 $1,248,000 $907,450	N/A N/A $0	$28,272 $19,422 $46,511	$8,958,820 $15,801,769 $5,379,245
Todd Young Executive Vice President and Chief Financial Officer	2020 2019 2018	$568,000 $550,000 $91,667	$0 $0 $200,000	$1,649,020 $1,202,567 $300,032	$0 $0 $0	$337,960 $400,400 $79,567	N/A N/A $1,102	$28,960 $121,165 $8,285	$2,583,940 $2,274,132 $680,653
Aaron Schacht Executive Vice President, Innovation, Regulatory and Business Development	2020 2019 2018	$597,000 $434,167 N/A	$0 $0 N/A	$1,373,054 $2,101,855 N/A	$0 $0 N/A	$329,843 $270,920 N/A	N/A N/A N/A	$28,472 $19,367 N/A	$2,328,369 $2,826,309 N/A
Sarena Lin Former Executive Vice President, Transformation and Technology	2020 2019 2018	$550,000 $530,000 $500,556	$0 $0 $500,000	$1,000,024 $750,034 $1,115,384	$0 $0 $215,288	$280,500 $330,720 $350,552	N/A N/A $5,742	$28,960 $28,096 $171,338	$1,859,484 $1,638,850 $2,858,860
Michael-Bryant Hicks Former Executive Vice President, General Counsel and Corporate Secretary	2020 2019 2018	$519,000 N/A N/A	$0 N/A N/A	$1,000,024 N/A N/A	$0 N/A N/A	$286,748 N/A N/A	N/A N/A N/A	$29,173 N/A N/A	$1,834,944 N/A N/A

(1)	Mr. Young and Ms. Lin received one-time cash bonus payments of $200,000 and $500,000, respectively, as part of their respective employment offers.

(2)	This column shows the grant date fair value of the Elanco RSUs, and Elanco PAs, and prior Lilly PAs, Executive Officer PAs, Lilly Shareholder Valve Awards (“SVAs”), Executive Officer SVAs, and Lilly RSUs, as applicable, awarded to the Named Executive Officers in 2017, 2018, and 2019, computed in accordance with FASB ASC Topic 718, based upon the probable outcome of the performance conditions as of the grant date and the assumptions in Note 14: Stock-Based Compensation to Elanco’s consolidated and combined financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2020, filed by Elanco with the Securities and Exchange Commission on March 1, 2021. The grant date fair value for Elanco PAs included in the “Stock Awards” column are based on the probable payout outcome anticipated at the time of grant, which, for the Elanco PAs, was at target value.

The “Stock Awards” column also includes one-time Elanco PAs and Elanco RSUs awards as follows:

•	Messrs. Simmons and Schacht each received performance-based Replacement Awards on February 12, 2019, to replace previously unvested Lilly Performance Awards, that would have otherwise been forfeited at the time of separation. Of these awards, 40% of the amount of granted shares is subject to a one-year performance period. The remaining 60% of shares had been adjusted for the Lilly Performance from January 1, 2018 until the grant date. The grant date fair value for Mr. Simmons was $1,008,653. For Mr. Schacht the grant date fair value was $299,358. These Replacement Awards vested on February 14, 2020, for Mr. Schacht, and vested on February 1, 2021 for Mr. Simmons.

•	Messrs. Simmons and Schacht and Ms. Lin each received multiple Elanco RSUs as Replacement Awards on March 12, 2019, which replaced previously unvested Lilly SVAs and Lilly RSUs, that would have otherwise been forfeited at the time of separation. For Mr. Simmons, the grant date fair value was $8,375,677. For Mr. Schacht, the grant date fair value was $1,152,455. For Ms. Lin, the grant date fair value was $908,005. For Mr. Simmons, some awards vested on December 31, 2019, February 1, 2020, and December 31, 2020. For Mr. Schacht, some awards vested on December 31, 2019, September 1, 2020, and December 31, 2020. For Ms. Lin, some awards vested on February 1, 2020 and the remainder vested on February 1, 2021.

•	Mr. Young received an Elanco RSU award, which was granted on December 3, 2018, with a grant date fair value of $300,032. He received this as a one-time award to partially offset compensation forfeited from a previous employer. One-half of this grant vested on December 3, 2019 and the remaining one-half vested on December 3, 2020.

The “Stock Awards” column also includes Founders’ Award Elanco RSUs for Messrs. Simmons, Schacht, and Ms. Lin. These awards were granted on October 20, 2018, after the IPO, and will vest on October 20, 2021. The grant date fair values were $1,119,454 for Mr. Simmons and $215,302 for Mr. Schacht and Ms. Lin.

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EXECUTIVE COMPENSATION

The table below shows the target and maximum payouts for the 2020 Performance Awards included in this column of the “Summary Compensation Table.”

Name	Payout Date	Target Payout	Maximum Payout
Mr. Simmons	February 2022	$5,145,023	$10,290,046
Mr. Young	February 2022	$1,236,766	$2,473,532
Mr. Schacht	February 2022	$1,029,777	$2,059,554
Ms. Lin	February 2022	$750,004	$1,500,008
Mr. Hicks	February 2022	$750,004	$1,500,008

(3)	The “Option Awards” column includes Founders’ Awards of Elanco options for Mr. Simmons and Ms. Lin. These nonqualified stock option awards were granted after our initial public offering on October 20, 2018. These options vest on the third anniversary of the grant date, followed by a seven-year exercise period. The grant date fair values were $1,119,445 for Mr. Simmons and $215,288 for Ms. Lin. The grant date fair value of such awards is based upon the assumptions described in Note 13: Stock Based Compensation to Elanco’s consolidated and combined financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018 filed by Elanco with the Securities and Exchange Commission on February 20, 2019.

(4)	This column shows payments under the Elanco Bonus Plan for performance in 2020 and 2019, and/or the Lilly Bonus Plan for performance in 2018. See “Components of Executive Compensation – Annual Cash Bonus” above for details on 2020 payouts for the Named Executive Officers under the 2020 Elanco Bonus Plan.

(5)	The amounts in this column represent information previously reported in Elanco’s 2019 proxy statement and represent changes in Lilly pension value, calculated by Lilly’s actuary, and are affected by additional service accruals and pay earned, as well as actuarial assumption changes.

(6)	The amounts in this column consist solely of Elanco’s matching contributions under the Elanco 401(k) for each Named Executive Officer, any recognition program awards, Imputed Life income, or Health Saving Account contributions. There were no reportable perquisites, personal benefits or tax reimbursements or gross-ups paid to any of the Named Executive Officers for 2020.

Grants of Plan-Based Awards During 2020

The following table reflects grants of plan-based awards described in the CD&A under each of the following plans: the Elanco Bonus Plan (a non-equity incentive plan), and the Elanco Stock Plan, which provides for the grant of Elanco PA, Elanco RSUs, and Elanco stock options. To receive a payout under the Elanco PAs and Elanco RSUs, a participant must remain employed with Elanco through the end of the relevant performance period or vesting date (except in the case of death, disability, retirement or redundancy). No dividends accrue on either the Elanco PAs or the Elanco RSUs prior to payout or vesting, as applicable.

			Elanco compensation committee	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value
Name	Award	Grant Date(2)	Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	of Stock Awards(5)
Mr. Simmons	2020 Elanco Bonus Plan			$73,800	$1,230,000	$2,460,000
	2020 Elanco PAs(3)	3/2/2020	2/26/2020				92,603	185,206	370,412		$5,145,023
	2020 Elanco RSUs(4)	3/2/2020	2/26/2020							61,736	$1,715,026
Mr. Young	2020 Elanco Bonus Plan			$23,856	$397,600	$795,200
	2020 Elanco PAs(3)	3/2/2020	2/26/2020				22,260	44,520	89,040		$1,236,766
	2020 Elanco RSUs(4)	3/2/2020	2/26/2020							14,840	$412,255
Mr. Schacht	2020 Elanco Bonus Plan			$23,283	$388,050	$776,100
	2020 Elanco PAs(3)	3/2/2020	2/26/2020				18,535	37,069	74,138		$1,029,777
	2020 Elanco RSUs(4)	3/2/2020	2/26/2020							12,357	$343,277
Ms. Lin	2020 Elanco Bonus Plan			$19,800	$330,000	$660,000
	2020 Elanco PAs(3)	3/2/2020	2/26/2020				13,499	26,998	53,996		$750,004
	2020 Elanco RSUs(4)	3/2/2020	2/26/2020							9,000	$250,020
Mr. Hicks	2020 Elanco Bonus Plan			$20,241	$337,350	$674,700
	2020 Elanco PAs(3)	3/2/2020	2/26/2020				13,499	26,998	53,996		$750,004
	2020 Elanco RSUs(4)	3/2/2020	2/26/2020							9,000	$250,020

(1)	These columns show the threshold, target and maximum payouts for performance under the 2020 Elanco Bonus Plan. Bonus payouts range from 0% to 200% of target. The threshold, target and maximum amounts represents a weighted average of the amounts approved by the Compensation Committee.

(2)	To assure grant timing is not manipulated for employee gain, the annual grant date for Elanco awards is established in advance of the grant date by the Compensation Committee. Elanco equity awards to new hires and other off-cycle grants are generally effective on the first trading day of the following quarter.

(3)	This row shows the range of payouts for 2020 Elanco Performance Awards. These performance awards will pay out in February 2022, with payouts ranging from 0% to 200%. The grant date fair value of the Elanco Replacement PAs is based on the probable payout outcome at the time of grant. The target and maximum values are listed for these awards in Note 2 to the Summary Compensation Table, above.

(4)	This row shows the shares underlying the Elanco RSUs granted under the 2020 Elanco Long-Term Incentive Plan. One third of these shares vested on March 2, 2021, one third of these shares will vest on March 2, 2022, and the remainder of these shares will vest on March 2, 2023.

(5)	This column shows the grant date fair value of the Elanco PAs computed in accordance with FASB ASC Topic 718, based upon the probable outcome of the performance conditions as of the grant date, as well as the grant date fair value of the Elanco RSUs. See also notes 3 through 4 of this table.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards at December 31, 2020

The closing price of Elanco’s common stock on December 31, 2020, which was $30.67, was used to calculate the values in the table below.

		Option Awards				Stock Awards
Name	Award	Number of Securities Underlying Options Exercisable (#)	Number of Securities Underlying Options Unexercisable (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Mr. Simmons	2019 - 2020 Executive PAs(1)					89,902	$2,757,254
	2019 Elanco RSUs(2)					22,747	$697,651
	2019 Elanco Replacement PAs(3)							34,425	$1,055,815
	2019 Elanco Replacement RSUs(4)					88,159	$2,703,837
	Elanco Founders RSUs(5)					36,287	$1,112,922
	Elanco Options(6)	109,642		$31.61	10/20/2028
	2020 - 2021 Executive PAs(10)							185,206	$5,680,268
	2020 Elanco RSUs(11)					61,736	$1,893,443

Mr. Young	2019 - 2020 Executive PAs(1)					25,996	$797,297
	2019 Elanco RSUs(2)					6,578	$201,747
	2019 Own Our Future Award(7)					83	$2,546
	2020 - 2021 Executive PAs(10)							44,520	$1,365,428
	2020 Elanco RSUs(11)					14,840	$455,143

Mr. Schacht	2019 - 2020 Executive PAs(1)					14,082	$431,895
	2019 Elanco RSUs(2)					3,564	$109,308
	Elanco Founders RSUs(5)					6,979	$214,046
	Elanco Options(6)	21,086		$31.61	10/20/2028
	2019 Elanco Replacement RSUs(8)					12,773	$391,748
	2020 - 2021 Executive PAs(10)							37,069	$1,136,906
	2020 Elanco RSUs(11)					12,357	$378,989

Ms. Lin	2019 - 2020 Executive PAs(1)					16,248	$498,326
	2019 Elanco RSUs(2)					4,112	$126,115
	Elanco Founders RSUs(5)					6,979	$214,046
	Elanco Options(6)	21,086		$31.61	10/20/2028
	2019 Elanco Replacement RSUs(9)					14,565	$446,709
	2020 - 2021 Executive PAs(10)							26,998	$828,029
	2020 Elanco RSUs(11)					9,000	$276,030

Mr. Hicks	2019 - 2020 Executive PAs(1)					21,663	$664,404
	2019 Elanco RSUs(2)					5,482	$168,133
	Elanco Founders RSUs(5)					9,725	$298,266
	Elanco Options(6)	29,383		$31.61	10/20/2028
	2020 - 2021 Executive PAs(10)							26,998	$828,029
	2020 Elanco RSUs(11)					9,000	$276,030

(1)	Elanco PAs granted for the 2019-2020 performance period, to the extent earned, vested on February 22, 2021, after the finalization of the results by the Audit and Compensation Committees. The number of shares represented here reflects the final vested amounts, utilizing the close price on December 31, 2020, as indicated in the table.

(2)	Elanco RSUs granted on March 1, 2019. One third of the shares underlying this grant vested on March 1, 2020, one third of the shares vested on March 1, 2021, and the remainder of the shares will vest March 1, 2022.

(3)	For Mr. Simmons, this award represents a performance-based Replacement Award that was issued on February 12, 2019, with a one-year performance period from January 1, 2019 until December 31, 2019, to replace unvested Lilly Performance Award shares that would have otherwise been forfeited at the time of Elanco’s separation from Lilly. This award vested on February 1, 2021. The number of shares reflected in the table with respect to this Replacement Award is the actual amount of shares that vested on February 1, 2021, as the final performance metric was approved by the Compensation Committee on February 14, 2020.

(4)	Elanco RSUs granted on March 12, 2019, to replace the award of unvested Lilly RSUs. 88,159 shares underlying this award vested on December 31, 2020.

(5)	Elanco RSUs award granted after Elanco’s IPO, which award shall cliff vest on October 20, 2021.

(6)	An award of nonqualified stock options granted after Elanco’s IPO, which award shall vest on October 20, 2021 followed by a seven-year exercise period ending October 20, 2028.

(7)	Reflects the “all employee” award granted to Mr. Young on March 1, 2019. The award will cliff vest on March 1, 2022.

(8)	Elanco RSUs granted on March 12, 2019, to replace the award of unvested Lilly RSUs. 12,773 shares underlying this award vested on December 31, 2020.

(9)	Elanco RSUs granted on March 12, 2019, to replace the award of unvested Lilly RSUs. 14,565 shares underlying this award vested on December 31, 2020.

(10)	Elanco PAs granted for the 2020-2021 performance period, to the extent earned, are scheduled to vest as soon as administratively practicable following the close of the performance period. In accordance with the Securities and Exchange Commission’s regulations, the number of shares and payout value for the performance awards and restricted stock units reflect the target payout for this grant since the company’s performance over the two-year performance period cannot be determined at this time.

(11)	Elanco RSUs granted March 2, 2020. One third of the shares underlying this grant vested on March 2, 2021, one third of the shares will vest March 2, 2022, and the remainder of the shares will vest March 2, 2023.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	36

EXECUTIVE COMPENSATION

Elanco Stock Vested in 2020

	Elanco Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Simmons	97,426(2)	$2,975,831
Mr. Young	5,521(3)	$157,050
Mr. Schacht	28,003(4)	$836,912
Ms. Lin	11,395(5)	$347,048
Mr. Hicks	1,900(6)	$52,060

(1)	Amounts reflect the market value of the Elanco’s common stock on the day the stock award vested.
(2)	For Mr. Simmons, this represents 6,320 shares vested from the first tranche of the on-cycle 2019 RSUs, vested March 1, 2020, 54,400 shares vested from Replacement RSU Awards issued in March 12, 2019 to replace unvested Lilly shares that would have otherwise been forfeited at the time of Elanco’s separation from Lilly, vested December 31, 2020, and 36,706 shares vested from Replacement RSU Awards issued in March 12, 2019 to replace unvested Lilly shares that would have otherwise been forfeited at the time of Elanco’s separation from Lilly, vested February 1, 2020.
(3)	For Mr. Young, this represents 2,313 shares vested from the first tranche of the on-cycle 2019 RSUs, vested March 1, 2020, and 3,208 shares vested from the vesting event of the final portion of Mr. Young’s sign-on award of restricted stock units granted on December 3, 2018, vested December 3, 2020
(4)	For Mr. Schacht, this represents 1,754 shares vested from the first tranche of the on-cycle 2019 RSUs, vested March 1, 2020, 12,773 shares vested from Replacement RSU Awards issued in March 12, 2019 to replace unvested Lilly shares that would have otherwise been forfeited at the time of Elanco’s separation from Lilly, vested December 31, 2020, 14,815 shares vested from Replacement RSU Awards issued in March 12, 2019 to replace unvested Lilly shares that would have otherwise been forfeited at the time of Elanco’s separation from Lilly, vested September 1, 2020, and 7,279 shares vested from Replacement Performance Awards issued on February 12, 2019, to replace unvested Lilly shares that would have otherwise been forfeited at the time of Elanco’s separation from Lilly, vested on February 14, 2020.
(5)	For Ms. Lin, this represents 2,024 shares vested from the first tranche of the on-cycle 2019 RSUs, vested March 1, 2020, and 9,950 shares vested from Replacement RSU Awards issued on March 12, 2019 to replace unvested Lilly shares that would have otherwise been forfeited at the time of Elanco’s separation from Lilly, vested February 1, 2020
(6)	For Mr. Hicks, this represents 1,900 shares vested from the first tranche of the on-cycle 2019 RSUs, vested March 1, 2020.

Nonqualified Deferred Compensation

Name	Plan	Executive Contributions in Last Fiscal Year ($)(1)	Registrant (Elanco) Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
Mr. Simmons	Elanco deferred compensation	$0	$0	$0	$0	$0
	Total	$0	$0	$0	$0	$0
Mr. Young	Elanco deferred compensation	$0	$0	$0	$0	$0
	Total	$0	$0	$0	$0	$0
Mr. Schacht	Elanco deferred compensation	$0	$0	$0	$0	$0
	Total	$0	$0	$0	$0	$0
Ms. Lin	Elanco deferred compensation	$0	$0	$0	$0	$0
	Total	$0	$0	$0	$0	$0
Mr. Hicks	Elanco deferred compensation	$0	$0	$0	$0	$0
	Total	$0	$0	$0	$0	$0

(1)	The amounts in this column are also included in the Summary Compensation Table, in the “Elanco Non-Equity Incentive Plan Compensation” column (deferred compensation).

The Nonqualified Deferred Compensation table above shows information about the Elanco Deferred Compensation Plan. Elanco executives may defer receipt of all or part of their cash bonus under the Elanco Deferred Compensation Plan. Amounts deferred by executives under the Elanco plan are credited with interest at 120% of the applicable federal long-term rate as established the preceding December by the U.S. Treasury Department under Section 1274(d) of the Code with monthly compounding. Deferral elections for bonuses earned in 2020, payable in 2021, were made in the fourth quarter of 2019. Participants may elect to receive the funds in a lump sum or in up to ten annual installments following termination of employment, but may not make withdrawals while employed by Elanco, except in the event of hardship as approved by the Compensation Committee. All deferral elections and associated distribution schedules are irrevocable. The Nonqualified Deferred Compensation is unfunded and subject to forfeiture in the event of bankruptcy.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	37

EXECUTIVE COMPENSATION

Payments Upon Termination or Change in Control (as of December 31, 2020)

The following table describes the potential payments and benefits under Elanco’s compensation and benefit plans, and arrangements to which the applicable Named Executive Officers would have been entitled upon a hypothetical termination of employment on December 31, 2020, in the circumstances described in the table. The closing price of Elanco’s common stock on December 31, 2020, was $30.67, and was the price used to calculate the values in the table below. The narrative following the tabular disclosure below contains more details on the treatment of certain equity awards upon a qualifying termination of employment for the Named Executive Officers. Other than the payments and benefits described below, any agreement to provide severance payments or benefits would be at the discretion of our Compensation Committee.

	Cash Severance Payment(1)	Continuation of Medical / Welfare Benefits (present value)	Value of Acceleration of Equity Awards	Total Termination Benefits
Mr. Simmons
• Termination due to death	$0	$0	$13,332,341(3)	$13,332,341
• Termination due to disability, reduction in force, or other qualified non-change-in-control reason	$4,510,000	$53,248(5)	$11,548,789(3)	$16,112,037
• Discharge for non-qualified change-in-control	$4,510,000	$53,248(5)	$0(6)	$4,563,248
• Change-in-control	$4,510,000	$39,936(2)	$16,267,644(4)	$20,817,580
Mr. Young
• Termination due to death	$0	$0	$2,245,412(3)	$2,245,412
• Termination due to disability, reduction in force, or other qualified non-change-in-control reason	$965,600	$26,420(5)	$1,795,667(3)	$2,787,687
• Discharge for non-qualified change-in-control	$965,600	$26,420(5)	$0(6)	$992,020
• Change-in-control	$1,931,200	$39,630(2)	$2,928,126(4)	$4,898,956
Mr. Schacht
• Termination due to death	$0	$0	$2,151,838(3)	$2,151,838
• Termination due to disability, reduction in force, or other qualified non-change-in-control reason	$985,050	$26,887(5)	$1,812,658(3)	$2,824,595
• Discharge for non-qualified change-in-control	$985,050	$26,887(5)	$0(6)	$1,011,937
• Change-in-control	$1,970,100	$40,331(2)	$2,720,276(4)	$4,730,706
Ms. Lin(7)
• Termination due to death	$0	$0	$2,041,457(3)	$2,041,457
• Termination due to disability, reduction in force, or other qualified non-change-in-control reason	$880,000	$13,746(5)	$1,746,442(3)	$2,640,188
• Discharge for non-qualified change in control	$880,000	$13,746(5)	$0(6)	$893,746
• Change-in-control	$1,760,000	$20,619(2)	$2,455,471(4)	$4,236,090
Mr. Hicks(8)
• Termination due to death	$0	$0	$1,909,146(3)	$1,909,146
• Termination due to disability, reduction in force, or other qualified non-change-in-control reason	$856,350	$12,379(5)	$1,610,052(3)	$2,478,781
• Discharge for non-qualified change-in-control	$856,350	$12,379(5)	$0(6)	$868,729
• Change-in-control	$1,712,700	$18,569(2)	$2,323,160(4)	$4,054,429

(1)	As of December 31, 2020, the Named Executive Officers were entitled to severance under The Elanco Change-in-Control Severance Pay Plan for Select Employees upon an involuntary retirement or termination without cause or The Elanco Executive Severance Pay Plan.

(2)	See “Elanco Change-in-Control Severance Pay Plan for Select Employees” below for a discussion of payments following a change in control.

(3)	Includes amounts for Mr. Simmons that would be paid under Founders’ Award, 2019 - 2020 Elanco PAs, 2019 Elanco RSUs, 2019 Eli Lilly Replacement PAs, 2019 Eli Lilly Replacement RSUs, 2020 – 2021 Elanco PAs, and 2020 Elanco RSUs. For Mr. Young, the amount includes 2019 - 2020 Elanco PAs, 2019 Elanco RSUs, the 2019 “all employee” award, 2020 – 2021 Elanco PAs, and 2020 Elanco RSUs. For Mr. Schacht, the amount includes the Founders’ Award Elanco RSUs, 2019 – 2020 Elanco PAs, 2019 Elanco RSUs, 2019 Eli Lilly Replacement RSUs, 2020 – 2021 Elanco PAs, and 2020 Elanco RSUs. For Ms. Lin, the amount includes the Founders’ Award, 2019 Elanco RSUs, 2019 – 2020 Elanco PAs, 2019 Eli Lilly Replacement RSUs, 2020 – 2021 Elanco PAs, and 2020 Elanco RSUs. For Mr. Hicks, the amount includes the Founders’ Award, 2019 Elanco RSUs, 2019 – 2020 Elanco PAs, 2020 Elanco RSUs, and 2020 – 2021 Elanco PAs.

(4)	Includes the acceleration of Elanco RSUs and PAs, Eli Lilly Replacement RSUs and PAs, and 2019 Founders’ Awards, as applicable, upon the event of certain qualifying terminations following a change-in-control.

(5)	See “Elanco Executive Severance Pay Plan” below for a discussion of payments following a termination not related to a change in control.

(6)	Termination due to performance is not considered a qualifying termination event under Elanco’s Stock Plan and Grant Award Agreements.

(7)	Ms. Lin resigned from Elanco voluntarily on January 22, 2021, and as such her termination package was $0.

(8)	Mr. Hicks’ service with Elanco terminated on March 2, 2021.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	38

EXECUTIVE COMPENSATION

Equity Acceleration in Connection with a Change-in-Control

Upon a change-in-control of Elanco, unvested Elanco RSUs and options will continue to vest and pay out upon the earlier of the completion of the original award period, upon a covered termination of employment as described below, or if the successor entity does not assume, substitute or otherwise replace the award. Elanco PAs will be paid out at target upon a change in control.

Elanco Change-in-Control Severance Pay Plan for Select Employees

In connection with our initial public offering, the Board adopted Elanco change-in-control severance pay plans for nearly all Elanco employees, including a plan that applies to the Named Executive Officers. These severance pay plans are intended to preserve employee morale and productivity, and encourage retention in the face of the disruptive impact of an actual or rumored change-in-control. In addition, these severance pay plans are intended to align participating Elanco employees’ and Elanco’s shareholder interests by enabling executives to evaluate corporate transactions that may be in the best interests of Elanco’s shareholders and other stakeholders without undue concern over whether the transactions would jeopardize the participating employee’s own employment.

The basic elements of the select plan applicable to the Named Executive Officers include:

•	Double trigger. Unlike “single trigger” plans that pay out immediately upon a change in control, the select plan requires a “double trigger” — a change-in-control followed by an involuntary loss of employment within two years. This is consistent with Elanco’s intent to provide employees with financial protection resulting from a loss of employment.

•	Covered terminations. Our participating Named Executive Officers are eligible for payments under our severance pay plan if, within two years of the change-in-control, their employment is terminated (i) without cause by Elanco; or (ii) for good reason by the employee, each as is defined in the plan.

•	Severance payment. Named Executive Officers are eligible for up to two years’ base salary plus two times their target bonus for the then-current year.

•	Benefit continuation. Basic employee benefits such as health and life insurance would continue for 18 months following a participating Named Executive Officer’s termination of employment, unless he or she becomes eligible for coverage with a new employer during that 18-month period.

•	No gross-ups. In some circumstances, the payments or other benefits received by a participating employee in connection with a change in control could exceed limits established under Section 280G of the Code resulting in an excise tax payment. Elanco would not reimburse or gross-up employees for these taxes. However, the amount of benefits related to a change-in-control would be reduced to the maximum amount that would not result in an excise tax if the effect would be to deliver a greater after-tax benefit than the employee would receive if his or her benefits were not so reduced.

Elanco Executive Severance Pay Plan

In November 2020, we adopted the Elanco Executive Severance Pay Plan and Summary for our senior employees, including the Named Executive Officers. We adopted this plan following discussions with our compensation consultant to fill a gap in our compensation programs and align them with market practices. Under the plan, severance benefits are payable to eligible employees if their employment is terminated by us without cause and in certain other specified circumstances. The plan does not provide for benefits upon voluntary separation of service by the employee.

The severance benefits provided under the plan are as follows:

•	Severance payment equal to the sum of (i) two times the amount of base salary for the CEO, or one times the base salary for other executives; plus (ii) two times (with respect to the CEO) or one times (with respect to other executives) the amount of their target annual cash incentive bonus for the year of termination or, if there is no target-based annual cash incentive bonus, then the annual cash bonus paid or payable for the most recently completed calendar year; plus (iii) a lump sum payment equal to 24 months (with respect to CEO) or 12 months (with respect to other executives) of Elanco contributions paid for active employees for medical and dental coverage.

•	Outplacement services for up to twelve months following the termination date.

•	Payments of (i) any accrued but unpaid base salary through the date of termination; (ii) any accrued but unpaid bonuses, subject to certain conditions; and (iii) all benefits and rights accrued under the employee benefit plans.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	39

EXECUTIVE COMPENSATION

CEO Pay Ratio

Elanco’s compensation and benefits philosophy, and the overall structure of our compensation and benefit programs, are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of every Elanco employee reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and set to be market-competitive in the country in which the jobs are performed. Elanco’s ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop, and contribute. Elanco is a global company that employs approximately 10,200 people, with more than half of our workforce located outside of the U.S.

Under rules adopted pursuant to the Dodd-Frank Act of 2010, Elanco is required to calculate and disclose the total compensation paid to its median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Elanco’s CEO. The paragraphs that follow describe our methodology and the resulting CEO Pay ratio.

Measurement Date

We identified the median employee using our employee population on December 31, 2020.

Consistently Applied Compensation Measure (CACM)

Under the relevant rules, we identified the median employee by use of a “consistently applied compensation measure,” or “CACM.” We chose a CACM that closely approximates the annual total direct compensation of our non-contingent employees. Specifically, we identified the median employee by looking at annual base pay, bonus opportunity at target, and the grant date fair value for standard equity awards. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. We chose not to include one-time equity awards when choosing the median employee as the grant of such awards is not a recurring event.

De Minimis Exception

Elanco chose not to exclude any employees when determining our median employee.

Methodology and Pay Ratio

After applying our CACM, we identified the median paid employee. Once the median paid employee was identified, we calculated the median paid employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table.

Our median employee compensation as calculated using Summary Compensation Table requirements was $95,742. Our CEO’s compensation as reported in the Summary Compensation Table was $8,958,820, resulting in a CEO to median employee pay ratio of 93:1.

This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the company used the pay ratio measure in making compensation decisions for 2020.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	40

OWNERSHIP OF COMPANY STOCK

The following table sets forth, as of March 15, 2021, beneficial ownership of shares of Elanco’s common stock by (i) each Elanco director, each of Elanco’s Named Executive Officers and all directors and executive officers as a group, as well as their total stock-based holdings, and (ii) by each person or group known to Elanco to be the beneficial owner of more than 5% of outstanding shares of Elanco’s common stock. Shares are beneficially owned when an individual has voting and/or investment power over the shares or could obtain voting and/or investment power over the shares within 60 days. Voting power includes the power to direct the voting of the shares and investment power includes the power to direct the disposition of the shares. Percentage of beneficial ownership is based on 472,799,742 shares of Elanco’s common stock outstanding as of March 15, 2021.

Unless otherwise indicated, the address for each holder listed below is 2500 Innovation Way, Greenfield, Indiana 46140. Except as noted by footnote, and subject to community property laws where applicable, Elanco believes based on the information provided to it that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Other than Scott D. Ferguson, none of the Elanco directors and executive officers beneficially owns greater than 1% of the outstanding shares of Elanco’s common stock. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

	Shares of common stock beneficially owned
Name	Number of shares(1)	Percentage of shares	Directors’ and officers’ total stock-based holdings(2)
T. Rowe Price Associates, Inc.(3)	41,656,581	8.81%	N/A
The Vanguard Group (4)	41,732,063	8.83%	N/A
PRIMECAP Management Company(5)	32,531,211	6.88%	N/A
BlackRock, Inc. (6)	28,787,996	6.09%	N/A
Sachem Head Capital Management LP (7)	27,835,500	5.89%	N/A
Aristotle Capital Management, LLC (8)	25,200,655	5.33%	N/A

Jeffrey N. Simmons	478,426	*	676,334
Todd S. Young	49,466	*	78,500
Aaron L. Schacht	71,017	*	101,898
Sarena S. Lin	42,831	*	42,831
Michael-Bryant Hicks	37,050	*	37,050
R. David Hoover	85,920(9)	*	104,391
Kapila K. Anand	2,200	*	19,160
John P. Bilbrey	24,222(10)	*	38,822
William F. Doyle	—	—	—
Scott D. Ferguson	27,835,500(11)	5.89%	27,835,500
Art A. Garcia	2,000	*	14,940
Michael J. Harrington	7,500	*	22,664
Paul Herendeen	—	—	—
Deborah T. Kochevar	1,000	*	14,901
Lawrence E. Kurzius	10,000	*	27,659
Kirk P. McDonald	—	—	13,901
Denise Scots-Knight	—	—	14,904
All directors and executive officers as a group (24 persons)	28,898,477	6.11%	29,508,518

(1)	Includes shares of our common stock beneficially owned as calculated under SEC rules, including shares that may be acquired upon settlement of RSUs within 60 days, or upon exercise of stock options that are currently exercisable or will become exercisable within 60 days.

(2)	This column shows the individual’s total Elanco stock-based holdings, including securities shown in the “Shares of common stock beneficially owned” columns (as described above), plus stock-based holdings that cannot be converted into shares of our common stock within 60 days, including, as applicable, RSUs subject to time-based vesting conditions and deferred stock units held by directors. The number does not include (i) performance-based awards granted to executive officers that are subject to performance-based vesting conditions, or (ii) the annual award of deferred stock units to be credited to non-employee directors in November 2021 under the Directors’ Deferral Plan based on service during 2021.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	41

OWNERSHIP OF COMPANY STOCK

(3)	The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. It has sole voting power with respect to 19,932,441 shares and sole dispositive power with respect to 41,656,681 shares. The share information is based solely on Amendment No. 3 to Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 16, 2021.

(4)	The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. It has shared voting power with respect to 456,511 shares, sole dispositive power with respect to 40,668,188 shares and shared dispositive power with respect to 1,063,875 shares. The share information is based solely on Amendment No. 1 to a Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2021.

(5)	The address for PRIMECAP Management Company is 177 E. Colorado Blvd., 11th Floor, Pasadena CA 91105. It has sole voting power with respect to 31,444,188 shares and sole dispositive power with respect to 32,531,211 shares. The share information is based solely on Amendment No. 1 to Schedule 13G filed by PRIMECAP Management Company with the SEC on February 12, 2020.

(6)	The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. It has sole voting power with respect to 25,621,593 shares and sole dispositive power with respect to 28,787,996 shares. The share information is based solely on Schedule 13G filed by BlackRock, Inc. with the SEC on February 5, 2021.

(7)	The address for Sachem Head is 250 West 55th Street, 34th Floor, New York, NY 10019. It has shared voting power and shared dispositive power over all of the shares reported. Uncas GP LLC has shared voting power and shared dispositive power over all of the shares reported. Sachem Head GP LLC has shared voting power and shared dispositive power over 11,000,000 of such shares. Scott D. Ferguson has shared voting power and shared dispositive power over all of the shares reported. The share information is based on Amendment No. 2 to Schedule 13D filed by Sachem Head Capital Management LP with the SEC on December 15, 2020.

(8)	The address for Aristotle Capital Management, LLC is 11100 Santa Monica Blvd., Suite 1700, Los Angeles, CA 90025. It has sole voting power with respect to 19,665,932 shares and sole dispositive power with respect to 25,200,655 shares. The share information is based solely on Schedule 13G filed by Aristotle Capital Management with the SEC on February 2, 2021.

(9)	Includes 40,920 shares held in trust over which Mr. Hoover shares voting and investment power.

(10)	Includes 24,222 shares held in trust over which Mr. Bilbrey shares voting and investment power.

(11)	Mr. Ferguson has shared voting and investment powers over all of the shares, which he shares with Sachem Head Capital Management LP and Uncas GP LLC (each, as to all shares reported), and with Sachem Head GP LLC (as to 11,000,000 of such shares).

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. In February 2021, four of our directors (Messrs. Bilbrey, Hoover and Kurzius and Ms. Scots-Knight) filed a Form 5 reporting the crediting of Elanco stock accounts under our Directors’ Deferral Plan with deferred stock units as a result of their cash deferral of director retainer fees. These filings reported acquisitions of deferred stock units that occurred monthly in 2019 (with respect to Ms. Scots-Knight) or 2019 and 2020 (with respect to Messrs. Bilbrey, Hoover and Kurzius), that were inadvertently not reported in prior Section 16(a) filings. Subsequently, each of Messrs. Bilbrey, Hoover and Kurzius reported on a Form 4 an additional acquisition of deferred stock units that occurred in January 2021.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	42

PROXY ITEM NO. 2: PROPOSAL TO RATIFY THE APPOINTMENT OF PRINCIPAL INDEPENDENT AUDITOR

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor, and oversees the process for selecting, reviewing, and evaluating the lead audit partner. Further information regarding the committee’s oversight of the independent auditor can be found in the Audit Committee charter, available on our website at elanco.com/about-us/ under “Governance.”

In connection with the decision regarding whether to reappoint the independent auditor each year (subject to shareholder ratification), the committee assesses the independent auditor’s performance. This assessment examines three primary criteria: (1) the independent auditor’s qualifications and experience; (2) the communication and interactions with the auditor over the course of the year; and (3) the auditor’s independence, objectivity, and professional skepticism. These criteria are assessed against an internal and an external scorecard, and are discussed with management during a private session, as well as in executive session. The committee also periodically considers whether a rotation of the company’s independent auditor is advisable.

Ernst & Young LLP (“EY”) has served as the principal independent auditor for the company since 2017 when we were still a wholly owned subsidiary of Lilly. Based on this year’s assessment of EY’s performance, the Audit Committee believes that the continued retention of EY to serve as the company’s principal independent auditor is in the best interests of the company and its shareholders, and has, therefore, reappointed the firm of EY as principal independent auditor for the company for 2021. In addition to this year’s favorable assessment of EY’s performance, we recognize that there are several benefits of retaining a longer-tenured independent auditor. EY has gained institutional knowledge and expertise regarding the company’s global operations, accounting policies and practices, and internal control over financial reporting. Audit and other fees are also competitive with peer companies because of EY’s familiarity with the company and its operations. This appointment is being submitted to the shareholders for ratification.

Representatives of EY are expected to attend the annual meeting and will be available to respond to questions. Those representatives will have the opportunity to make a statement if they wish to do so.

Recommendation of the Board The Board unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our principal independent auditor for 2021.

Audit Committee Report

The Audit Committee reviews the company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, the Audit Committee has met and held discussions with management and the independent auditor. Management represented to the Audit Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles (“GAAP”), and the Audit Committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent auditor, including a review of the significant management judgments underlying the financial statements and disclosures.

The independent auditor reports to the Audit Committee, which has sole authority to appoint and to replace the independent auditor (subject to shareholder ratification).

The Audit Committee has discussed with the independent auditor matters required to be discussed with the Audit Committee by the generally accepted auditing standards (“GAAS”), the Public Company Accounting Oversight Board (“PCAOB”) and the NYSE, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence, and has discussed with the independent auditor the auditor’s independence from the company and its management. In concluding that the auditor is independent, the Audit Committee determined, among other things, that the nonaudit services provided by EY (as described below) were compatible with its independence and were pre-approved. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act), the Audit Committee has adopted policies to ensure the independence of the independent auditor, such as prior committee approval of nonaudit services and required audit partner rotation.

The Audit Committee discussed with the company’s internal auditor, chief compliance officer, and independent auditors the overall scope and plans for their respective audits. The Audit Committee periodically meets with the internal and independent auditors, with and without management present, and in private sessions with members of senior management (such as the chief financial officer and the chief accounting officer) to discuss the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The Audit Committee also meets at least quarterly in executive session.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	43

Proxy Item No. 2

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in the company’s annual report on Form 10-K for the year ended December 31, 2020, for filing with the SEC. The Audit Committee has also appointed the company’s independent auditor, subject to shareholder ratification, for 2021.

Respectfully submitted,

Kapila K. Anand (Chair)
John P. Bilbrey
Art A. Garcia

March 3, 2021

The Report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement or portions thereof into any filing under the Securities Act of 1933 or the Exchange Act (collectively, the “Acts”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed filed under such Acts.

Services Performed by the Independent Auditor

The Audit Committee pre-approves all services performed by the independent auditor, in part to assess whether the provision of such services might impair the auditor’s independence. The committee’s policy and procedures are as follows:

●	Audit services: The committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters. Audit services for 2021 will include internal controls attestation work under Section 404 of the Sarbanes-Oxley Act. The committee may also pre-approve other audit services, which are those services that only the independent auditor reasonably can provide.
●	Audit-related services: Audit-related services are assurance and related services that are reasonably related to the performance of the audit or reviews of the financial statements, and that are traditionally performed by the independent auditor. The committee believes that the provision of these services does not impair the independence of the auditor.
●	Tax services: The committee believes that, in appropriate cases, the independent auditor can provide tax compliance services, tax planning, and tax advice without impairing the auditor’s independence.
●	Other services: The committee may approve other services to be provided by the independent auditor if (i) the services are permissible under SEC and PCAOB rules, (ii) the committee believes the provision of the services would not impair the independence of the auditor, and (iii) management believes that the auditor is the best choice to provide the services.
●	Approval process: At the beginning of each audit year, management requests prior committee approval of the annual audit, statutory audits, and quarterly reviews for the upcoming audit year as well as any other services known at that time. Management will also present at that time an estimate of all fees for the upcoming audit year. As specific engagements are identified thereafter, they are brought forward to the committee for approval.

For each engagement, management provides the committee with information about the services and fees, sufficiently detailed to allow the committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor.

After the end of the audit year, management provides the committee with a summary of the actual fees incurred for the completed audit year.

Independent Auditor Fees

The following table shows the fees incurred for services rendered on a worldwide basis by EY for 2020 and 2019.

	2020	2019
Audit Fees(1)	$10,364,354	$6,219,510
Audit-Related Fees(2)	$397,218	$165,294
Tax Fees(3)	$21,407	$119,668
All Other Fees	-	-
Total Fees	$10,782,979	$6,504,472

(1)	Includes annual audit of consolidated and subsidiary financial statements, reviews of quarterly financial statements and other services normally provided by the auditor in connection with statutory and regulatory filings and audit procedures related to the Bayer Animal Health acquisition.

(2)	Primarily related to services related to employee benefit plan, audit or attestation services required by statutes or regulations and certain other services.

(3)	Primarily related to tax compliance services.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	44

PROXY ITEM NO. 3: NON-BINDING VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

Section 14A of the Exchange Act requires that we include in this proxy statement a non-binding vote on the compensation of the named executive officers as described in this proxy statement.

We encourage shareholders to review the Compensation Discussion and Analysis, or “CD&A,” beginning on page 24. The CD&A provides additional details of our executive compensation program, including our compensation philosophy and objectives, the individual elements of our executive compensation program, and how our executive compensation program is administered.

The Board believes that the executive compensation as disclosed in the CD&A, tabular disclosures, and other narrative executive compensation disclosures in this proxy statement aligns with our compensation philosophy and objectives as well as the pay practices of our peer group. The Board strongly endorses the company’s executive compensation program and recommends that shareholders vote to approve the compensation of the named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis section and the tabular and narrative disclosures included herein.

Although the vote is advisory and non-binding, the Board values the opinions of the company’s shareholders as expressed through their votes and other communications. The Board and the Compensation Committee will consider the outcome of the advisory vote on executive compensation when making future compensation decisions. We currently intend to hold a non-binding shareholder vote on our executive compensation each year at the annual meeting of our shareholders.

Recommendation of the Board The Board unanimously recommends a vote FOR the approval of the compensation of the company’s named executive officers.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	45

PROXY ITEM NO. 4: APPROVAL OF THE AMENDED AND RESTATED 2018 ELANCO STOCK PLAN, INCLUDING AN AMENDMENT TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 9,000,000.

Introduction

At the 2021 Annual Meeting, our shareholders will be asked to vote to approve the Amended and Restated 2018 Elanco Stock Plan (the “Amended 2018 Plan”), which includes an amendment to increase the number of shares authorized under the current 2018 Elanco Stock Plan by 9,000,000 shares. The Amended 2018 Plan was adopted by our Board of Directors on March 4, 2021, subject to approval by our shareholders.

The Amended 2018 Plan is an important part of the company’s overall global compensation program. It allows the company to make annual and long-term incentive awards to the company’s current and prospective officers, employees, and directors. The purpose of the Amended 2018 Plan is to give the company a competitive advantage in attracting, retaining and motivating officers, employees, and directors with a stock and incentive plan providing incentives that are directly linked to shareholder value in what is now a larger organization with the recently completed acquisition of Bayer Animal Health.

Key Changes

If approved, the Amended 2018 Plan would make the following material changes:

•	Increase the shares authorized for issuance under the Amended 2018 Plan by 9,000,000 shares; and
•	Modify the share provisions to eliminate share recycling for options as well as full value awards (referred to as PAs and RSUs):
o	Any shares withheld to cover exercise price or income tax liability upon exercise will not be eligible for being reissued from the Amended 2018 Plan; and
o	Any shares withheld to cover for income tax liability upon vesting will not be eligible for reissuance from the Amended 2018 Plan.

Promotion of Good Compensation Practices

The Amended 2018 Plan is designed to align the interests of shareholders, directors, officers and employees within Elanco. We believe that the following practices support the delivery of plan that values compliance while maximizing shareholder value as well as competitive employee compensation opportunities:

Elimination of share recycling of awards: Shares underlying awards, including options and Full Value Awards under the Amended 2018 Plan, that are withheld to cover option exercise costs or taxes related to income from option exercises or full value share vesting shall not be eligible for reissuance.

Dividends on unvested equity: The Amended 2018 Plan states that any dividends related to an Award subject to the same vesting conditions and accumulate subject to the same forfeiture restrictions as the underlying Award.

Minimum Vesting Requirements: Awards granted shall not vest before the first anniversary within the Amended 2018 Plan except as defined by a change in capital structure related to a change in control or other similar events.

Share repricing: The Amended 2018 Plan does not permit any option or stock appreciation rights repricing or exchanges for cash or another Award without shareholder approval.

No tax gross-ups: The Amended 2018 Plan prohibits tax gross ups as all employee taxes and other contingent liabilities are the responsibility of the Participant.

Limits on Transfer: Awards under the Amended 2018 Plan may not be pledged, encumbered or hypothecated to or in favor of any party other than Elanco or its affiliates, or shall be subject to any lien, obligation, or liability of such participant to another party other than Elanco or an affiliate thereof.

Clawback/Recovery: Awards under the Amended 2018 Plan are subject to recoupment in accordance with our current clawback policy or any other policy adopted by Elanco, inclusive in the event fraud or as required by applicable laws or governance considerations or in other similar circumstances.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	46

Proxy Item No. 4

Key Data (as of December 31, 2020):

Total shares underlying outstanding options	337,229
Weighted average exercise price of outstanding options	$31.61
Weighted average remaining contractual life of outstanding options	7.8 years
Total shares underlying outstanding unvested RSUs	2,385,502
Total shares currently available for grant	5,238,345
Total shares of common stock outstanding	471,921,116

Based on the company’s historical practice, the Board believes the shares available for grant under the Amended 2018 Plan, after giving effect to the amendment and restatement, will be sufficient to cover awards for approximately 5 years.

On March 23, 2021, the closing stock price of Elanco common stock on NYSE was $28.60.

Summary of Terms of the Amended 2018 Plan:

Elanco previously adopted the 2018 Elanco Stock Plan, which was adopted by the Board on September 5, 2018 and approved by Elanco’s shareholders on September 18, 2018. The Board approved the adoption of the Amended 2018 Plan on March 4, 2021, effective upon its approval by Elanco’s shareholders. The following are the material terms of the Amended 2018 Plan, as proposed to be amended and restated. The following summary is qualified in its entirety by the full text of the Amended 2018 Plan, as proposed to be amended and restated, which has been included as Appendix B to this proxy statement. In addition to the key changes described above, the amendments to the Amended 2018 Plan eliminate references to Lilly that are no longer relevant following our separation from Lilly.

Awards. Under the Amended 2018 Plan, the following awards may be granted: stock options (including "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code), restricted stock, stock appreciation rights, restricted stock units, other share-based awards, and performance-based awards (all such grants are collectively referred to in this summary as "awards").

Shares Reserved. Subject to adjustment in the event of specified capitalization events, the total number of shares of our common stock that will be authorized and available for issuance pursuant to awards granted under the Amended 2018 Plan will be 20,000,000 as of the date the amended and restated 2018 Elanco Stock Plan is approved by Elanco’s shareholders. Subject to adjustment in the event of specified capitalization events, no more than 13,000,000 shares may be issued pursuant to the exercise of incentive stock options.

Shares Reissuable Under the Amended 2018 Plan. The following shares will be available for reissuance pursuant to the Plan: (i) shares that are not issued as a result of the termination, expiration or lapsing of any award for any reason, and (ii) shares subject to a "full value" award that are not issued because the award is settled in cash.

Shares Not Reissuable Under the Amended 2018 Plan. The following shares will count against the maximum number of shares available for issuance and will not be returned to the Amended 2018 Plan: (i) shares that are repurchased on the open market with the proceeds of the exercise of an option, (ii) shares that are covered by an award under the Amended 2018 Plan that are surrendered in satisfaction of the exercise price, purchase price, or tax obligations upon the exercise of a stock option, and (iii) shares that are covered by an award under the Amended 2018 Plan that are surrendered in satisfaction of the tax obligations upon the vesting or settlement of a full value award (such as restricted stock or restricted stock units).

Shares Not Counted Against Share Reserve Pool Under the Amended 2018 Plan. To the extent permitted by applicable law or any stock exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by Elanco or an affiliate will not be counted against shares available for grant pursuant to the Amended 2018 Plan. The payment of a dividend equivalent right in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Amended 2018 Plan.

Eligibility. Awards under the Amended 2018 Plan may be granted to any member of the Board of Directors, officer, or other employee of Elanco or any of its affiliates who are determined by the Compensation Committee as eligible to participate in the Plan. Incentive stock options may be granted only to our employees and to employees of any of our subsidiaries meeting the requirements of the Internal Revenue Code (the “Code”). Awards other than incentive stock options may be granted to our non-employee directors and to employees of Elanco and any of its affiliates.

Administration. The Amended 2018 Plan will be administered by the Compensation Committee. The Compensation Committee has the sole authority to grant awards and sole and exclusive discretion to interpret and administer the Amended 2018 Plan.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	47

Proxy Item No. 4

The Compensation Committee determines the eligible individuals who will receive grants and the precise terms of the grants (including accelerations or waivers of any restrictions, and the conditions under which such accelerated vesting or waivers occur). The Compensation Committee has the authority to amend or modify the terms of an outstanding award. To the extent permitted by applicable law, our Board of Directors also may delegate to a committee of one or more members of our Board of Directors or one or more officers of Elanco the authority to grant or amend awards to participants other than employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or officers or directors of Elanco to whom authority to grant or amend awards has been delegated.

Stock Options. The Amended 2018 Plan authorizes the grant of incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, and non-qualified stock options, which do not satisfy the requirements of Section 422 of the Code. The exercise price of stock options granted under the Amended 2018 Plan may not be less than 100% (or higher in the case of certain incentive stock options) of the fair market value of a share of our common stock on the date of grant. While the shares are traded on an established stock exchange, "fair market value" means, as of any given date, the closing price of a share as quoted on the principal exchange on which the shares are listed for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred. Subject to the one-year minimum vesting requirement described below, options granted under the Amended 2018 Plan will vest at the rate specified by the Compensation Committee. No stock option will be exercisable for more than ten years after the date it is granted.

Until the shares are issued, no right to vote or receive dividends or dividend equivalents or any other rights as a shareholder will exist with respect to the shares subject to an option, notwithstanding the exercise of an option. If a participant ceases to provide services to Elanco or any affiliate, the participant may exercise his or her option within such period of time as is specified in the award agreement to the extent that the option is vested on the date of termination (but in no event later than the expiration of the term of such option as set forth in the award agreement).

Restricted Stock Awards. An award of restricted stock is a direct grant of common stock, subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote the underlying shares or the right to receive dividends with respect to the underlying shares). The restrictions, if any, may be based on, among other conditions, continued service, the attainment of performance conditions, or a combination of both. Subject to the one-year minimum vesting requirement describe below, these restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Compensation Committee determines at the time of the grant of the award or thereafter. Generally, any shares subject to restrictions are forfeited upon termination of employment. The price, if any, that participants are required to pay for each share of restricted stock will be set by the Compensation Committee and will be paid in a form approved by the Compensation Committee, which may be cash, services rendered or to be rendered to Elanco or an affiliate of Elanco, or in another form of payment. To the extent that any dividends are payable with respect to a restricted stock award, the dividends will be accumulated and subject to any restrictions and risk of forfeiture to which the underlying restricted stock is subject.

Stock Appreciation Rights. Stock appreciation rights, or "SARs," typically provide for payments to the holder based upon increases in the price of our shares from the date the SAR was granted to the date that the right is exercised. The exercise price of a SAR may not be less than the fair market value of a share on the date of grant of the SAR. The Compensation Committee may elect to settle exercised SARs in cash, in shares, or in a combination of cash and shares. Until the shares are issued, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the shares subject to a SAR, notwithstanding the exercise of the SAR.

Subject to the one-year minimum vesting requirements, the Compensation Committee will generally determine when the SAR will vest and become exercisable. The vesting conditions, if any, may be based on, among other conditions, continued service, the attainment of performance conditions, or a combination of both. The Compensation Committee determines the term of a SAR, but no SAR will be exercisable more than ten years after the date it is granted. Unless otherwise provided in the Amended 2018 Plan or an award agreement, upon termination of a participant's employment, a SAR will generally be subject to the same conditions as apply to stock options. A SAR may be granted as a standalone right or in connection with an option granted under the Amended 2018 Plan.

Restricted Stock Units. Restricted stock units are denominated in unit equivalent of shares and are typically awarded to participants without payment of consideration. Subject to the one-year minimum vesting requirements described below, restricted stock units may be subject to vesting conditions based upon continued service, the attainment of performance-based conditions, or both. Except as otherwise determined by the Compensation Committee at the time of the grant of the award or thereafter, any restricted stock units that are not vested as of the date of the participant's termination of service will be forfeited.

Restricted stock units may be settled in shares, cash or a combination of both. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the restricted stock units have vested. In addition, recipients of restricted stock units generally have no voting or dividend rights until the vesting conditions are satisfied and the underlying shares are issued. On the vesting date (or such later date as determined by the Compensation Committee and set forth in the agreement evidencing the award), the participant will be issued one unrestricted, fully transferable share for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a restricted stock unit may be made in cash (in an amount reflecting the fair market value of shares that would have been issued) or any combination of cash and shares, as determined by the Compensation Committee, in its sole discretion. The Compensation Committee may authorize dividend equivalents to be paid on outstanding restricted stock units. If dividend equivalents are authorized to be paid, they may be payable in cash or shares, as determined in the discretion of the Compensation Committee, only to the extent the underlying restricted stock unit vests.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	48

Proxy Item No. 4

Other Share-Based Awards. The Compensation Committee is authorized under the Amended 2018 Plan to make any other award that is not inconsistent with the provisions of the Amended 2018 Plan and that involves or might involve the issuance of shares. Subject to the one-year minimum vesting requirements described below, awards may be subject to vesting based on continued service, the attainment of performance conditions, or a combination of both. The Compensation Committee may elect to settle these awards in cash, in shares, or in a combination of cash and shares. The Compensation Committee may establish the exercise price, if any, of any other share-based awards granted under the Plan, except that the exercise price may not be less than the fair market value of a share on the date of grant for an award that is intended to be exempt from Section 409A of the Code. The Compensation Committee may authorize dividend equivalents to be paid with respect to a share-based award that is a full value award that are payable only to the extent the underlying award vests.

Performance-Based Awards. The Compensation Committee may grant to eligible individuals the right to receive performance-based awards. Performance-based awards vest upon the attainment of performance goals based on business criteria specified in the Amended 2018 Plan over a specified performance period. In determining the amount earned by an eligible individual, the Compensation Committee has the right to adjust or eliminate the amount payable at a given level of performance to take into account additional factors that the Compensation Committee may deem relevant to the assessment of individual or corporate performance for the performance period. The maximum number of shares with respect to which one or more performance-based awards may be granted to any one participant during any calendar year may not exceed 1,500,000 shares.

Minimum Vesting Requirements. No award may vest before the first anniversary of the date of grant, subject to certain accelerated vesting contemplated under the Amended 2018 Plan, with the exception of (i) up to five percent (5%) of the number of shares reserved for issuance under the Amended 2018 Plan, (ii) awards granted in connection with the assumption or substitution of awards as part of a transaction, and (iii) awards that may be settled only in cash.

Non-Employee Directors. Non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the Amended 2018 Plan. No non-employee director may be granted awards, the grant date fair value of which, when aggregated with cash compensation payable to the director in any calendar year, exceeds $800,000 in any calendar year.

Limits on Transferability of Awards. Except as otherwise provided by the Compensation Committee, no award granted under the Amended 2018 Plan may be assigned, transferred, or otherwise disposed of by a participant other than by will or the laws of descent and distribution.

Change in Control. Unless precluded by any applicable award agreement, if a Change in Control of Elanco occurs, each award outstanding under the Amended 2018 Plan that vests solely on continued service that is not converted, assumed, substituted or replaced by the successor corporation, will vest and become exercisable immediately prior to the Change in Control, and following the Change in Control, the awards will immediately terminate. Awards that vest based on the attainment of performance-based conditions will be subject to the award agreement provision governing the impact of a Change in Control, provided the award agreement may not permit vesting of awards at a rate greater than the actual level of attainment and/or will provide for pro-rated vesting based on any reduction to the performance period resulting from the Change in Control. Where awards are assumed or continued after a Change in Control, the Compensation Committee may provide that the vesting of one or more awards will automatically accelerate upon an involuntary termination of the participant's employment or service within a designated period following the effective date of a change of control. "Change in Control" has a specified meaning that is defined in the Amended 2018 Plan.

Adjustments Upon Changes in Capitalization. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, or other distribution (other than normal cash dividends) of Elanco's assets to our shareholders, or any other similar event or other change related to a corporate event affecting our shares or the price of our shares other than certain equity restructurings identified in the Amended 2018 Plan, the Compensation Committee has discretion to make appropriate adjustments in the number and type of shares subject to the Amended 2018 Plan, the terms and conditions of any award outstanding under the Amended 2018 Plan, and the grant or exercise price of any such award. In the case of certain equity restructurings as specified in the Amended 2018 Plan, the number and type of securities subject to each outstanding award and the grant or exercise price will be equitably adjusted.

Amendment and Termination of Plan. With the approval of our Board of Directors, at any time and from time to time, the Compensation Committee may terminate, amend or modify the Amended 2018 Plan, except that our board may not, without prior shareholder approval, amend the Amended 2018 Plan in any manner that would require shareholder approval to comply with any applicable laws.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	49

Proxy Item No. 4

Furthermore, absent approval of our shareholders, no option or SAR may be amended to reduce the exercise price or grant price of the shares subject to such option or SAR and (except as permitted under the provisions of the Amended 2018 Plan dealing with certain capitalization adjustments and change in control) no option or SAR may be cancelled in exchange for the grant of an option or SAR having a lower per share exercise price or for a cash payment or another award at a time when the option or SAR has a per share exercise price that is higher than the fair market value of the shares.

Clawback/Recovery. Awards are subject to recoupment under any "clawback" policy adopted by Elanco providing for the recovery of awards, shares, proceeds, or payments to participants in the event of fraud or as required by applicable laws or governance considerations or in other similar circumstances.

Plan Term. The Amended 2018 Plan will continue in effect until terminated by our Board of Directors, but no incentive stock options may be granted under the Amended 2018 Plan after the tenth anniversary of the date the Amended 2018 Plan was approved by our shareholders. Any awards that are outstanding at the time the Amended 2018 Plan terminates will remain in force according to the terms of the Amended 2018 Plan and the applicable agreement evidencing the award.

Federal Income Tax Consequences of Awards. The following is a summary of U.S. federal income tax consequences of awards under the Amended 2018 Plan, based on current U.S. federal income tax laws. This summary does not constitute legal or tax advice and does not address municipal, state or foreign income tax consequences. Participants of the Amended 2018 Plan are urged to consult their own tax advisors with respect to the particular federal income tax consequences to them of participating in the Amended 2018 Plan, as well as with respect to any applicable municipal, state, or foreign income tax or other tax considerations.

Nonqualified Stock Options. The grant of a nonqualified stock option will not result in taxable income to the holder. The holder will recognize ordinary income at the time of exercise equal to the excess of the fair market value of the shares on the date of exercise over the exercise price and Elanco will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the holder upon the sale of the shares acquired on exercise will be treated as capital gains or losses.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the holder. The exercise of an incentive stock option will not result in taxable income to the holder if, at the time of exercise, the holder has been employed by Elanco or any of its subsidiaries at all times beginning on the grant date and ending not more than 90 days before the exercise date. However, the excess of the fair market value of the shares on the date of exercise over the exercise price is an adjustment that is included in the calculation of the holder’s alternative minimum tax liability for the year the shares are sold.

If the holder does not sell the shares acquired on exercise of an incentive stock option within 2 years from the grant date and 1 year from the exercise date, then any gain or loss realized on the sales of the shares in excess of the exercise price will be taxed as capital gain or recognized as a capital loss. If these holding requirements are not met, then the holder will generally recognize ordinary income at the time the shares are sold in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized on the sale of the shares over the exercise price, and Elanco will be entitled to a corresponding deduction.

Restricted Stock. Unless the holder makes an election to accelerate the recognition of income to the grant date (as described below), the grant of restricted stock will not result in taxable income to the participant. When the restrictions lapse, the holder will recognize ordinary income on the excess of the fair market value of the shares on the vesting date over the amount paid for the shares, if any, and Elanco will be entitled to a corresponding deduction.

If the holder makes an election under Section 83(b) of the Code within 30 days after the grant date, the holder will recognize ordinary income as of the grant date equal to the fair market value of the shares on the grant date over the amount paid, if any, and Elanco will be entitled to a corresponding deduction. Any future appreciation will be taxed as capital gain. However, if the shares are later forfeited, the holder will not be able to recover any taxes paid.

SARs. The grant of a SAR will not result in taxable income to the holder. The holder will recognize ordinary income on the exercise date equal to the aggregate amount of cash received or the fair market value of the shares received and Elanco will be entitled to a corresponding deduction. If the SARs are settled in shares and the holder later sells the shares, then the holder will recognize capital gain or loss on the difference between the sale price and the amount of income recognized at exercise. Whether the capital gain or loss is long-term or short-term depends on how long the shares are held.

Restricted Stock Units. The grant of a restricted stock unit will not result in taxable income to the holder. When the restricted stock unit is settled, the holder will recognize ordinary income equal to the fair market value of the shares received or the cash provided on settlement and Elanco will be entitled to a corresponding deduction. Any future appreciation with respect to shares received in settlement of a restricted stock unit will be taxed as capital gains.

Section 409A. Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including with respect to compensation deferral elections and the timing of deferred compensation payments. Certain equity awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when it is no longer subject to a substantial risk of forfeiture and the holder may be subject to a 20% penalty tax and, in some cases, interest penalties. The Amended 2018 Plan and awards granted thereunder are intended to be exempt from or conform to the requirements of Section 409A of the Code.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	50

Proxy Item No. 4

Section 162(m). Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000.

Withholding. Elanco is entitled to satisfy all applicable income and employment taxes required by federal, state, municipal or foreign law to be withheld by deducting from the payment or settlement of any award (whether made in shares or cash), withholding from wages or other cash compensation payable to the participant, or requiring the participant to pay such withholding taxes to Elanco as a condition of receiving payment or settlement of an award.

New Plan Benefits. Awards under the Amended 2018 Plan will be granted in amounts and to individuals as determined by the Compensation Committee in its sole discretion. Therefore, the benefits or amounts will be received by employees, officers, or directors under the Amended 2018 Plan are not determinable at this time.

Existing Plan Benefits. In accordance with SEC rules, the following table lists all stock options granted to the individuals and groups indicated below since the adoption of the Amended 2018 Plan through March 15, 2021. The option awards listed below for the covered executives include the stock options listed in the executive compensation tables beginning on page 34 of this Proxy Statement and are not additional awards.

Name and Position	Number of Stock Options Granted
Jeffrey Simmons	109,642
Todd Young	-
Aaron Schacht	21,086
Sarena Lin	21,086
Michael-Bryant Hicks	29,383
Current executive officers as a Group	244,455
Non-Executive directors as a group	-
All other employees (including all current officers who are not executive officers) as a group	176,842

Recommendation of the Board The Board unanimously recommends a vote FOR the approval of the Amended and Restated 2018 Elanco Stock Plan.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	51

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2020, relating to our equity compensation plans under which equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans approved by security holders	4,340,815(1)	$31.61(2)	5,587,100
Equity Compensation Plans not approved by security holders	-	-	-
Total	4,340,815	$31.61	5,587,100

(1)	Includes 337,229 stock options, 3,842,753 shares underlying RSUs granted under the Elanco Stock Plan, and 134,588 deferred Director RSUs. Additionally, 26,245 shares are deferred director RSUs earned by 4 Directors who have elected to defer their cash compensation into Elanco shares. These shares will be fully granted upon departure from the Board.

(2)	The weighted-average exercise price is only applicable to stock options.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	52

ABOUT THE MEETING

1.  Why Did I Receive this Proxy Statement?

Our Board is soliciting your proxy to vote at the meeting because you were a shareholder of our company as of March 15, 2021, or the “record date,” and are entitled to vote.

This proxy statement summarizes the information you need to know in order to cast a vote at the meeting.

2.  What Am I Voting On?

You are voting on four items:

•	election of the four director nominees to serve three-year terms (see page 8);

•	ratification of the appointment of Ernst & Young LLP as our principal independent auditor for 2021 (see page 43);

•	non-binding vote on the compensation of named executive officers (see page 45); and
•	approval of the Amended and Restated 2018 Elanco Stock Plan, including an amendment to increase the number of shares of Elanco common stock authorized for issuance thereunder by 9,000,000 (see page 46).

3.  How Do I Vote?

Shareholders of record

If you are a shareholder of record, you may vote via the Internet or telephone following the instructions on the notice mailed to you. Your vote is important, and due to ongoing delays in the postal system, we are encouraging shareholders submit their proxies electronically if possible. Alternatively, if you do not have access to a touch-tone telephone or the Internet, please sign, date and return the proxy card by mail.

Street name holders

Shares of our common stock that are held in a brokerage account in the name of the broker are held in “street name.” If your shares are held in street name, you should follow the voting instructions provided by your broker. You may complete and return a voting instruction form to your broker or vote by telephone or the Internet. Check your voting instruction form for more information.

4.  What Are the Voting Recommendations of the Board of Directors?

Matter	Board Recommendation
Election of four director nominees to serve three-year terms	FOR ALL
Ratification of the appointment of Ernst & Young LLP as our principal independent auditor for 2021	FOR
Non-binding vote on the compensation of named executive officers	FOR
Approval of the Amended and Restated 2018 Elanco Stock Plan, including an amendment to increase the number of shares of Elanco common stock authorized for issuance thereunder by 9,000,000	FOR

If you return a properly executed proxy card without instructions, the persons named as proxy holders will vote your shares in accordance with the recommendations of our Board.

5.  Will Any Other Matters Be Voted On?

We do not know of any other matters that will be brought before the shareholders for a vote at the annual meeting. If any other matter is properly brought before the meeting, your signed or electronic proxy card gives authority to Catherine Powell and Jinee Majors, or either of them, to vote your shares at their discretion.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	53

ABOUT THE MEETING

6.  Who Is Entitled to Vote at the Meeting?

Only shareholders of record at the close of business on the record date of March 15, 2021 are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or at any postponement or adjournment thereof.

7.  How Many Votes Do I Have?

You will have one vote for each share of our common stock you owned at the close of business on the record date.

8.  How Many Votes Can Be Cast By All Shareholders?

On the record date there were 472,799,742 outstanding shares of our common stock, each of which is entitled to one vote at the meeting. There is no cumulative voting.

9.  How Many Votes Must Be Present to Hold the Meeting?

A majority of the outstanding shares entitled to vote, or approximately 236,399,872 shares of our common stock, represented in person or by proxy, shall constitute a quorum for the annual meeting.

If you vote or abstain on any matter, your shares will be part of the quorum. If you hold your shares in street name and do not provide voting instructions to your broker, but your broker has, and exercises, its discretionary authority to vote on at least one matter to be voted on at the meeting, your shares will be counted in determining the quorum for all matters to be voted on at the meeting. Brokers have discretionary authority with respect to the ratification of the appointment of the principal independent auditor, but do not have discretionary authority with respect to the other proposals.

A “broker non-vote” occurs with respect to a matter to be voted on when a broker holding shares in street name submits a proxy for which the broker has not received voting instructions from the beneficial owner with respect to the matter and does not have discretionary authority to vote in the absence of instructions. Broker non-votes, if any, will not be counted in determining whether a quorum is present at the meeting and will not be counted in determining the outcome of any of the proposals.

We urge you to vote by proxy even if you plan to attend the meeting so that we will know as soon as possible that a quorum has been achieved.

10.  What Vote Is Required to Approve Each Proposal?

With respect to Item 1, the directors to be elected at the meeting shall be chosen by the plurality of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present. A “plurality of the votes cast” means that the individuals with the highest number of votes are elected as directors up to the maximum number of directors to be elected. “Votes cast” excludes votes withheld and any broker non-votes. Accordingly, withheld votes and broker non-votes will have no effect on the election of directors. Brokers do not have discretionary authority with respect to the election of directors.

With respect to Items 2, 3 and 4, each proposal will be approved if the votes cast for the proposal exceed those cast against the proposal at the meeting.

Abstentions or broker non-votes with respect to Items 2, 3 and 4, if any, are not counted or deemed present or represented for determining whether shareholders have approved the proposal and will have no effect on the outcome of the vote. Brokers have discretionary authority with respect to the ratification of the appointment of the principal independent auditor unless competing proxy materials are received, in which case brokers will not have discretionary authority with respect to any proposal. Brokers do not have discretionary authority with respect to the other proposals.

11.  Can I Change My Vote or Revoke My Proxy?

Yes. You may change or revoke your proxy by casting a new vote by telephone or via the Internet (not later than the deadline of 11:59 p.m. Eastern Time on May 18, 2021), by submitting a new proxy card with a later date, or by sending a written notice of revocation to our Corporate Secretary at 2500 Innovation Way, Greenfield, Indiana 46140. If you attend the meeting, you may revoke your proxy at any time before the electronic polls close by submitting a later-dated vote online during the annual meeting.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	54

ABOUT THE MEETING

12.  How Can I Attend the Annual Meeting?

We are pleased this year to conduct the 2021 annual meeting of shareholders solely online via the Internet. You are entitled to attend and participate in the virtual annual meeting only if you were an Elanco shareholder as of the close of business on March 15, 2021 or if you hold a valid proxy for the annual meeting.

Attending Online. If you plan to attend the annual meeting online, please be aware of what you will need to gain admission, as described below. If you do not comply with the procedures described here for attending the annual meeting online, you will not be able to participate at the annual meeting but may listen to the annual meeting webcast. Shareholders may participate in the annual meeting by visiting www.virtualshareholdermeeting.com/ELAN2021; interested persons who were not shareholders as of the close of business on March 15, 2021 may listen to, but not participate, in the annual meeting via www.virtualshareholdermeeting.com/ELAN2021.

To attend online and participate in the annual meeting, shareholders of record will need to use their control number to log into www.virtualshareholdermeeting.com/ELAN2021; beneficial shareholders who do not have a control number may gain access to the meeting by logging into their brokerage firm’s website and selecting the shareholder communications mailbox to link through to the annual meeting; instructions should also be provided on the voting instruction card provided by their broker, bank, or other nominee.

We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in, which will begin at 7:45 a.m. Eastern Time. If you have difficulties during the check-in time or during the annual meeting, we will have technicians ready to assist you with any difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or course of the annual meeting, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.

Asking Questions. Shareholders who wish to submit a question to Elanco for the meeting may do so in advance at www.proxyvote.com, and live during the meeting at www.virtualshareholdermeeting.com/ELAN2021.

13.  How Will My Shares Be Voted if I Submit a Proxy Without Indicating My Vote?

If you submit a properly executed proxy without indicating your vote, your shares will be voted as follows:

•	FOR ALL director nominees to serve three-year terms;

•	FOR the ratification of the appointment of Ernst & Young LLP as our principal independent auditor for 2021; and
•	FOR the approval, by non-binding vote, of the compensation of the company’s named executive officers; and
•	FOR the approval of the Amended and Restated 2018 Elanco Stock Plan, including an amendment to increase the number of shares of Elanco common stock authorized for issuance thereunder by 9,000,000.

14.  Can shareholders and other interested parties communicate directly with the Board?

Yes. The company invites shareholders and other interested parties to communicate directly and confidentially with the full Board of Directors, the Chairman of the Board or the independent directors as a group by writing to the Board of Directors, the Chairman or the Independent

Directors, Elanco Animal Health Incorporated, 2500 Innovation Way, Greenfield, IN 46140, Attn: Corporate Secretary. The Corporate Secretary will forward such communications to the intended recipient and will retain copies for the company’s records.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	55

OTHER MATTERS

Other Business at the Annual Meeting

Management does not intend to bring before the meeting any matters other than those specifically described above and knows of no matters other than the foregoing to come before the meeting. If any other matters or motions properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote shares of our common stock subject to such proxy in accordance with the recommendation of management on such matters or motions, including any matters dealing with the conduct of the meeting.

Future Shareholder Proposals

Proposals and Nominations Not for Inclusion in Proxy Statement

In accordance with our bylaws, a shareholder who, at any annual meeting of our shareholders, intends to nominate a person for election as a director or present a proposal must notify our Corporate Secretary, in writing, describing such nominee(s) or proposal and providing certain information concerning such shareholder as described in our bylaws, including, among other things, name, address, number of shares beneficially owned, a brief description of any derivative securities or other agreement, arrangement, or understanding (including any swaps, warrants, short positions, profits interests, options, hedging transactions, or borrowed or loaned shares) with respect to our shares, engaged in, directly or indirectly by the proposing shareholder, and the reasons for and interest of such shareholder in the proposal. Generally, to be timely, such notice must be received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days in advance of the first anniversary of the preceding year’s annual meeting, provided that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days from the date of the previous year’s meeting, not later than the close of business on the later of 120 days in advance of such annual meeting or, if later, 10 days following the date on which public disclosure of the date of the meeting was first made. For our annual meeting to be held in 2022, any such notice must be received by us at our principal executive offices between January 19, 2022 and February 18, 2022 to be considered timely for purposes of the 2022 annual meeting. Any person interested in offering such a nomination or proposal should request a copy of the relevant bylaw provisions from our Corporate Secretary or refer to our bylaws as publicly filed with the SEC. Please note that these time periods also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority, which rules are separate from and in addition to the SEC requirements that a shareholder must meet in order to have a proposal included in our proxy statement.

Our bylaws also set out specific eligibility requirements that nominees for director must satisfy, which require nominees to:

•	complete and return a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made; and

•	provide a written representation and agreement that the nominee:

•	is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;

•	is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

•	if elected as a director, will serve for the entire term and would be in compliance and will comply with all of our applicable codes of conduct, corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Proposals for Inclusion in Proxy Statement Pursuant to Rule 14a-8

Shareholder proposals intended to be presented at the 2022 annual meeting must be received by us at our principal executive office no later than December 8, 2021, in order to be eligible for inclusion in our proxy statement and proxy relating to that meeting under Rule 14a-8 of the Exchange Act. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with SEC rules and regulations.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	56

OTHER MATTERS

Householding of Proxy Materials

The SEC has adopted rules which permit companies and intermediaries such as brokers to satisfy delivery requirements for Notice of Internet Availability of Proxy Material with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Material addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Under the householding procedure, certain shareholders, whether they own registered shares or shares in street name, who have the same address will receive only one set of proxy materials, unless one or more of the shareholders at that address has previously notified us that they want to receive separate copies. Regardless of how you own your shares, if you received a single set of proxy materials as a result of householding, and one or more shareholders at your address would like to have separate copies of these materials with respect to the 2021 annual meeting or in the future, please notify us by sending a written request to Elanco Animal Health Incorporated, Attention: Investor Relations, 2500 Innovation Way, Greenfield, Indiana 46140, or by telephone at 1-877-352-6261, and we will promptly deliver these documents to you or start householding, as applicable, following our receipt of such request.

Solicitation of Proxies

We will bear the cost of the solicitation of proxies for the meeting. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners and their reasonable expenses will be reimbursed by us. Solicitation will be made by mail and may also be made personally or by telephone, facsimile or other means by our executive officers, directors and employees, without compensation for such activities other than their regular compensation. We have not engaged an outside proxy solicitor to assist with the solicitation of proxies.

By Order of the Board of Directors
Catherine Powell
Interim General Counsel and Corporate Secretary

March 25, 2021

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APPENDIX A

Reconciliation of Non-GAAP Information to GAAP Information

We use in this proxy statement non-GAAP financial measures, such as adjusted gross margin, non-GAAP net (income) loss, non-GAAP EPS, and adjusted EBITDA. We believe these non-GAAP financial measures are useful to investors because they provide greater transparency regarding our operating performance. These non-GAAP measures can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by the items subject to the adjustments. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources.

Adjusted net income (loss)

We define adjusted net income as net income (loss) excluding amortization of intangible assets, purchase accounting adjustments to inventory, integration costs of acquisitions, severance, asset impairment, gain on sale of assets, facility exit costs, tax valuation allowances and other specified significant items, such as unusual or non-recurring items that are unrelated to our long-term operations adjusted for income tax expense associated with the excluded financial items. The following is a reconciliation of net income (loss) to non-GAAP net income (loss) for the year ended December 31, 2020 (in millions):

Net loss	$(560.1)
Pre-tax non-GAAP adjustments:
Cost of sales (1)	96.0
Amortization of intangible assets	359.9
Asset impairment, restructuring and other special charges (2)	623.7
Interest expense, net of capitalized interest (3)	2.9
Other income, net (4)	(168.5)
Adjusted income before taxes	$353.9
Tax-related adjustments (5)	$(147.2)
Non-GAAP net income	$206.7

Adjusted non-GAAP net income consists of reported net loss, adjusted to exclude the following:

(1)	Cost of sales – Adjustments include amortization of inventory fair value adjustments recorded from the acquisition of Bayer Animal Health ($90.2 million), charges associated with the write-off of marketing inventory recorded from the acquisition of Bayer Animal Health ($1.5 million), and a one-time payment to settle outstanding obligations to a contract manufacturing organization in connection with a divestiture ($4.3 million).

(2)	Asset impairment, restructuring and other special charges – Adjustments include charges associated with integration efforts and external costs related to the acquisition of businesses, including the acquisition of the animal health business of Bayer, and charges primarily related to independent stand-up costs and other related activities ($423.9 million), severance ($155.8 million), asset impairments ($17.5 million), facility exit costs and asset write-downs ($16.6 million), a one-time payment associated with our agreement to build a new corporate headquarters ($9.4 million), the settlement of a legal matter ($3.2 million), registration fees for Elanco common shares sold by Bayer AG during the quarter ($1.2 million), and a payment for acquired IPR&D from a collaboration arrangement ($1.0 million), partially offset by adjustments to write-downs of assets held for sale ($0.4 million), a favorable adjustment from reversals for severance programs that are no longer active ($0.8 million), and the gain on the sale of our R&D facility in Prince Edward Island, Canada ($3.8 million).

(3)	Interest expense, net of capitalized interest – Adjustment consists of debt extinguishment losses recorded in connection with the repayments of our existing term loan facilities.

(4)	Other income, net – Adjustments include the gains recorded in relation to the divestiture of several products as required as a result of the acquisition of the animal health business of Bayer ($156.7 million), a hedging gain related to the closing of the acquisition of the animal health business of Bayer ($6.0 million), the gain on our sale of land and buildings in New South Wales, Australia ($45.6 million) and the impact of a decrease in the fair value of the Prevtec contingent consideration ($3.9 million), partially offset by financing commitment and advisory fees associated with the Bayer Animal Health acquisition ($36.3 million) and a loss recorded in relation to the divestiture of products ($7.3 million).

(5)	Tax-related adjustments – Adjustments represent the income tax expense associated with the adjusted items, partially offset by the impact of the valuation allowance recorded against our U.S. deferred tax assets during the period ($74.9 million).

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	58

APPENDIX A

Adjusted gross margin

We define adjusted gross profit as total revenue less adjusted cost of sales and adjusted gross margin as adjusted gross profit divided by total revenue. The following is a reconciliation of gross profit to adjusted gross profit and the calculation of adjusted gross margin for the year ended December 31, 2020 (in millions):

Revenue	$3,273.3
Cost of sales	1,666.6
Reported gross profit	1,606.7
Cost of sales adjustments (1)	96.0
Adjusted cost of sales	1,510.7
Adjusted gross profit	1,702.7
Adjusted gross margin	52.0%

(1)	See footnote 1 to “Adjusted net income (loss)” table for explanation of cost of sales adjustment.

Adjusted EPS

We define adjusted EPS as adjusted net income divided by the number of weighted average shares outstanding as of December 31, 2020. The following is a reconciliation of EPS to non-GAAP EPS for the year ended December 31, 2020:

As Reported EPS	$(1.27)
Cost of sales	0.22
Amortization of intangible assets	0.82
Asset impairment, restructuring and other special charges	1.41
Interest expense, net of capitalized interest	0.01
Other expense (income), net	(0.38)
Subtotal	$2.07
Tax Impact of Adjustments (1)	(0.33)
Total Adjustments to EPS	$1.74

Adjusted EPS	$0.47

Numbers may not add due to rounding.

(1)	Includes the favorable adjustment relating to the valuation allowance recorded against our U.S. deferred tax assets during the fourth quarter of 2020 (impact of $0.17 per share).

Adjusted EBITDA

We define adjusted EBITDA as net income (loss) adjusted for interest expense (income), income tax expense (benefit), tax valuation allowances, and depreciation and amortization, further adjusted to exclude purchase accounting adjustments to inventory, integration costs of acquisitions, severance, asset impairment, gain on sale of assets, facility exit costs and other specified significant items, such as unusual or non-recurring items that are unrelated to our long-term operations adjusted for income tax expense associated with the excluded financial items. We believe adjusted EBITDA, when used in conjunction with our results presented in accordance with U.S. GAAP and its reconciliation to net income, enhances investors' understanding of our performance, valuation and prospects for the future. We also believe adjusted EBITDA is a measure used in the animal health industry by analysts as a valuable performance metric for investors.

The following is a reconciliation of U.S. GAAP net income for the year ended December 31, 2020 to EBITDA and Adjusted EBITDA:

Reported net income (loss)	$(560.1)
Net interest expense	149.8
Income tax expense (benefit)	(111.9)
Depreciation and amortization	516.9
EBITDA	$(5.3)
Non-GAAP Adjustments:
Cost of sales	$96.0
Asset impairment, restructuring and other special charges	623.7
Accelerated depreciation (1)	(17.4)
Other expense (income), net	(168.5)
Adjusted EBITDA	$528.5

Numbers may not add due to rounding. See footnotes to “Adjusted net income (loss)” table for explanation of non-GAAP adjustments.

(1)	Represents depreciation of certain assets that was accelerated during the periods presented. This amount must be added back to arrive at Adjusted EBITDA because it is included in Asset impairment, restructuring, and other special charges but it has already been excluded from EBITDA in the "Depreciation and amortization" row above

      .

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APPENDIX B

Amended and Restated 2018 Elanco Stock Plan

ARTICLE 1.	PURPOSES OF THE PLAN

The Company previously adopted the 2018 Elanco Stock Plan, as amended from time to time, which was adopted by the Board of Directors on September 5, 2018 and approved by the shareholders of the Company on September 18, 2018. The Company hereby amends and restates the 2018 Elanco Stock Plan. The Company believes that this Amended and Restated 2018 Elanco Stock Plan, as may be amended from time to time (the “Plan”), will benefit the Company’s shareholders by allowing the Company to attract, motivate and retain the best available Employees and Directors and by providing those Employees and Directors stock-based incentives to strengthen the alignment of interests between those persons and the Company’s shareholders. The terms of this Amended and Restated 2018 Elanco Stock Plan shall apply to Awards granted on and after the Effective Date.

ARTICLE 2.	DEFINITIONS

Wherever the following terms are used in the Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1	“Affiliate” shall have the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act. The Board shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.

2.2	“Applicable Laws” means the requirements relating to the administration of equity-based and cash-based awards, as applicable, and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state and non-U.S. securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3	“Award” means an Option, Restricted Stock Units, Restricted Stock, a Stock Appreciation Right, an Other Share-Based Award or a Performance-Based Award granted to a Participant pursuant to the Plan.

2.4	“Award Agreement” means any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.

2.5	“Board” means the board of directors of the Company.

2.6	“Change in Control” means and includes each of the following:

(a)	the acquisition by any “person,” as that term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) the Company, (ii) any subsidiary of the Company, or (iii) any employee benefit plan or employee stock plan of the Company or a subsidiary of the Company or any trustee or fiduciary with respect to any such plan when acting in that capacity) of “beneficial ownership,” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of twenty percent (20%) or more of the shares of the Company’s capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the Board (or which would have such voting power but for the application of the Indiana Control Shares Statute) (“Voting Stock”); provided, however, that an acquisition of Voting Stock directly from the Company shall not constitute a Change in Control under this Section 2.6(a);

(b)	the first day on which less than one-half of the total membership of the Board shall be Continuing Directors;

(c)	consummation of a merger, share exchange, or consolidation of the Company (a “Transaction”), other than a Transaction which would result in the Voting Stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the Voting Stock of the Company or such surviving entity immediately after such Transaction;

(d)	a complete liquidation of the Company or a sale or disposition of all or substantially all the assets of the Company, other than a sale or disposition of assets to any subsidiary of the Company.

For purposes of Section 2.6(a) only, the term “subsidiary” means a corporation or limited liability company of which the Company owns directly or indirectly fifty percent (50%) or more of the voting power.

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APPENDIX B

2.7	“Code” means the U.S. Internal Revenue Code of 1986, as amended. All references herein to specific sections of the Code shall include any successor provisions of the Code or corresponding sections of any future U.S. federal tax code.

2.8	“Committee” means the committee of the Board appointed or described in Article 3 to administer the Plan.

2.9	“Common Stock” means the common stock of the Company, no par value, and such other securities of the Company that may be substituted for the Common Stock pursuant to ARTICLE 13.

2.10	“Company” means Elanco Animal Health Incorporated, an Indiana corporation, and any successor corporation thereto.

2.11	“Continuing Director” means any Director who is not an Affiliate or Associate (as the term is defined in the General Rules and Regulations under the Exchange Act) or representative of any Related Person and (i) who was a Director immediately prior to the time that any Related Person involved in the proposed action or transaction became a Related Person or (ii) who was nominated by a majority of the remaining Continuing Directors.

2.12	“Director” means a member of the Board.

2.13	“Disability” means, unless otherwise provided in an Award Agreement, that the Participant would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of the Company or the Affiliate to which the Participant provides Service regardless of whether the Participant is covered by such policy. If the Company or the Affiliate to which the Participant provides Service does not have a long-term disability policy, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determined physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion. Notwithstanding the foregoing, (a) for purposes of Incentive Stock Options granted under the Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code, and (b) with respect to an Award that is subject to Section 409A of the Code where the payment or settlement of the Award will accelerate as a result of the Participant’s Disability, solely for purposes of determining the timing of payment, no such event will constitute a Disability for purposes of the Plan or any Award Agreement unless such event also constitutes a “disability” as defined under Section 409A of the Code.

2.14	“Dividend Equivalent Right” means a right to receive the equivalent value of dividends paid on the Shares with respect to Shares underlying Restricted Stock Units or an Other Share-Based Award that is a Full Value Award prior to vesting of the Award in accordance with the provision of Section 12.4.

2.15	“Effective Date” means _______________.

2.16	“Eligible Individual” means any natural person who is an Employee or a Director determined by the Committee as eligible to participate in the Plan.

2.17	“Employee” means an individual, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate and providing Service to the Company or the Affiliate. Neither services as a Director nor payment of a director’s fee by the Company or an Affiliate shall be sufficient to constitute “employment” by the Company or an Affiliate.

2.18	“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per-share value of the Shares underlying outstanding Awards.

2.19	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

2.20	“Fair Market Value” means, as of any given date, (a) if Shares are traded on any established stock exchange, the closing price of a Share as quoted on the principal exchange on which the Shares are listed, as reported in The Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Shares of the type described in (a) or (b) of this Section 2.21, the fair market value established by the Committee acting in good faith, under a reasonable methodology and reasonable application in compliance with Section 409A of the Code to the extent such determination is necessary for Awards under the Plan to comply with, or be exempt from, Section 409A of the Code.

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APPENDIX B

Notwithstanding the foregoing, for income tax reporting purposes under U.S. federal, state, local or non-US law and for such other purposes as the Committee deems appropriate, including, without limitation, where Fair Market Value is used in reference to exercise, vesting, settlement or payout of an Award, the Fair Market Value shall be determined by the Company in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

2.21	“Full Value Award” means any Award other than an (i) Option, (ii) Stock Appreciation Right or (iii) other Award for which the Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Shares, determined as of the date of grant.

2.22	“Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code.

2.23	“Non-Employee Director” means a Director of the Company who is not an Employee.

2.24	“Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.25	“Option” means a right granted to a Participant pursuant to Article 6 to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.26	“Other Share-Based Award” shall mean an Award granted pursuant to Article 10.

2.27	“Participant” means any Eligible Individual who, as an Employee or Director, has been granted an Award pursuant to the Plan.

2.28	“Performance-Based Award” means an Award that are subject, in whole or in part, to Performance Goals and are granted pursuant to Article 10.

2.29	“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals include, but are not limited to, the following: ERA, earnings before interest and taxes (EBIT), earnings before interest, taxes, depreciation, and amortization (EBITDA), cash flow (including, without limitation, operating cash flow and free cash flow), earnings per share, gross or net profit margin, net income (either before or after interest, taxes, amortization, and/or depreciation), operating income (either before or after restructuring and amortization charges), return on capital or return on invested capital, return on equity, return on operating assets or net assets, return on sales, sales or revenue, stock price goals, total shareholder return. The Committee shall define objectively the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

2.30	“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria that the Committee, in its sole discretion, selects. The Committee, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals.

2.31	“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award, provided that the duration of any Performance Period shall not be less than twelve (12) months.

2.32	“Plan” means this Amended and Restated 2018 Elanco Stock Plan, as it may be amended from time to time.

2.33	“Related Person” any corporation, person, or entity which beneficially owns or controls, directly or indirectly, 5% or more of the outstanding shares of Voting Stock, and any Affiliate or Associate of a Related Person; provided, however, that the term Related Person shall not include (a) the Company or any of its subsidiaries, or (b) any profit-sharing, employee stock ownership or other employee benefit plan of the Company, or any subsidiary of the Company or any trustee of or fiduciary with respect to any such plan when acting in such capacity.

2.34	“Restricted Stock” means Shares awarded to a Participant pursuant to Article 8 that are subject to certain restrictions and may be subject to risk of forfeiture.

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2.35	“Restricted Stock Unit” means an Award granted pursuant to Article 7 that shall be evidenced by a bookkeeping entry representing the equivalent of one Share.

2.36	“Securities Act” means the U.S. Securities Act of 1933, as amended.

2.37	“Service” means service as an Employee or Non-Employee Director. Except as otherwise determined by the Committee in its sole discretion, a Participant’s Service terminates when the Participant ceases to actively provide services to the Company or an Affiliate and shall not be extended by any notice period mandated under applicable employment laws or the terms of the Participant’s employment or service contract, if any. The Committee shall determine which leaves shall count toward Service and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides Service to the Company or an Affiliate, or a transfer between entities (i.e., the Company or any Affiliates), provided that there is no interruption or other termination of Service in connection with the Participant’s change in capacity or transfer between entities (except as may be required to effect the change in capacity or transfer between entities). For purposes of determining whether an Option is entitled to Incentive Stock Option status, an Employee’s Service shall be treated as terminated ninety (90) days after such Employee goes on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract.

2.38	“Share” means a share of Common Stock.

2.39	“Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 9 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the exercise price of the SAR, as set forth in the applicable Award Agreement.

2.40	“Tax-Related Items” means any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside of the U.S. (including, without limitation, income tax, social insurance and similar contributions, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax and any other taxes related to participation in the Plan and legally applicable to a Participant, including any employer liability for which the Participant is liable pursuant to Applicable Laws or the applicable Award Agreement).

ARTICLE 3.	ADMINISTRATION

3.1.	Committee. The Board, at its discretion or as otherwise necessary to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act or to the extent required by any other Applicable Law or regulation, may delegate administration of the Plan to a Committee consisting of two or more members of the Board. Unless otherwise determined by the Board, the Committee shall consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3(b)(3) under the Exchange Act, or any successor rule, and “independent directors” under the applicable New York Stock Exchange rules (or other principal securities market on which Shares are traded). Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Non-Employee Directors and for purposes of such Awards the term “Committee” as used in this Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 3.5 hereof. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in this Plan shall be deemed to refer to the Board. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Applicable Laws are required to be determined in the sole discretion of the Committee.

3.2.	Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

3.3.	Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

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(a)	designate Participants to receive Awards;

(b)	determine the type or types of Awards to be granted to each Participant;

(c)	determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d)	determine the terms and conditions of any Award granted pursuant to the Plan, including, without limitation, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to recoupment of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e)	determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

(f)	prescribe the form of each Award Agreement, which need not be identical for each Participant and may vary for Participants within and outside of the U.S.;

(g)	decide all other matters that must be determined in connection with an Award;

(h)	establish, adopt or revise any rules and regulations, including adopting sub-plans to the Plan, for the purposes of facilitating compliance with foreign laws, easing the administration of the Plan and/or taking advantage of tax-favorable treatment for Awards granted to Participants outside the U.S., in each case as it may deem necessary or advisable;

(i)	suspend or terminate the Plan at any time, subject to Article 15;

(j)	amend or modify the terms of an Award, including, without limitation, accelerate the vesting and/or exercisability of any Award for any reason, including, without limitation, the Participant’s retirement or other termination; provided, however, that no amendment or modification of an outstanding Award other than the following types of amendments or modifications shall affect adversely, in any material way, any Award previously granted pursuant to the Plan without the prior written consent of the Participant: (i) an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option; (ii) an amendment made or other action taken pursuant to Section 16.14 of the Plan; (iii) any amendment or other action that may be required or desirable to facilitate compliance with Applicable Laws, as determined in the sole discretion of the Committee.

(k)	interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(l)	make all other decisions and determinations that may be required pursuant to the Plan or that the Committee deems necessary or advisable to administer the Plan.

3.4.	Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, and any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

3.5.	Delegation of Authority. To the extent permitted by Applicable Laws, the Board, from time to time, may delegate to a Committee of one or more members of the Board (pursuant to delegation that does not meet the requirement of Section 3.1 hereof) or to one or more officers of the Company the authority to grant Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, or (b) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Furthermore, if the authority to grant or amend Awards has been delegated to the Committee pursuant and subject to the preceding sentence, such authority may be further delegated by the Committee to one or more officers of the Company. For the avoidance of doubt, provided it meets the limitations of this Section 3.5, any delegation hereunder shall include the right to modify Awards as necessary to accommodate changes in Applicable Laws or regulations, including in jurisdictions outside the U.S. Furthermore, any delegation hereunder shall be subject to the restrictions and limitations that the Board (or, as applicable, the Committee) specifies at the time of such delegation, and the Board (or, as applicable, the Committee) may rescind at any time the authority so delegated and/or appoint a new delegatee. At all times, the delegatee appointed under this Section 3.5 shall serve in such capacity at the pleasure of the Board (or, as applicable, the Committee).

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APPENDIX B

ARTICLE 4.	SHARES SUBJECT TO THE PLAN

4.1	Number of Shares. Subject to Article 13 hereof, the aggregate number of Shares that may be issued or transferred pursuant to Awards under the Plan shall be 20,000,000 Shares. Subject to Article 13, the aggregate number of Shares that may be issued or transferred pursuant to the exercise of Incentive Stock Options shall be 9,000,000.

(a)	Shares Reissuable under Plan. The following Shares shall again be available for the grant of an Award pursuant to the Plan: (i) Shares that are not issued as a result of the termination, expiration or lapsing of any Award for any reason; and (ii) Shares subject to a Full Value Award that are not issued because the Award is settled in cash. Notwithstanding the provisions of this Section 4.1, no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an Incentive Stock Option.

(b)	Shares Not Reissuable under Plan. Notwithstanding the foregoing, Shares that are repurchased on the open market with the proceeds of the exercise of an Option shall be counted against the maximum number of Shares available for issuance pursuant to Section 4.1 hereof and shall not be returned to the Plan.

(c)	Shares Not Counted Against Share Pool Reserve. To the extent permitted by Applicable Laws, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or an Affiliate shall not be counted against Shares available for grant pursuant to this Plan. Additionally, to the extent permitted by Applicable Laws, in the event that a company acquired by (or combined with) the Company or an Affiliate has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the shareholders of the entities party to such acquisition or combination) may, at the discretion of the Committee, be used for Awards under the Plan in lieu of awards under the applicable pre-existing plan of the other company and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Affiliate in existence prior to such acquisition or combination. The payment of Dividend Equivalent Rights in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan.

4.2	Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market, subject to Section 4.1(b) hereof.

4.3	Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 13, the maximum number of Shares with respect to one or more Performance-Based Awards that may be granted to any one Participant during any calendar year shall be 1,500,000 Shares.

4.4	Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Common Stock to an individual as compensation for services as a Non-Employee Director, together with cash compensation earned by the Non-Employee Director during any calendar year, shall not exceed $800,000 in any calendar year.

ARTICLE 5.	ELIGIBILITY AND PARTICIPATION

5.1	Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan. An Eligible Individual who is subject to taxation in the U.S. and who is providing Services to an Affiliate may be granted Options or SARs under this Plan only if the Company qualifies as an “eligible issuer of service recipient stock” within the meaning of the U.S. Department of Treasury regulations promulgated under Section 409A of the Code.

5.2	Participation. Subject to the provisions of the Plan, the Committee, from time to time, may select from among all Eligible Individuals those to whom Awards shall be granted, and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan and the grant of an Award to an Eligible Individual shall not imply any entitlement to receive future Awards.

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APPENDIX B

ARTICLE 6.	STOCK OPTIONS

6.1	General. The Committee is authorized to grant Options to Eligible Individuals on the following terms and conditions, and the Committee may specify such additional terms and conditions as:

(a)	Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 6.2(c) hereof, the per-Share exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(b)	Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten (10) years. Subject to Section 12.3, the Committee also shall specify the vesting conditions, if any, as it deems appropriate that must be satisfied before all or part of an Option may be exercised. The vesting conditions, if any, may be based on, among other conditions, a Participant’s continued Service, the attainment of performance conditions, or a combination of both.

(c)	Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, including the following methods: (i) cash or check; (ii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date or surrender of attestation equal to the aggregate exercise price of the Shares as to which the Option is to be exercised; (iii) promissory note from a Participant to the Company or a third-party loan guaranteed by the Company (in either case, with such loan bearing interest at no less than such rate as shall then preclude the imputation of interest under the Code); (iv) through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; (v) by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate fair market value that does not exceed the aggregate exercise price (plus withholding taxes, if applicable) and any remaining balance of the aggregate exercise price (and/or applicable withholding taxes) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by Participant in cash or other form of payment approved by the Committee; (vi) other property acceptable to the Committee; or (vii) any combination of the foregoing methods of payment. The Award Agreement will specify the methods of paying the exercise price available to each Participant. The Committee also shall determine the methods by which Shares shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(d)	Exercise of Option.

(i)	Procedure for Exercise; Rights as a Shareholder. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (A) a notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (B) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no dividends or Dividend Equivalent Right shall be paid, and no right to vote or receive dividends or Dividend Equivalent Rights or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.1 of the Plan.

(ii)	Termination of Participant’s Service. If a Participant ceases to provide Service, including as a result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). Unless otherwise provided by the Committee, if on the date of termination of Service the Participant is not vested as to his or her entire Option, the unvested portion of the Option shall be forfeited and the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination of Service, the Participant does not exercise his or her Option within the time specified by the Committee, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan. To the extent the Option is exercisable following a Participant’s death, the Option may be exercised by such persons as may be specified in the Award Agreement, which may include any of the following: (i) the Participant’s designated beneficiary, provided that such designation is permitted under Applicable Laws and that such beneficiary has been designated before the Participant’s death in a form acceptable to the Company; (ii) the Participant’s legal representative or representatives; (iii) the person or persons entitled to do so pursuant to the Participant’s last will and testament; or (iv) if the Participant fails to make testamentary disposition of the Option or dies intestate, by the person or persons entitled to receive the Option pursuant to the applicable laws of descent and distribution.

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APPENDIX B

6.2	Incentive Stock Options. Incentive Stock Options shall be granted only to Employees of the Company or any “subsidiary corporation,” as defined in Section 424(f) of the Code and any applicable U.S. Department of Treasury regulations promulgated thereunder, of the Company, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 6.1 hereof, must comply with the provisions of this Section 6.2.

(a)	Expiration. Subject to Section 6.2(c) hereof, an Incentive Stock Option shall expire and may not be exercised to any extent by anyone after the first to occur of the following events:

(i)	Ten (10) years from the date of grant, unless an earlier time is set in the Award Agreement;

(ii)	Three (3) months after the date of the Participant’s termination of Service on account of any reason other than death or Disability (within the meaning of Section 22(e)(3) of the Code); and

(iii)	One (1) year after the date of the Participant’s termination of Service on account of death or Disability (within the meaning of Section 22(e)(3) of the Code).

(b)	Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed US $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(c)	Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Shares of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five (5) years from the date of grant.

(d)	Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Stock Option within (i) two (2) years from the date of grant of such Incentive Stock Option or (ii) one (1) year after the transfer of such Shares to the Participant.

(e)	Right to Exercise. During a Participant’s lifetime, only the Participant may exercise an Incentive Stock Option.

(f)	Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option. The Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code.

ARTICLE 7.	RESTRICTED STOCK UNITS

7.1	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Individuals in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

7.2	Vesting Conditions. Subject to Section 12.3, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting, if any, as it deems appropriate. The vesting conditions, if any, may be based on among other conditions, a Participant’s continued Service, the attainment of performance conditions, or a combination of both.

7.3	Form and Timing of Payment. The Committee shall specify the settlement date applicable to each grant of Restricted Stock Units, which date shall not be earlier than the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, or such settlement date may be deferred to any later date, subject to compliance with Section 409A of the Code, as applicable. On the settlement date, the Company shall, subject to Section 12.6(a) hereof and satisfaction of applicable Tax-Related Items (as further set forth in Section 16.3 hereof), transfer to the Participant one Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Stock Unit may be made in cash (in an amount reflecting the Fair Market Value of the Shares that otherwise would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case, less applicable Tax-Related Items (as further set forth in Section 16.3 hereof). Until a Restricted Stock Unit is settled, the number of Restricted Stock Units shall be subject to adjustment pursuant to Article 13 hereof.

7.4	Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, any Restricted Stock Units that are not vested as of the date of the Participant’s termination of Service shall be forfeited.

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APPENDIX B

7.5	General Creditors. A Participant who has been granted Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Stock Units.

ARTICLE 8.	RESTRICTED STOCK AWARDS

8.1	Grant of Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Individuals selected by the Committee in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose.

8.2	Purchase Price. At the time of the grant of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Award. The purchase price of Shares acquired pursuant to the Award shall be paid either: (i) in cash at the time of purchase; (ii) at the sole discretion of the Committee, by Service rendered or to be rendered to the Company or an Affiliate; or (iii) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with Applicable Laws.

8.3	Issuance and Restrictions. Subject to Section 12.3 hereof, Restricted Stock shall be subject to such restrictions, if any, on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). The restrictions, if any, may be based on, among other conditions, a Participant’s continued Service, the attainment of performance conditions, or a combination of both. These restrictions, if any, may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

8.4	Dividends. Any dividends that are distributed with respect to Shares of Restricted Stock shall be paid in accordance with the applicable Award Agreement, subject to the provisions of Section 12.4(b).

8.5	Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited.

8.6	Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 9.	STOCK APPRECIATION RIGHTS

9.1	Grant of Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Individuals on the following terms and conditions, and the Committee may specify such additional terms and conditions as:

(a)	Exercise Price. The exercise price per Share subject to a SAR shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price per Share for any SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(b)	Time and Conditions of Exercise. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part; provided that the term of any SAR granted under the Plan shall not exceed ten (10) years. Subject to Section 12.3, the Committee also shall specify the vesting conditions, if any, as it deems appropriate that must be satisfied before all or part of a SAR may be exercised. The vesting conditions, if any, may be based on, among other conditions, a Participant’s continued Service, the attainment of performance conditions, or a combination of both.

(c)	A SAR may not be exercised for a fraction of a Share. A SAR shall be deemed exercised when the Company receives a notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the SAR.

9.2	Tandem Stock Appreciation Rights. A SAR may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option. A SAR granted in connection with an Option will entitle the holder, upon exercise, to surrender the Option or any portion thereof to the extent unexercised, with respect to the number of Shares as to which such SAR is exercised, and to receive payment of an amount computed as described in Section 9.3. The Option shall, to the extent and when surrendered, cease to be exercisable. A SAR granted in connection with an Option hereunder will have an exercise price per share equal to the per share exercise price of the Option, will be exercisable at such time or times, and only to the extent, that the related Option is exercisable, and will expire no later than the related Option expires. If a related Option is exercised in whole or in part, then the SAR related to the Shares purchased terminates as of the date of such exercise.

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APPENDIX B

9.3	Payment and Limitations on Exercise.

(a)	A SAR shall entitle the Participant (or other person entitled to exercise the SAR pursuant to the Plan) to exercise all or a specified portion of the SAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the excess of the aggregate Fair Market Value of the Shares on the date the SAR is exercised over the aggregate exercise price of the SAR, less applicable Tax-Related Items (as further set forth in Section 16.3 hereof), subject to any limitations the Committee may impose.

(b)	Payment of the amounts determined under Section 9.3(a) hereof shall be in cash, in Shares (based on the Fair Market Value of the Shares as of the date the SAR is exercised) or a combination of both, as determined by the Committee in the Award Agreement. To the extent Shares are issued upon exercise of a SAR, the Shares shall be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no dividends or Dividend Equivalent Right shall be paid, and no right to vote or receive dividends or Dividend Equivalent Rights or any other rights as a shareholder shall exist with respect to the Shares subject to a SAR, notwithstanding the exercise of the SAR. The Company shall issue (or cause to be issued) such Shares promptly after the SAR is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.1 of the Plan. The provisions of Section 6.1(d)(ii) regarding the treatment of a termination of the Participant’s Service shall also apply to SARs.

ARTICLE 10.	OTHER SHARE-BASED AWARDS

10.1	Grants of Other Share-Based Awards. Subject to limitation under Applicable Laws, the Committee is authorized under the Plan to grant Awards (other than Options, Restricted Stock Units, Restricted Stock and SARs) to Eligible Individuals subject to the terms and conditions set forth in this Article 10 and such other terms and conditions as may be specified by the Committee that are not inconsistent with the provisions of the Plan and that, by their terms, involve or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise relate to, Shares. The Committee may also grant Shares as a bonus, or may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or other property under the Plan or other plans or compensatory arrangements. The terms and conditions applicable to such other Awards shall be determined from time to time by the Committee and set forth in an applicable Award Agreement. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.

10.2	Exercise Price. The Committee may establish the exercise price, if any, of any Other Share-Based Award granted pursuant to this Article 10; provided that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant for an Award that is intended to be exempt from Section 409A of the Code.

10.3	Form of Payment. Payments with respect to any Awards granted under Section 10.1 shall be made in cash or cash equivalent, in Shares or any combination of the foregoing, as determined by the Committee.

10.4	Vesting Conditions. Subject to Section 12.3, the Committee shall specify the date or dates on which the Awards granted pursuant to this Article 10 shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on, among other vesting conditions, a Participant’s continued Service, the attainment of performance conditions, or a combination of both.

10.5	Term. Except as otherwise provided herein, the Committee shall set, in its discretion, the term of any Award granted pursuant to this Article 10; provided that the term of any Award granted pursuant to this Article 10 shall not exceed ten (10) years.

ARTICLE 11.	PERFORMANCE-BASED AWARDS

11.1	Purpose. If the Committee, in its discretion, decides to grant a Performance-Based Award to an Eligible Individual, the provisions of this Article 11 shall control over any contrary provision contained in Articles 6 through 10; provided that the Committee may in its discretion grant Awards to Eligible Individuals that are based on Performance Criteria or other performance conditions but that do not satisfy the requirements of this Article 11.

11.2	Applicability. This Article 11 shall apply only to those Eligible Individuals selected by the Committee to receive Performance-Based Awards. The designation of an Eligible Individual as a Participant for a Performance Period shall not entitle the Participant, in any manner, to receive an Award for the period. Moreover, the designation of an Eligible Individual as a Participant for a particular Performance Period shall not require designation of such Eligible Individual as a Participant in any subsequent Performance Period and designation of one Eligible Individual as a Participant shall not require designation of any other Eligible Individuals as a Participant in such period or in any other Performance Period.

11.3	Procedures with Respect to Performance-Based Awards. With respect to any Performance-Based Awards, which may be granted to one or more Eligible Individuals, unless determined otherwise by the Committee, the Committee, in writing (a) shall designate one or more Eligible Individuals as eligible for an Award, (b) shall designate the Performance Period over which the Performance Goals shall be measured; (c) shall select the Performance Criteria applicable to the Performance Period, (d) shall establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (e) shall specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Eligible Individuals for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by an Eligible Individual, the Committee shall have the right to adjust or eliminate the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	69

APPENDIX B

11.4	Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be providing Service on the day a Performance-Based Award for the appropriate Performance Period is paid to the Participant. Furthermore, unless otherwise provided in the applicable Award Agreement, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

ARTICLE 12.	PROVISIONS APPLICABLE TO AWARDS

12.1	Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

12.2	Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, not inconsistent with the Plan, which may include, without limitation, the term of an Award, the provisions applicable in the event the Participant’s Service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

12.3	Minimum Vesting Requirements. Notwithstanding any other provision of the Plan, except in connection with Awards granted in connection with assumption or substitution of awards as part of a transaction as contemplated under Section 4.1(c) or Awards that may be settled only in cash, no portion of an Award granted on or after the Effective Date may vest before the first anniversary of the date of grant, subject to accelerated vesting as contemplated under Section 3.3(j) and ARTICLE 13; provided, however, that the Company may grant Awards with respect to up to five percent (5%) of the number of Shares reserved under Section 4.1 as of the Effective Date without regard to the minimum vesting period set forth in this Section 12.3.

12.4	Dividends and Dividend Equivalent Rights.

(a)	Any Participant selected by the Committee may be granted Dividend Equivalent Rights based on the dividends declared on the Shares that are subject to any Restricted Stock Unit or an Other Share-Based Award that is a Full Value Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is vests or is settled, as determined by the Committee and set forth in the applicable Award Agreement. Such Dividend Equivalent Rights shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee.

(b)	To the extent Shares subject to an Award (other than Restricted Stock) are subject to vesting conditions, any Dividend Equivalent Rights relating to such Shares shall either (i) not be paid or credited or (ii) be accumulated and subject to restrictions and risk of forfeiture to the same extent as the underlying Award with respect to which such cash, stock or other property has been distributed. For Shares of Restricted Stock that are subject to vesting, dividends shall be accumulated and subject to any restrictions and risk of forfeiture to which the underlying Restricted Stock is subject.

12.5	Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.

12.6	Stock Certificates; Book Entry Procedures.

(a)	Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise or vesting, as applicable, of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All certificates evidencing Shares delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or local securities or other laws, including laws of jurisdictions outside of the U.S., rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any certificate evidencing Shares to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including, without limitation, a window-period limitation, as may be imposed in the discretion of the Committee.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	70

APPENDIX B

(b)	Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any Applicable Laws, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

12.7	Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website, intranet or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

ARTICLE 13.	CHANGES IN CAPITAL STRUCTURE

13.1	Adjustments.

(a)	In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other similar event or other change related to a corporate event affecting the Shares or the price of the Shares other than an Equity Restructuring, the Committee shall make such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, without limitation, adjustments of the limitations in Sections 4.1 and 4.3 hereof); (b) the terms and conditions of any outstanding Awards (including, without limitation, the number and kind of shares that may be issued, or any applicable performance goals or criteria with respect thereto); and (c) the grant or exercise price per Share for any outstanding Awards under the Plan.

(b)	In the event of any transaction or event described in Section 13.1(a) hereof or any unusual or infrequently occurring items or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in Applicable Laws, regulations or accounting principles, the Committee, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)	to provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.1 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)	to provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)	to make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards;

(iv)	to provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)	to provide that the Award cannot vest, be exercised or become payable after such event.

(c)	In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.1(a) and 13.1(b) hereof:

(i)	the number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted. The adjustments provided under this Section 13.1(c)(i) shall be final and binding on the affected Participant and the Company.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	71

APPENDIX B

(ii)	the Committee shall make such equitable adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, without limitation, adjustments of the limitations in Sections 4.1 and 4.3 hereof).

13.2	Change in Control.

(a)	Notwithstanding Section 13.1 hereof, and provided that any applicable Award Agreement does not expressly preclude the following from applying, if a Change in Control occurs and Awards that vest solely on the Participant’s continued Service are not converted, assumed, substituted or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse and, immediately following the consummation of such Change in Control, all such Awards shall terminate and cease to be outstanding.

(b)	Notwithstanding Section 13.1 hereof, Awards that vest based on the attainment of performance-based conditions shall be subject to the provisions of the Award Agreement governing the impact of a Change in Control, provided that any such provisions in the Award Agreement shall (i) not permit the vesting of Awards at a rate that is greater than the actual level of attainment and/or (ii) provide for pro-rated vesting of the Award based on any reduction to the performance period resulting from the Change in Control.

(c)	Where Awards are assumed or continued after a Change in Control, the Committee may provide that the vesting of one or more Awards will automatically accelerate upon an involuntary termination of the Participant’s employment or service within a designated period following the effective date of such Change in Control. Any such Award shall accordingly, upon an involuntary termination of the Participant’s employment or service in connection with a Change in Control, become fully exercisable and all forfeiture restrictions on such Award shall lapse.

(d)	The portion of any Incentive Stock Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation is not exceeded. To the extent such U.S. dollar limitation is exceeded, the accelerated portion of such Option shall be exercisable as a Non-Statutory Option under the U.S. federal tax laws.

13.3	No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of Shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or the exercise price of any Award.

ARTICLE 14.	EFFECTIVE AND EXPIRATION DATE

14.1	Plan Effective Date. The Plan was approved by the Board on March 4, 2021 and shall become effective on the Effective Date.

14.2	Expiration Date. The Plan will continue in effect until it is terminated by the Board pursuant to Section 15.1 hereof, except that no Incentive Stock Options may be granted under the Plan after the tenth (10th) anniversary on [______________]. Any Awards that are outstanding on the date the Plan terminates shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 15.	AMENDMENT, MODIFICATION, AND TERMINATION

15.1	Amendment, Modification, and Termination. Subject to Section 16.14 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required. Notwithstanding any provision in this Plan to the contrary, absent approval of the shareholders of the Company, and except as permitted by Article 13, no Option or SAR may be amended to reduce the per-Share exercise price of the Shares subject to such Option or SAR below the per-Share exercise price as of the date the Option or SAR is granted and (a) no Option or SAR may be granted in exchange for, or in connection with, the cancellation, surrender or substitution of an Option or SAR having a higher per-Share exercise price and (b) no Option or SAR may be cancelled in exchange for, or in connection with, the payment of a cash amount or another Award at a time when the Option or SAR has a per-Share exercise price that is higher than the Fair Market Value of a Share.

15.2	Awards Previously Granted. Except with respect to amendments made or other actions taken pursuant to Section 16.14 hereof or any amendment or other action with respect to an outstanding Award that may be required or desirable to facilitate compliance with Applicable Laws, as determined by the Committee in its sole discretion, no termination, amendment, or modification of the Plan shall affect adversely, in any material way, any Award previously granted pursuant to the Plan without the prior written consent of the Participant; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	72

APPENDIX B

ARTICLE 16.	GENERAL PROVISIONS

16.1	No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

16.2	No Shareholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award, including the right to vote or receive dividends, until the Participant becomes the record owner of such Shares, notwithstanding the exercise of an Option or SAR or vesting of another Award.

16.3	Tax-Related Items. The Company or any Affiliate, as applicable, shall have the authority to require a Participant to remit to the Company or an Affiliate, an amount sufficient to satisfy the withholding obligations for Tax-Related Items or to take such other action as may be necessary or appropriate in the opinion of the Company or an Affiliate, as applicable, to satisfy withholding obligations for Tax-Related Items, including one or a combination of the following: (a) withholding from the Participant’s wages or other cash compensation payable to the Participant by the Company or an Affiliate; (b) withholding from the proceeds of the sale of Shares acquired pursuant to an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Participant’s behalf, without need of further authorization; or (c) in the Committee’s sole discretion, by withholding Shares otherwise issuable under an Award (or allowing the return of Shares) sufficient, as determined by the Committee in its sole discretion, to satisfy such Tax-Related Items. No Shares shall be delivered pursuant to an Award to any Participant or other person until the Participant or such other person has made arrangements acceptable to the Committee to satisfy the withholding obligations for Tax-Related Items.

16.4	No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s Service at any time, nor confer upon any Participant any right to continue in the Service of the Company or any Affiliate.

16.5	Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

16.6	Indemnification. To the extent allowable pursuant to Applicable Laws, each member of the Committee and the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

16.7	Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Affiliate, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

16.8	Expenses. The expenses of administering the Plan shall be borne by the Company and/or its Affiliates.

16.9	Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

16.10	Fractional Shares. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

16.11	Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Laws, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	73

APPENDIX B

16.12	Government and Other Regulations. The obligation of the Company to make payment of awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies, including government agencies in jurisdictions outside of the U.S., in each case as may be required or as the Company deems necessary or advisable. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any Applicable Laws in the U.S. or in a jurisdiction outside of the U.S. or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participant. The Company shall be under no obligation to register, pursuant to the Securities Act or otherwise, any offering of Shares issuable under the Plan. If, in certain circumstances, the Shares paid pursuant to the Plan may be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

16.13	Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Indiana.

16.14	Section 409A. Except as provided in Section 16.15 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and U.S. Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the date an Award is granted the Committee determines that the Award may be subject to Section 409A of the Code and related U.S. Department of Treasury guidance (including such guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section or mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical.

16.15	No Representations or Covenants with respect to Tax Qualification. Although the Company may endeavor to (a) qualify an Award for favorable or specific tax treatment under the laws of the U.S. (e.g., Incentive Stock Options under Section 422 of the Code) or jurisdictions outside of the U.S. or (b) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 16.14 hereof. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company or any Affiliate based on matters covered by Section 409A of the Code, including the tax treatment of any Awards, and neither the Company nor any Affiliate will have any liability under any circumstances to the Participant or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A of the Code, is not so exempt or compliant or for any action taken by the Committee with respect thereto.

16.16	Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy adopted by the Company providing for the recovery of Awards, shares, proceeds, or payments to Participants in the event of fraud or as required by Applicable Laws or governance considerations or in other similar circumstances.

16.17	Severability. If any provision of the Plan or the application of any provision hereof to any person or circumstance is held to be invalid or unenforceable, the remainder of the Plan and the application of such provision to any other person or circumstance shall not be affected, and the provisions so held to be unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

ELANCO ANIMAL HEALTH INCORPORATED – Proxy Statement	74

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NAME	
THE COMPANY NAME INC. - COMMON	
THE COMPANY NAME INC. - CLASS A	
THE COMPANY NAME INC. - CLASS B	
THE COMPANY NAME INC. - CLASS C	
THE COMPANY NAME INC. - CLASS D	
THE COMPANY NAME INC. - CLASS E	
THE COMPANY NAME INC. - CLASS F	
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CONTROL # → 0000000000000000

SHARES
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
123,456,789,012.12345
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123,456,789,012.12345

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The Board of Directors recommends you vote FOR each of the following nominees:

1. Election of Directors

Nominees	For	Against	Abstain
1a. William F. Doyle	☐	☐	☐
1b. Art A. Garcia	☐	☐	☐
1c. Denise Scots-Knight	☐	☐	☐
1d. Jeffrey N. Simmons	☐	☐	☐

The Board of Directors recommends you vote FOR each of the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

ELANCO ANIMAL HEALTH INCORPORATED
This proxy is solicited on behalf of the Board of Directors
Annual Meeting of Shareholders
May 19, 2021, 8:00 a.m. Eastern Time
Via Internet at www.virtualshareholdermeeting.com/ELAN2021

The shareholder(s) hereby appoint(s) Jinee Majors and Catherine Powell, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Elanco Animal Health Incorporated held of record by the undersigned on March 15, 2021, at the Annual Meeting of Shareholders to be held at 8:00 a.m. Eastern Time on May 19, 2021, or at any adjournments or postponements thereof. All previous proxies are hereby revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THE PROXIES SHALL VOTE: (i) FOR THE ELECTION OF EACH NOMINEE LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS, (ii) FOR PROPOSAL NOS. 2, 3 AND 4, AND (iii) IN THEIR DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY

Continued and to be signed on reverse side

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